                                                                EXHIBIT 10.10




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                                CREDIT AGREEMENT


                                      among

                         FSC SEMICONDUCTOR CORPORATION,

                      FAIRCHILD SEMICONDUCTOR CORPORATION,


                                 VARIOUS BANKS,


                             BANKERS TRUST COMPANY,
                            as ADMINISTRATIVE AGENT,


                           CREDIT SUISSE FIRST BOSTON,
                              as SYNDICATION AGENT,


                                       and


                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             as DOCUMENTATION AGENT


                       ----------------------------------

                           Dated as of March 11, 1997

                       ----------------------------------


                                  $195,000,000

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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION 1.  Amount and Terms of Credit....................................  1
      1.01  The Commitments...............................................  1
      1.02  Minimum Amount of Each Borrowing..............................  4
      1.03  Notice of Borrowing...........................................  4
      1.04  Disbursement of Funds.........................................  5
      1.05  Notes.........................................................  6
      1.06  Conversions...................................................  8
      1.07  Pro Rata Borrowings...........................................  8
      1.08  Interest......................................................  9
      1.09  Interest Periods.............................................. 10
      1.10  Increased Costs, Illegality, etc.............................. 11
      1.11  Compensation.................................................. 13
      1.12  Change of Lending Office...................................... 14
      1.13  Replacement of Banks.......................................... 14

SECTION 2.  Letters of Credit............................................. 16
      2.01  Letters of Credit............................................. 16
      2.02  Letter of Credit Requests..................................... 17
      2.03  Letter of Credit Participations............................... 18
      2.04  Agreement to Repay Letter of Credit Drawings.................. 20
      2.05  Increased Costs............................................... 21

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment......... 22
      3.01  Fees.......................................................... 22
      3.02  Voluntary Termination of Unutilized Commitments............... 23
      3.03  Mandatory Reduction of Commitments............................ 24

SECTION 4.  Prepayments; Payments; Taxes.................................. 25
      4.01  Voluntary Prepayments......................................... 25
      4.02  Mandatory Repayments and Commitment Reductions................ 26
      4.03  Method and Place of Payment................................... 35
      4.04  Net Payments; Taxes........................................... 35


                                       (i)
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                                                                          Page
                                                                          ----

SECTION 5.  Conditions Precedent to Loans................................. 37
      5.01  Execution of Agreement; Notes................................. 37
      5.02  Fees, etc..................................................... 38
      5.03  Opinions of Counsel........................................... 38
      5.04  Corporate Documents; Proceedings; etc......................... 38
      5.05  Employee Benefit Plans; Shareholders' Agreements;
              Management Agreements; Debt Agreements; Acquisition
              Documents; Tax Sharing Agreements........................... 38
      5.06  Consummation of Recapitalization Transaction.................. 39
      5.07  Senior Subordinated Notes..................................... 41
      5.08  Repayment of Purchase Price Note.............................. 41
      5.09  Indebtedness.................................................. 41
      5.10  Subsidiaries Guaranty......................................... 42
      5.11  Pledge Agreement.............................................. 42
      5.12  Security Agreement............................................ 42
      5.13  Mortgages; Title Insurance; Surveys; etc...................... 43
      5.14  Consent Letter................................................ 44
      5.15  Adverse Change, etc........................................... 44
      5.16  Litigation.................................................... 44
      5.17  Solvency Certificate; Environmental Analyses; Insurance....... 45
      5.18  Pro Forma Balance Sheet; Financial Statements;
              Projections................................................. 45

SECTION 6.  Conditions Precedent to All Credit Events..................... 45
      6.01  No Default; Representations and Warranties.................... 45
      6.02  Notice of Borrowing; Letter of Credit Request................. 46

SECTION 7.  Representations, Warranties and Agreements.................... 46
      7.01  Corporate Status.............................................. 46
      7.02  Corporate Power and Authority................................. 47
      7.03  No Violation.................................................. 47
      7.04  Governmental Approvals........................................ 47
      7.05  Financial Statements; Financial Condition; Undisclosed
              Liabilities; Projections; etc............................... 48
      7.06  Litigation.................................................... 49
      7.07  True and Complete Disclosure.................................. 49
      7.08  Use of Proceeds; Margin Regulations........................... 50
      7.09  Tax Returns and Payments...................................... 50
      7.10  Compliance with ERISA......................................... 50
      7.11  The Security Documents........................................ 52



                                      (ii)

                                                                          Page
                                                                          ----

      7.12  Representations and Warranties in Documents................... 53
      7.13  Properties.................................................... 53
      7.14  Capitalization................................................ 54
      7.15  Subsidiaries.................................................. 54
      7.16  Compliance with Statutes, etc................................. 54
      7.17  Investment Company Act........................................ 55
      7.18  Public Utility Holding Company Act............................ 55
      7.19  Environmental Matters......................................... 55
      7.20  Labor Relations............................................... 56
      7.21  Patents, Licenses, Franchises and Formulas.................... 56
      7.22  Indebtedness.................................................. 56
      7.23  Transaction................................................... 56
      7.24  Special Purpose Corporations.................................. 57

SECTION 8.  Affirmative Covenants......................................... 57
      8.01  Information Covenants......................................... 57
      8.02  Books, Records and Inspections................................ 61
      8.03  Maintenance of Property; Insurance............................ 62
      8.04  Corporate Franchises.......................................... 63
      8.05  Compliance with Statutes, etc................................. 63
      8.06  Compliance with Environmental Laws............................ 63
      8.07  ERISA......................................................... 64
      8.08  End of Fiscal Years; Fiscal Quarters.......................... 66
      8.09  Performance of Obligations.................................... 66
      8.10  Payment of Taxes.............................................. 66
      8.11  Ownership of Subsidiaries..................................... 66
      8.12  Additional Security; Further Assurances; Surveys.............. 66
      8.13  Interest Rate Protection...................................... 68
      8.14  Foreign Subsidiaries Security................................. 69

SECTION 9.  Negative Covenants............................................ 70
      9.01  Liens......................................................... 70
      9.02  Consolidation, Merger, Purchase or Sale of Assets, etc........ 73
      9.03  Dividends..................................................... 74
      9.04  Indebtedness.................................................. 75
      9.05  Advances, Investments and Loans............................... 77
      9.06  Transactions with Affiliates.................................. 79
      9.07  Capital Expenditures.......................................... 80
      9.08  Consolidated Interest Coverage Ratio.......................... 81


                                      (iii)

                                                                          Page
                                                                          ----

      9.09  Consolidated Fixed Charge Coverage Ratio...................... 81
      9.10  Maximum Leverage Ratio........................................ 82
      9.11  Limitation on Modifications of Indebtedness;
              Modifications of Certificate of Incorporation,
              By-Laws and Certain Other Agreements; etc................... 82
      9.12  Limitation on Certain Restrictions on Subsidiaries............ 83
      9.13  Limitation on Issuance of Capital Stock....................... 84
      9.14  Limitation on Creation of Subsidiaries........................ 84
      9.15  Business...................................................... 84
      9.16  Designated Senior Indebtedness................................ 85

SECTION 10.  Events of Default............................................ 85
      10.01  Payments..................................................... 85
      10.02  Representations, etc......................................... 85
      10.03  Covenants.................................................... 85
      10.04  Default Under Other Agreements............................... 85
      10.05  Bankruptcy, etc.............................................. 86
      10.06  ERISA........................................................ 86
      10.07  Security Documents........................................... 87
      10.08  Guaranty..................................................... 88
      10.09  Judgments.................................................... 88
      10.10  Change of Control............................................ 88

SECTION 11.  Definitions and Accounting Terms............................. 89
      11.01  Defined Terms................................................ 89

SECTION 12.  The Agents...................................................120
      12.01  Appointment..................................................120
      12.02  Nature of Duties.............................................121
      12.03  Lack of Reliance on the Agents...............................121
      12.04  Certain Rights of the Agents.................................121
      12.05  Reliance.....................................................122
      12.06  Indemnification..............................................122
      12.07  Each Agent in its Individual Capacity........................122
      12.08  Holders......................................................122
      12.09  Resignation by the Agents....................................123

SECTION 13.  Miscellaneous................................................123
      13.01  Payment of Expenses, etc.....................................123



                                      (iv)
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                                                                          Page
                                                                          ----

      13.02  Right of Setoff..............................................125
      13.03  Notices......................................................125
      13.04  Benefit of Agreement.........................................125
      13.05  No Waiver; Remedies Cumulative...............................127
      13.06  Payments Pro Rata............................................128
      13.07  Calculations; Computations...................................128
      13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
              VENUE; WAIVER OF JURY TRIAL.................................129
      13.09  Counterparts.................................................130
      13.10  Effectiveness................................................130
      13.11  Headings Descriptive.........................................131
      13.12  Amendment or Waiver; etc.....................................131
      13.13  Survival.....................................................133
      13.14  Domicile of Loans............................................133
      13.15  Limitation on Additional Amounts, Etc........................133
      13.16  Confidentiality..............................................134
      13.17  Register.....................................................134
      13.18  Certain Prior Documents......................................135

SECTION 14.  Holdings Guaranty............................................135
      14.01  The Holdings Guaranty........................................135
      14.02  Bankruptcy...................................................136
      14.03  Nature of Liability..........................................136
      14.04  Independent Obligation.......................................136
      14.05  Authorization................................................137
      14.06  Reliance.....................................................138
      14.07  Subordination................................................138
      14.08  Waiver.......................................................138
      14.09  Maximum Liability............................................139


                                       (v)

SCHEDULE I Commitments (Sections 3.02, 4.01, 11.01 ["Bank"; "Revolving Loan Commitment"; "Tranche A Term Loan Commitment"; "Tranche B Term Loan Commitment"], 13.04(b))
SCHEDULE II    Bank Addresses (Section 13.03)
SCHEDULE III   Real Property (Sections 5.13(a), 7.11(c), 7.13)
SCHEDULE IV    Existing Liens (Section 9.01(iii))
SCHEDULE V     Existing Indebtedness (Sections 5.09, 7.22,
               9.04(iii))
SCHEDULE VI    Insurance (Section 8.03(a))
SCHEDULE VII   ERISA (Section 7.10)
SCHEDULE VIII  Subsidiaries (Sections 7.15, 11.01
               ["Subsidiary Assignor"; "Subsidiary Guarantor"])
SCHEDULE IX    Labor Relations (Section 7.20)
SCHEDULE X     Projections (Sections 7.05(d), 7.22)
SCHEDULE XI    Securities (Section 7.14)
SCHEDULE XII   Organization Chart (Section 7.15)

EXHIBIT A      Notice of Borrowing (Section 1.03(a))
EXHIBIT B-1    Tranche A Term Note (Section 1.05(a))
EXHIBIT B-2    Tranche B Term Note (Section 1.05(a))
EXHIBIT B-3    Revolving Note (Section 1.05(a))
EXHIBIT B-4    Swingline Note (Section 1.05(a))
EXHIBIT C      Letter of Credit Request (Section 2.02(a))
EXHIBIT D      Section 4.04(b)(ii) Certificate (Section 4.04(b)(ii))
EXHIBIT E      Opinion of Dechert Price & Rhoads (Section 5.03)
EXHIBIT F      Officers' Certificate (Section 5.04(a))
EXHIBIT G      Subsidiaries Guaranty (Section 5.10)
EXHIBIT H      Pledge Agreement (Section 5.11)
EXHIBIT I      Security Agreement (Section 5.12)
EXHIBIT J      Consent Letter (Section 5.14)
EXHIBIT K      Solvency Certificate (Section 5.17)
EXHIBIT L      Assignment and Assumption Agreement (Sections 1.13,
               13.04(b), 13.17 ["Assignment and Assumption
               Agreement"])
EXHIBIT M      Subordination Provisions


                                      (vi)

            CREDIT AGREEMENT, dated as of March 11, 1997, among FSC SEMICONDUCTOR CORPORATION, a Delaware corporation ("Holdings"), FAIRCHILD SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Borrower"), the Banks party hereto from time to time, BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent"), CREDIT SUISSE FIRST BOSTON, as Syndication Agent (in such capacity, the "Syndication Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE, as Documentation Agent (in such capacity, the "Documentation Agent" and, together with the Syndication Agent and the Administrative Agent, each an "Agent" and collectively the "Agents") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H :

            WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. Amount and Terms of Credit.

            1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche A Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each, a "Tranche A Term Loan" and, collectively, the "Tranche A Term Loans") to the Borrower, which Tranche A Term Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Tranche A Term Loans pursuant to Section 1.06) and (ii) shall be made by each Bank in that initial aggregate principal amount as is equal to the Tranche A Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(ii)). Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

            (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche B Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each, a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the Borrower, which Tranche B Term Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Tranche B Term Loans pursuant to Section 1.06) and (ii) shall be made by each Bank in that initial aggregate principal amount as is equal to the Tranche B Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(c)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(c)(ii)). Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

            (c) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees, at any time and from time to time after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) no Revolving Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 14th day after the Initial Borrowing Date and (2) the Syndication Date, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the sum of
(I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time and
(iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

            (d) Subject to and upon the terms and conditions herein set forth, the Swingline Bank in its individual capacity agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Adjusted Total Revolving Loan Commitment on such date), (iv) shall not exceed at any time outstanding the Maximum Swingline Amount and (v) shall not be extended if the Swingline Bank receives a written notice from any Agent or the Required Banks that has not been rescinded that there is a Default or an Event of Default in existence hereunder.

            (e) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the other Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each Bank's Adjusted Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of
Section 10) and the proceeds thereof shall be applied directly to the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

            1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of any Tranche of Term Loans shall not be less than $5,000,000. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than (x) in the case of a Borrowing of Eurodollar Loans, $5,000,000 and (y) in the case of a Borrowing of Base Rate Loans, $1,000,000, provided that Mandatory Borrowings shall be made in the amounts required by
Section 1.01(e). The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $250,000 and, if greater, shall be in an integral multiple of $100,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans.

            1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) in the case of a Borrowing of Eurodollar Loans and 12:00 Noon (New York time) in the case of a Borrowing of Base Rate Loans on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute Tranche A Term Loans, Tranche B Term Loans or Revolving Loans and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b)(i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Bank not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(e).

            (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the Swingline Bank, as the case may be, in good faith to be from the Chairman of the Board, the President, the Treasurer, any Assistant Treasurer or any Controller of the Borrower (or any other officer of the Borrower designated in writing to the Administrative Agent and the Swingline Bank by the Chairman of the Board, the President or the Treasurer as being authorized to give such notices under this Agreement) prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's and the Swingline Bank's record of the terms of such telephonic notice of such Borrowing of Loans.

            1.04 Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in
Section 1.01(e)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks (for Loans other than Swingline Loans, prior to 1:00 P.M. (New York time) on such day, to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York time) on such day). Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

            1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The Tranche A Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date (or, in the case of Tranche A Term Notes issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche A Term Loan made by such Bank on the Initial Borrowing Date (or, in the case of Tranche A Term Notes issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of the Tranche A Term Loan of such Bank on the date of the issuance thereof) and be payable in the principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The Tranche B Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date (or, in the case of Tranche B Term Notes issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche B Term Loan made by such Bank on the Initial Borrowing Date (or, in the case of Tranche B Term Notes issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of the Tranche B Term Loan of such Bank on the date of the issuance thereof) and be payable in the principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date (or, in the case of Revolving Notes issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and
4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (e) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Bank and be dated the Initial Borrowing Date (or, in the case of any Swingline Note issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date,
(v) bear interest as provided in the appropriate clause of Section

1.08 in respect of the Base Rate Loans evidenced thereby and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

            (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

            1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring on or after the earlier of (1) the 14th day after the Initial Borrowing Date and (2) the Syndication Date, all or a portion equal to at least (x) in the case of a conversion of Term Loans, $5,000,000 and (y) in the case of a conversion of Revolving Loans, $5,000,000 (or $1,000,000 if in the case of a conversion into Base Rate Loans), of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that (i) if for any reason whatsoever any Euro-dollar Loans are converted into Base Rate Loans on a day which is not the last day of an Interest Period applicable to the Loans being converted, the Borrower shall pay all amounts owing in connection therewith as required by
Section 1.11, (ii) no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $5,000,000, (iii) unless the Required Banks otherwise specifically agree in writing, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Eurodollar Borrowings than is permitted under Section
1.02 and (v) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least (x) in the case of a conversion to Eurodollar Loans, three Business Days' prior notice and (y) in the case of a conversion to Base Rate Loans, one Business Day's prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

            1.07 Pro Rata Borrowings. All Borrowings of Tranche A Term Loans, Tranche B Term Loans and Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Tranche A Term Loan Commitments, Tranche B Term Loan Commitments or Revolving Loan Commitments, as the case may be, provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks pro rata on the basis of their Adjusted Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

            1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

            (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

            (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period, provided that:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

           (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

             (v) unless the Required Banks otherwise specifically agree in writing, no Interest Period may be selected at any time when a Default or Event of Default is then in existence;

            (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

           (vii) no Interest Period in respect of any Borrowing of Tranche A Term Loans or Tranche B Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term

      Loans will be required to be made under Section 4.02(b) or (c), as the case may be, if the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, then outstanding less the aggregate amount of such required prepayment.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

             (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, or any franchise tax based on the net income or profits of such Bank, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, and/or (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable) pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for and the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If at any time after the date of this Agreement any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, in each case introduced or changed after the date hereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable), pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for and calculation of such additional amounts.

            1.11 Compensation. The Borrower shall, subject to the provisions of
Section 13.15 (to the extent applicable), compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment

(including any repayment made pursuant to Section 4.02 or a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

            1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.05 and 4.04.

            1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings,
(y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to either replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent or, at the option of the Borrower, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment provided by the Replacement Bank or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Bank is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Term Loans of such Bank in respect of each Tranche where the consent of such Bank would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Bank, provided that
(i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement
Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only
(a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans or (b) the outstanding Term Loans of one or more Tranches, the outstanding Term Loans of the respective Tranche or Tranches) of, and in each case (except for the replacement of only the outstanding Term Loans of one or more Tranches of the respective Bank) participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum (without duplication) of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only (I) the Revolving Loan Commitment, the outstanding Revolving Loans or (II) the Term Loans of one or more Tranches, the outstanding Term Loans of such Tranche or Tranches) of the Replaced Bank, (B) except in the case of the replacement of only the outstanding Term Loans of one or more Tranches of a Replaced Bank, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Bank) pursuant to Section 3.01 and (y) except in the case of the replacement of only the outstanding Term Loans of one or more Tranches of a Replaced Bank, the respective Issuing Bank an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Bank which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Term Loans or a Revolving Loan Commitment hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank and (y) in the case of a replacement of a Defaulting Bank with a Non-Defaulting Bank, the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

            SECTION 2. Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and
(y) for the account of the Borrower and for the benefit of sellers of goods or materials to the Borrower or any of its Subsidiaries, an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such commercial letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries.

            (b) Subject to the terms and conditions contained herein, the Administrative Agent hereby agrees that it will (and at the Borrower's request each other Issuing Bank may, at its option, agree that it will), at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of sellers of goods or materials as referenced in Section 2.01(a), provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it; or

           (ii) such Issuing Bank shall have received notice from any Bank prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.02(b).

            (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $25,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and then outstanding and Swingline Loans then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment at such time, (ii) each Letter of Credit shall be denominated in Dollars, (iii) each Letter of Credit shall by its terms terminate
(x) in the case of Standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be automatically extendable for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Bank thereof) and (B) the tenth Business Day prior to the Revolving Loan Maturity Date, and
(y) in the case of Trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) the date which is 30 days prior to the Revolving Loan Maturity Date and (iv) the Stated Amount of each Letter of Credit upon issuance shall be not less than $100,000 or such lesser amount as is acceptable to the respective Issuing Bank.

            2.02 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6, as applicable, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon the issuance of or amendment to any Standby Letter of Credit, such Issuing Bank shall promptly notify each Bank of such issuance or amendment and such notice shall be accompanied by a copy of the issued Standby Letter of Credit or amendment, as the case may be. For Trade Letters of Credit on which the Issuing Bank is other than the Administrative Agent, the Issuing Bank will send to the Administrative Agent by facsimile transmission, promptly on the first Business Day of each week, the daily aggregate Stated Amount of Trade Letters of Credit issued by such Issuing Bank and outstanding during the preceding week. The Administrative Agent shall deliver to each Bank, after each calendar month end and upon each payment of the Letter of Credit Fee, a report setting forth for the relevant period the daily aggregate Stated Amount of all outstanding Trade Letters of Credit during such period.

            2.03 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or 13.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

            (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.04(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

            (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall forward such payment to the Administrative Agent, which in turn shall distribute to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

            (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.04 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), no later than three Business Days after the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the fifth Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

            (b) The obligations of the Borrower under this Section 2.04 to reimburse the respective Issuing Bank with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower.

            2.05 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant, or any franchise tax based on the net income or profits of such Bank or Participant, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to
Section 4.04(a), then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent) and subject to the provisions of
Section 13.15 (to the extent applicable), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

            SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

            3.01 Fees. (a) The Borrower agrees to pay the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from the Effective Date to and including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to 1/2 of 1% per annum on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

            (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Revolving Loans maintained as Eurodollar Loans on the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily average Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500, it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, $500 will be paid toward the next year's Facing Fees for such Letter of Credit, which amount shall be credited in direct order to the Facing Fees which would otherwise be payable with respect to such Letter of Credit in the succeeding annual period. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

            (d) The Borrower shall pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

            (e) The Borrower shall pay to each of the Agents, for their own account, such other fees as have been agreed to in writing by the Borrower and the Agents.

            3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least one Business Day's prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Revolving Loan Commitment, provided that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank with such a Commitment and (ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted Percentage of the aggregate principal amount of Swingline Loans then outstanding.

            (b) In the event of certain refusals by a Bank as provided in
Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, subject to the requirements of said Section 13.12(b) and upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), terminate all of the Revolving Loan Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, fees and all other amounts, owing to such Bank (other than amounts owing in respect of any Tranche of Term Loans maintained by such Bank, if such Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Bank continues to have outstanding Term Loans hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

            3.03 Mandatory Reduction of Commitments. (a) The Total Commitments (and the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on April 2, 1997 unless the Initial Borrowing Date shall have occurred on or prior to such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment (and the Tranche A Term Loan Commitment of each Bank) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the Tranche A Term Loans on such date) and (ii) prior to the termination of the Total Tranche A Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Bank) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the Tranche B Term Loans on such date) and (ii) prior to the termination of the Total Tranche B Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

            (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory prepayment of Term Loans pursuant to Section 4.02(d) through (h), inclusive, is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

            (f) Each reduction to the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

            SECTION 4. Prepayments; Payments; Taxes.

            4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 1:00 P.M. (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 12:00 Noon (New York time)) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $250,000 in the case of Swingline Loans) or such lesser amount of a Borrowing which is outstanding, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $5,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; (iv) in the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon 5 Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (iv) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time

Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (iv) have been obtained; (v) each voluntary prepayment of Term Loans pursuant to this Section 4.01 (except pursuant to preceding clause (iv)) shall be applied to the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (based upon the then outstanding principal amount of Tranche A Term Loans and Tranche B Term Loans); and (vi) except as expressly provided in preceding clause (iv), each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Loans comprising such Borrowing; provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this
Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank. Each prepayment of principal of any Tranche of Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans pro rata based upon the then remaining principal amounts of the Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto.

            4.02 Mandatory Repayments and Commitment Reductions. (a)(i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall prepay principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent.

            (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

            (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "Tranche A Scheduled Repayment," and each such date, a "Tranche A Scheduled Repayment Date"):

      Tranche A
      Scheduled Repayment Date                       Amount
      ------------------------                       ------

      The last Business Day of
         May, 1997                                 $2,500,000

      The last Business Day of
         August, 1997                              $2,500,000

      The last Business Day of
         November, 1997                            $2,500,000

      The last Business Day of
         February, 1998                            $2,500,000

      The last Business Day of
         May, 1998                                 $2,500,000

      The last Business Day of
         August, 1998                              $2,500,000

      The last Business Day of
         November, 1998                            $2,500,000

      The last Business Day of
         February, 1999                            $2,500,000

      The last Business Day of
         May, 1999                                 $3,250,000

      The last Business Day of
         August, 1999                              $3,250,000

      The last Business Day of
         November, 1999                            $3,250,000

      The last Business Day of
         February, 2000                            $3,250,000

      Tranche A
      Scheduled Repayment Date                       Amount
      ------------------------                       ------

      The last Business Day of
         May, 2000                                 $4,000,000

      The last Business Day of
         August, 2000                              $4,000,000

      The last Business Day of
         November, 2000                            $4,000,000

      The last Business Day of
         February, 2001                            $4,000,000

      The last Business Day of
         May, 2001                                 $6,500,000

      The last Business Day of
         August, 2001                              $6,500,000

      The last Business Day of
         November, 2001                            $6,500,000

      Tranche A Term Loan
         Maturity Date                             $6,500,000

            (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "Tranche B Scheduled Repayment," and each such date, a "Tranche B Scheduled Repayment Date"):

      Tranche B
      Scheduled Repayment Date                   Amount
      ------------------------                   ------

      The last Business Day of
         May, 1997                              $250,000

      The last Business Day of
         August, 1997                           $250,000

      Tranche B
      Scheduled Repayment Date                   Amount
      ------------------------                   ------

      The last Business Day of
         November, 1997                         $250,000

      The last Business Day of
         February, 1998                         $250,000

      The last Business Day of
         May, 1998                              $250,000

      The last Business Day of
         August, 1998                           $250,000

      The last Business Day of
         November, 1998                         $250,000

      The last Business Day of
         February, 1999                         $250,000

      The last Business Day of
         May, 1999                              $250,000

      The last Business Day of
         August, 1999                           $250,000

      The last Business Day of
         November, 1999                         $250,000

      The last Business Day of
         February, 2000                         $250,000

      The last Business Day of
         May, 2000                              $250,000

      The last Business Day of
         August, 2000                           $250,000

      The last Business Day of
         November, 2000                         $250,000

      The last Business Day of
         February, 2001                         $250,000

      Tranche B
      Scheduled Repayment Date                   Amount
      ------------------------                   ------

      The last Business Day of
         May, 2001                              $250,000

      The last Business Day of
         August, 2001                           $250,000

      The last Business Day of
         November, 2001                         $250,000

      The last Business Day of
         February, 2002                         $250,000

      The last Business Day of
         May, 2002                              $10,000,000

      The last Business Day of
         August, 2002                           $10,000,000

      The last Business Day of
         November, 2002                         $10,000,000

      Tranche B Term Loan
         Maturity Date                          $10,000,000

            (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any sale or issuance of its equity (other than (i) proceeds received on or prior to the Initial Borrowing Date as a result of the Equity Contribution and (ii) cash proceeds received from sales or issuances of equity to employees, officers or directors of Holdings or any of its Subsidiaries so long as all such cash proceeds are, substantially concurrently with the receipt of such cash proceeds, used to repurchase outstanding shares of common stock (or options to purchase common stock) of Holdings pursuant to clause (x) of the proviso to Section 9.03(ii) or, to the extent the cash proceeds are not so utilized, so long as the aggregate amount of cash proceeds excluded pursuant to this clause (ii) does not exceed $10,000,000) an amount equal to 100% of the cash proceeds of the respective sale or issuance (net of underwriting discounts and commissions and other direct costs associated therewith, including, without limitation, legal fees and expenses) shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Section 4.02(i) and (j), provided that (i) in the case of an Initial

Public Offering, only 50% of the net cash proceeds thereof, if any, in excess of $50,000,000 shall be applied as a mandatory repayment as set forth under this
Section 4.02(d) and (ii) the proceeds of any issuance of options, warrants or other equity as part of a unit in connection with any issuance of Indebtedness shall be treated as cash proceeds from the issuance of Indebtedness and applied as a mandatory repayment as set forth under Section 4.02(e).

            (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date), an amount equal to the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith including, without limitation, legal fees and expenses) of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(i) and (j).

            (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives proceeds from any sale of assets (including capital stock and securities held thereby, but excluding
(i) sales or transfers of inventory in the ordinary course of business, (ii) sales or transfers of assets in accordance with Sections 9.02(v) and (vi) as originally in effect, (iii) sales of assets between the Borrower and its Wholly-Owned Subsidiaries and/or sales of assets between Wholly-Owned Subsidiaries of the Borrower, in each case to the extent permitted by Section 9.02, (iv) the sale or other disposition of equipment in the ordinary course of business to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that it intends to reinvest such Net Sale Proceeds in replacement equipment within 270 days after the respective date of sale or disposition and (v) any other sale of assets so long as, and to the extent that, the aggregate amount of Net Sale Proceeds from all sales of assets excluded pursuant to this clause (v) during the respective fiscal year of the Borrower in which the Net Sale Proceeds are received does not exceed $5,000,000), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(i) and (j). To the extent any Net Sale Proceeds are not required to be applied pursuant to this Section 4.02(f) as a result of clause (iv) contained in the parenthetical appearing in the first sentence of this

Section 4.02(f), then on the 270th day after the date of the respective sale or disposition, the Net Sale Proceeds of the respective sale or disposition shall be applied as otherwise required by this Section 4.02(f) (determined without regard to clause (iv) contained in the parenthetical appearing in this first sentence of this Section 4.02(f)) to the extent not actually used as contemplated by said clause (iv) by said 270th day.

            (g) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount equal to 75% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(i) and (j); provided, however, that after the time (the "Excess Cash Flow Conversion Time") that the principal of Term Loans have been repaid, and/or the Total Revolving Loan Commitment has been permanently reduced, in the aggregate amount of $25,000,000 solely as a result of this Section 4.02(g) (or pursuant to Section 3.03(e) as a result of this Section 4.02(g)), an amount equal to 50% (rather than 75%) of such Excess Cash Flow shall be applied pursuant to this clause (g).

            (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including without limitation legal costs and expenses, and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Initial Borrowing Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(i) and (j), provided that (x) so long as no Default or Event of Default then exists and such proceeds do not exceed $2,500,000, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and to the extent that (a) the amount of such proceeds exceeds $2,500,000, (b) the amount of such proceeds, together with other cash available to the Borrower and permitted to be spent by it on Capital Expenditures during the relevant period pursuant to Section 9.07 (without regard to Section 9.07(c) in the case of such other cash), equals 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably request and (c) the Borrower has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(h) in the form described in clause (x) above and also certifying (I) its determination as required by preceding clause (b) and (II) that, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, the Borrower has (and will continue to maintain) business interruption insurance at levels, and in scope of coverage, which are at least as great as the amount for such insurance as is set forth in
Schedule VI, then the entire amount of the proceeds of such Recovery Event and not just the portion in excess of $2,500,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent and the Borrower (or, in the case of a Foreign Subsidiary, with any other lending institution reasonably satisfactory to the Administrative Agent and the Borrower and located in the jurisdiction of such Foreign Subsidiary, it being understood and agreed that the Secured Creditors shall have no security interest in the funds so deposited by a Foreign Subsidiary) whereby such proceeds shall be disbursed to the Borrower or its respective Subsidiary from time to time as needed to pay actual costs incurred by it or required to be advanced by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such reasonable certification requirements as may be established by the Administrative Agent), provided further that (except in the case of funds deposited by a Foreign Subsidiary as described above) at any time while an Event of Default has occurred and is continuing, the Required Banks may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement, and provided further, that if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either (A) not so used or committed to be so used within one year after the date of the respective Recovery Event or (B) if committed to be used within one year after the date of receipt of such proceeds of such Recovery Event and not so used within two years after the date of the respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date which is the first anniversary of the date of the respective Recovery Event in the case of clause (A) above or the date occurring two years after the date of the respective Recovery Event in the case of clause (B) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(i) and (j).

            (i) Each amount required to be applied to Term Loans (or to the Total Term Loan Commitment) pursuant to Sections 4.02(d), (e), (f), (g) and (h) shall be applied pro rata to each Tranche of Term Loans based upon the then remaining principal amounts of the respective Tranches (with each Tranche of Term Loans to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator of which is the then outstanding principal amount of such Tranche of Term Loans (or, if the Initial Borrowing Date has not yet occurred, the aggregate Term Loan Commitments of the Banks with respect to such Tranche) and the denominator of which is equal to the then outstanding principal amount of all Term Loans (or, if the Initial Borrowing Date has not yet occurred, the then Total Term Loan Commitment)). Any amount required to be applied to any Tranche of Term Loans pursuant to Sections 4.02(d), (e), (f), (g) and (h) shall be applied to repay the outstanding principal amount of Term Loans of the respective Tranche then outstanding (or, if the Initial Borrowing Date has not yet occurred, to reduce the Total Tranche A Term Loan Commitment or Total Tranche B Term Loan Commitment, as the case may
be). The amount of each principal repayment of Term Loans (and the amount of each reduction to the Term Loan Commitments) made as required by Sections 4.02(d), (e), (f), (g) and (h) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche pro rata based upon the then remaining principal amounts of the Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto.

            (j) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans comprising a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

            (k) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 Net Payments; Taxes. (a) All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the United States of America, the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

           (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

           (c) If the Borrower pays any additional amount under this Section
4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Bank shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such Tax Benefit; provided, however, that (i) such Bank shall not be required to make any payment under this Section 4.04 (c) if an Event of Default shall have occurred and be continuing; (ii) any Taxes that are imposed on a Bank as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Bank that otherwise would not have expired) of any Tax Benefit with respect to which such Bank has made a payment to the Borrower pursuant to this Section 4.04 (c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Bank pursuant to this Section 4.04 without any exclusions or defenses; and (iii) nothing in this Section 4.04 (c) shall require the Bank to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

           SECTION 5. Conditions Precedent to Loans. The obligation of each Bank to make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

           5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Tranche A Term Note, Tranche B Term Note and/or Revolving Note executed by the Borrower, and to the Swingline Bank the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

            5.02 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Agents and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the respective Agents and the Banks to the extent then due.

            5.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Dechert Price & Rhoads, special counsel to Holdings and its Subsidiaries, an opinion addressed to each of the Agents and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and (ii) from local counsel satisfactory to the Agents, opinions each of which (x) shall be addressed to each of the Agents and each of the Banks and dated the Initial Borrowing Date,
(y) shall be in form and substance satisfactory to the Agents and the Required Banks and (z) shall cover the perfection of the security interests granted pursuant to the Security Agreement and the Mortgages and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

            5.04 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the Chairman of the Board, the President, any Vice President or the Treasurer of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

            (b) All corporate and legal proceedings and all material instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which any Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            5.05 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Debt Agreements; Acquisition Documents; Tax Sharing Agreements. On the Initial Borrowing Date, there shall have been made available for review by the Agents and the Banks true and correct copies of the following documents:

            (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report

      (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, if any, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, if any, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings or any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans");

            (ii) all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

            (iii) all agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements");

            (iv) all agreements evidencing or relating to Indebtedness of Holdings or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Debt Agreements"); and

            (v) all tax sharing, tax allocation and other similar agreements entered into by Holdings, the Borrower or any of their respective Subsidiaries (collectively, the "Tax Sharing Agreements");

      all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Debt Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Agents and shall be in full force and effect on the Initial Borrowing Date.

            5.06 Consummation of Recapitalization Transaction. (a) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agents and the Banks true and correct copies of the Recapitalization Documents with those Recapitalization Documents delivered to the Agents on or before January 24, 1997 to be in the form so delivered with such changes thereto or waivers therefrom to be satisfactory to the Agents and the Required Banks, and with all other Recapitalization Documents to be in form and substance satisfactory to the Agents and the Required Banks. All Recapitalization Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. All conditions precedent to the consummation of the Recapitalization Transaction as set forth in the Recapitalization Documents shall have been satisfied, and not waived except with the consent (which will not be unreasonably withheld) of each Agent and the Required Banks, to the satisfaction of each Agent and the Required Banks. The Recapitalization Transaction shall have been, or shall substantially contemporaneously (and in any event on the Initial Borrowing Date) be, consummated in accordance with the Recapitalization Documents and all applicable law (excluding immaterial violations of law which could not reasonably be expected to have, in the aggregate for all such violations, a material adverse effect on the consummation of the Recapitalization Transaction or on the operations, financial condition or prospects of the Business, taken as a whole).

            (b) On or prior to the Initial Borrowing Date, NSC shall have transferred the Purchased Assets and the Assumed Liabilities to the Borrower, and the Borrower shall have accepted the Purchased Assets and assumed the Assumed Liabilities, pursuant to the Asset Purchase Agreement in exchange for the Purchase Price Note and 100 shares of Borrower Common Stock (collectively, the "Asset Transfer").

            (c) On or prior to the Initial Borrowing Date, NSC shall have transferred all of the capital stock of the Borrower and approximately $12.8 million in cash to Holdings, in exchange for 11,667 shares of Holdings Series A Preferred Stock, 2,340,000 shares of Holdings Common Stock and the Seller Note in the principal amount of $77 million.

            (d) On or prior to the Initial Borrowing Date, Holdings shall have received (in addition to the equity contributions pursuant to preceding clause
(c)) as equity contributions (x) approximately $58.2 million of cash from Sterling, in return for which Holdings shall have issued to Sterling 52,889 shares of Holdings Series A Preferred Stock and 10,608,000 shares of Holdings Common Stock and (y) approximately $6.8 million of cash from the Management Investors (although the aggregate amount of cash received from the equity contributions pursuant to this clause (d) shall be required to equal at least $64.9 million), in return for which Holdings shall have issued to such Management Investors 5,444 shares of Holdings Series A Preferred Stock and 2,652,000 shares of Holdings Common Stock.

            (e) On or prior to the Initial Borrowing Date, Holdings shall have contributed (the "Holdings Contribution") all cash proceeds received by it pursuant to the transactions described in clauses (c) and (d) above to the common equity capital of the Borrower. On or prior to the Initial Borrowing Date, the Borrower shall have used all such cash proceeds to make payments owing in connection with the Recapitalization Transaction before utilizing any proceeds of Loans pursuant to this Agreement for such purpose.

            5.07 Senior Subordinated Notes. (a) On or prior to the Initial Borrowing Date, the Borrower shall have received aggregate gross cash proceeds of $300,000,000 from the issuance of Senior Subordinated Notes. All terms and conditions of the Senior Subordinated Notes and the documentation with respect thereto (including, without limitation, the maturity thereof, the interest rate applicable thereto, and the required repayments with respect thereto, the covenants, events of default and subordination provisions with respect thereto, and the interest rate payable with respect thereto) shall be consistent with the term sheet for the Senior Subordinated Notes (the "Senior Subordinated Notes Term Sheet") which was delivered to the Agents on or before January 24, 1997, and shall otherwise be in form and substance, and pursuant to documentation in form and substance, reasonably satisfactory to each Agent and the Required Banks. To the extent that any of the terms and conditions of the Senior Subordinated Notes are worse, from the perspective of the Borrower or the Banks, than those described in the Senior Subordinated Notes Term Sheet, such terms and conditions shall be required to be satisfactory to each Agent. On or prior to the Initial Borrowing Date, each Bank shall have received copies of all agreements entered into, or proposed to be entered into, in respect of all of the foregoing, certified on behalf of the Borrower as true and complete by an authorized officer of the Borrower, and each of the foregoing shall be in the form delivered to the Agents prior to January 24, 1997, with such changes thereto as are reasonably acceptable to the Agents.

            (b) On or prior to the Initial Borrowing Date, the Borrower shall have used all cash proceeds (net of any underwriting commissions, fees or other expenses) described in preceding clause (a) to make payments owing in connection with the Recapitalization Transaction before utilizing any proceeds of Loans pursuant to this Agreement for such purpose. The cash proceeds received on or prior to the Initial Borrowing Date from the Senior Subordinated Notes, when added to the cash proceeds of the Equity Contribution plus the aggregate principal amount of Tranche A Term Loans, Tranche B Term Loans and Revolving Loans incurred on the Initial Borrowing Date, shall be sufficient to effect the Recapitalization Transaction and to pay all fees and expenses in connection therewith.

            5.08 Repayment of Purchase Price Note. (a) On or prior to the Initial Borrowing Date, the Borrower shall have repaid the Purchase Price Note in full in cash.

            5.09 Indebtedness. Each element of the Transaction shall have been consummated to the reasonable satisfaction of the Agents. After giving effect to the consummation of the Transaction, Holdings, the Borrower and their respective Subsidiaries shall have no outstanding Indebtedness except (i) the Senior Subordinated Notes, (ii) the Seller Note, (iii) the Loans and (iv) such other indebtedness, if any, as shall be permitted to remain outstanding by the Agents and the Required Banks and which is listed on Schedule V hereto.

            5.10 Subsidiaries Guaranty. To the extent any Subsidiary Guarantors exist on the Initial Borrowing Date, each such Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiaries Guaranty on such date.

            5.11 Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee, all the Pledged Securities, if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

            5.12 Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

            (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

            (b) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing;

            (c) evidence of execution for post-closing filing and recordation of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by such Security Agreement; and

            (d) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

            5.13 Mortgages; Title Insurance; Surveys; etc. On the Initial Borrowing Date, the Collateral Agent shall have received:

            (a) fully executed counterparts of mortgages or deeds to secure debt in each case in form and substance reasonably satisfactory to the Agents (each, a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall cover such of the Real Property owned or leased by the Borrower or any Domestic Subsidiary as shall be designated as such on Schedule III (each, a "Mortgaged Property" and, collectively, the "Mortgaged Properties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien, subject only to Permitted Encumbrances, on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

            (b) mortgagee title insurance policies on each Mortgaged Property issued by (x) with respect to the Borrower's Real Property located in West Jordan, Utah, Lawyers Title Insurance Company and (y) with respect to the Borrower's Real Property located in South Portland, Maine, First American Title Insurance Company, or such other title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts satisfactory to the Agent and the Required Banks assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Agents and the Required Banks and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its reasonable discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request; and

            (c) copies of appraisals prepared for tax allocation purposes for each Mortgaged Property, which appraisals shall be prepared by Ernst & Young, shall value the buildings on a depreciated cost basis and on a continuing use basis and shall otherwise be in form and substance reasonably satisfactory to each Agent and the Required Banks.

            5.14 Consent Letter. On the Initial Borrowing Date, the Administrative Agent shall have received a letter from Corporation Service Company, presently located at 500 Central Avenue, Albany, New York 12206, substantially in the form of Exhibit J, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 13.08.

            5.15 Adverse Change, etc. (a) On the Initial Borrowing Date, there shall not have occurred or been threatened since May 26, 1996 any material adverse change (or a series of adverse changes) constituting a material adverse change in the business, property, financial condition or prospects of the Business taken as a whole.

            (b) On or prior to the Initial Borrowing Date, all necessary material governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction, the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transaction or the transactions contemplated by this Agreement.

            (c) There shall not have occurred and be continuing a "market disruption event" since January 24, 1997. As used in this clause (c), "market disruption event" shall mean (w) any suspension or limitation of trading in securities generally on the New York Stock Exchange (not including any suspension or limitation of trading in any particular security as a result of computerized trading limits), or any setting of minimum prices for trading on such exchange, (x) any banking moratorium declared by U.S. Federal or New York authorities, (y) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency or (z) any other material adverse change in bank or capital market conditions that has had a material adverse effect on the syndication of bank credit facilities or the consummation of high yield offerings. The Borrower shall have fully cooperated in the syndication efforts, including, without limitation, by promptly providing the Agents with all information deemed necessary by them to successfully complete the syndication.

            5.16 Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to the Transaction or this Agreement or any documentation executed in connection therewith, or which could reasonably be expected to have a materially adverse effect on the Transaction or the busi-ness, property, assets, condition (financial or otherwise) or prospects of the Borrower, or the Borrower and its Subsidiaries taken as a whole (after giving effect to the Transaction).

            5.17 Solvency Certificate; Environmental Analyses; Insurance. On or before the Initial Borrowing Date, the Borrower shall cause to be delivered to the Administrative Agent (i) a solvency certificate from the chief financial officer of each of Holdings and the Borrower in the form of Exhibit K hereto, which shall be addressed to each Agent and each of the Banks and dated the Initial Borrowing Date, setting forth the conclusion that, after giving effect to the Transaction and the incurrence of all the financings contemplated herein, each of Holdings and its Subsidiaries taken as a whole and the Borrower, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond their ability to pay debts as they mature, (ii) environmental and hazardous substance analyses with respect to the properties of Holdings and its Subsidiaries, the results of which shall be in scope, and in form and substance satisfactory to the Agents and the Required Banks (it being acknowledged and agreed that the environmental and hazardous substance analyses furnished to the Agents on or prior to January 24, 1997 are in form and substance satisfactory to the Agents and the Required Banks) and (iii) certificates of insurance complying with the requirements of Section 8.03 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without 30 days prior written notice by the insurer to the Collateral Agent.

            5.18 Pro Forma Balance Sheet; Financial Statements; Projections. On or prior to the Initial Borrowing Date, the Agents shall have received copies of the financial statements (including the pro forma financial statements) and Projections referred to in Sections 7.05(a) and (d).

            SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Initial Borrowing Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(e)), and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

            6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (excluding Swingline Loans), the Administrative Agent shall have received the notice required by Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Bank shall have received the notice required by
Section 1.03(b)(i).

            (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

            The acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Agents and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Agents.

            SECTION 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction as consummated on the Initial Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            7.01 Corporate Status. Holdings, the Borrower and each of their respective Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            7.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of Holdings, the Borrower or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings, the Borrower or any of their respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (excluding, in the case of the Recapitalization Documents, from the foregoing clauses (i) and (ii) such immaterial violations, which in no event shall violate the provisions of this Agreement or otherwise be reasonably expected to have (x) a material adverse effect on (I) the Transaction or (II) the rights or remedies of the Agents or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Agents and the Banks or (y) a Material Adverse Effect) or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings, the Borrower or any of their respective Subsidiaries.

            7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made or, in the case of any filings or recordings in respect of the Security Documents executed on the Initial Borrowing Date, will be made within 10 days thereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of (x) any Recapitalization Document by any Credit Party or (y) any Credit Document or (ii) the legality, validity, binding effect or enforceability of (x) any Recapitalization Document with respect to any Credit Party or (y) any Credit Document.

            7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The audited combined balance sheets of the Business as of May 28, 1995 and May 26, 1996, and the related combined statements of operations for each of the years in the three year period ended May 26, 1996 and the unaudited combined balance sheets of the Business as of November 24, 1996, and the related combined statements of operations for the six month period ended November 24, 1996, in each case furnished to the Banks prior to the Effective Date pursuant to Section 5.18, present fairly the combined assets, liabilities and business equity of the Business at the respective dates of such balance sheets and its combined revenues less direct expenses before taxes for each of the years in the three year period ended May 26, 1996 or the six month period ended November 24, 1996, as the case may be, on the basis described in Note 1 to the financial statements audited by KPMG Peat Marwick, LLP, in conformity with generally accepted accounting principles. Furthermore, all pro forma financial statements or information contained in the Offering Circular have been prepared by management of the Borrower from the historical financial statements referenced above, to reflect adjustments as if the Transaction had occurred on the dates provided in the Offering Circular, based on assumptions that management of the Borrower, on the Initial Borrowing Date, believes are reasonable in the circumstances.

            (b) (i) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and all other transactions contemplated by the Documents and to all Indebtedness (including the Loans) being incurred or assumed, and Liens created by each Credit Party in connection therewith, with respect to Holdings and the Borrower, individually, and each such Person and its Subsidiaries taken as a whole, (x) the sum of the assets, at a fair valuation, of each such Person, individually, and each such Person and its Subsidiaries taken as a whole, will exceed its or their debts; (y) it has not incurred and does not intend to incur, nor believes that it will incur, debts beyond its ability to pay such debts as such debts mature; and (z) it will have sufficient capital with which to conduct its business. For purposes of this
Section 7.05(b), "debt" means any liability on a claim and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be adversely material to the Business or Holdings and its Subsidiaries taken as a whole or the Borrower. As of the Initial Borrowing Date, none of the Credit Parties knows of any basis for the assertion against it of any liability or obligation of any nature that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could be materially adverse to Holdings and its Subsidiaries taken as a whole or the Borrower.

            (d) On and as of the Initial Borrowing Date, the Projections set forth on Schedule X hereto which have been delivered to the Administrative Agent and the Banks on or prior to the Initial Borrowing Date have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a), and are based on good faith estimates and assumptions believed by management of Holdings to be reasonable and attainable as of the date of such Projections, and there are no statements or conclusions in any of the Projections which are based upon or include information known to Holdings or any of its Subsidiaries to be misleading or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, Holdings believes that the Projections were reasonable and attainable.

            (e) After giving effect to the Transaction (but for this purpose assuming that the Transaction had occurred prior to May 26, 1996), since May 26, 1996 there has been (x) if this representation is being made (or deemed made) on or prior to the Initial Borrowing Date, no material adverse change in the operations, properties, financial condition or prospects of the Business, Holdings and its Subsidiaries taken as a whole or the Borrower and (y) if this representation is being made (or deemed made) at any time after the Initial Borrowing Date, no Material Adverse Effect.

            7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings and the Borrower, threatened (i) with respect to any Credit Document or (ii) that could reasonably be expected to have a Material Adverse Effect.

            7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Holdings or the Borrower in writing to any of the Agents or any Bank (including, without limitation, all information contained in the Documents or in the Offering Circular) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holdings or the Borrower in writing to any of the Agents or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

            7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans shall be used by the Borrower (i) to effect the Recapitalization Transaction and (ii) to pay fees and expenses related to the Recapitalization Transaction.

            (b) All proceeds of all Revolving Loans and all Swingline Loans incurred after the Initial Borrowing Date shall be used for the Borrower's general corporate and working capital purposes (excluding the purposes described in preceding Section 7.08(a)).

            (c) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            7.09 Tax Returns and Payments. Each of Holdings and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles. Holdings and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries which could be reasonably expected to have a Material Adverse Effect. As of the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

            7.10 Compliance with ERISA. (i) Schedule VII sets forth, as of the Initial Borrowing Date, each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; to the best knowledge of Holdings or any Subsidiary of Holdings, all contributions required to be made with respect to a Plan have been or will be timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; to the best knowledge of Holdings or any Subsidiary of Holdings, no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; to the best knowledge of Holdings or any Subsidiary of Holdings, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the best knowledge of Holdings or any Subsidiary of Holdings, expected or threatened; using actuarial assumptions and computation methods consistent with
Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $200,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

            (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been or will be timely made. Neither Holdings nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. Except as otherwise disclosed in Note 4 to the financial statements audited by KPMG Peat Marwick, LLP, as described in Section 7.05(a), the excess of the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings' most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, over the current value of the assets of each such Foreign Pension Plan allocable to such benefit liabilities does not, in the aggregate, have a Material Adverse Effect.

            7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings, if this representation is being made more than 10 days after the Initial Borrowing Date, have been made), create a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens, to the extent a security interest in such collateral can be perfected by the filing of a financing statement. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective when recorded or filed (which recordings or filings, if this representation is being made more than 10 days after the Initial Borrowing Date, have been made), under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective when recorded or filed (which recordings or filings, if this representation is being made more than 10 days after the Initial Borrowing Date, have been made) under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each of the Credit Parties party to the Security Agreement has good and valid title to all Security Agreement Collateral described therein, free and clear of all Liens except those described above in this clause (a).

            (b) The security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

            (c) The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). Schedule III contains a true and complete list of each parcel of Real Property owned or leased by the Borrower and its Subsidiaries on the Effective Date, and the type of interest therein held by the Borrower or such Subsidiary. The Borrower and each of its Subsidiaries have good and indefeasible title to all fee-owned Mortgaged Properties and valid leasehold title to all Leaseholds, in each case free and clear of all Liens except those described in the first sentence of this subsection (c).

            7.12 Representations and Warranties in Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made), provided that to the extent the representations and warranties in the Recapitalization Documents are made by Persons other than the Credit Parties and the CVC Permitted Holders, then the representations and warranties so made by such Persons shall be deemed to be true and correct in all material respects for purposes of this Section 7.12 unless the aggregate effect of all misrepresentations made by such Persons in the Recapitalization Documents are such as would evidence a material adverse change in the operations, properties, condition (financial or otherwise) or prospects of the Business from that which would have applied if all representations made by such Persons in the Recapitalization Documents had been true and correct in all respects.

            7.13 Properties. Holdings, the Borrower and each of their respective Subsidiaries have good and valid title to all properties owned by them, including all property reflected in the most recent balance sheet of the Business referred to in Section 7.05(a) and in the pro forma balance sheet referred to in Section 5.18 (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business), free and clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) Permitted Liens otherwise permitted by

Section 9.01. On the Effective Date, Schedule III sets forth a true and complete description of all Real Property owned or leased by the Borrower and/or its Subsidiaries and sets forth the direct owner or lessee thereof.

            7.14 Capitalization. (a) On the Initial Borrowing Date and after giving effect to the Transaction, the authorized capital stock of Holdings shall consist of 30,000,000 shares of Class A Holdings Common Stock, 7,300,000 of which shall be issued and outstanding, 30,000,000 shares of Class B Holdings Common Stock, 8,300,000 of which shall be issued and outstanding, and 70,000 shares of Holdings Series A Preferred Stock, all of which shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights, except for the preemptive rights set forth in the Securities Purchase and Holders Agreement. Except as set forth on Schedule XI, on the Initial Borrowing Date, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (b) On the Initial Borrowing Date and after giving effect to the Transaction, the authorized capital stock of the Borrower shall consist of 1,000 shares of Borrower Common Stock, 100 of which shall be issued and outstanding and delivered for pledge pursuant to the Pledge Agreement. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Initial Borrowing Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            7.15 Subsidiaries. After giving effect to the Transaction, Holdings will have no Subsidiaries other than the Borrower and its Subsidiaries. After giving effect to the Transaction, the Borrower will have no Subsidiaries other than (i) those Subsidiaries listed on Schedule VIII and (ii) new Subsidiaries created in compliance with Section 9.14. An accurate organization chart, showing the ownership structure of Holdings and each of its Subsidiaries on the Initial Borrowing Date, and after giving effect to the Transaction, is set forth on
Schedule XII.

            7.16 Compliance with Statutes, etc. Each of Holdings, the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.17 Investment Company Act. None of Holdings, the Borrower or any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7.18 Public Utility Holding Company Act. None of Holdings, the Borrower or any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.19 Environmental Matters. (a) Holdings, the Borrower and each of their respective Subsidiaries have complied with, and on the date of each Credit Event will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of Holdings and the Borrower after due inquiry, past or threatened Environmental Claims against Holdings, the Borrower or any of their respective Subsidiaries or any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries. There are no facts, circumstances, conditions or occurrences in respect of any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries that, to the best knowledge of Holdings or the Borrower after due inquiry, could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings, the Borrower or any of their respective Subsidiaries or any such Real Property, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings, the Borrower or any of their respective Subsidiaries under any applicable Environmental Law.

            (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials, to the best knowledge of Holdings and the Borrower, have not been Released on or from any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law.

            (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a Material Adverse Effect.

            7.20 Labor Relations. Except as set forth on Schedule IX, none of Holdings, the Borrower nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on Holdings and its Subsidiaries taken as a whole or the Borrower and there is (i) no unfair labor practice complaint pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them,
(ii) no strike, labor dispute, slowdown or stoppage pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against Holdings, the Borrower or any of their respective Subsidiaries and (iii) to the best knowledge of Holdings and the Borrower, no union representation proceeding is pending with respect to the employees of Holdings or the Borrower or any of their respective Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

            7.21 Patents, Licenses, Franchises and Formulas. Each of Holdings, the Borrower and their respective Subsidiaries owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or obtain which, as the case may be, would be reasonably likely to result in a Material Adverse Effect.

            7.22 Indebtedness. Schedule V sets forth a true and complete list of all Indebtedness (excluding (i) the Senior Subordinated Notes, (ii) the Seller Note and (iii) the Loans and Letters of Credit) of Holdings, the Borrower and their respective Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

            7.23 Transaction. At the time of consummation thereof, the Transaction shall have been consummated in all material respects in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation of the Transaction, all necessary material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the occurrence of any Credit Event or the performance by Holdings or the Borrower of its obligations under the respective Credit Documents. All actions taken by Holdings and the Borrower pursuant to or in furtherance of the Transaction have been taken in all material respects in compliance with the respective Documents and all applicable laws.

            7.24 Special Purpose Corporations. Holdings was formed for the purpose of effecting the Recapitalization Transaction and, prior to the consummation thereof, had no material assets or liabilities except in connection therewith. Holdings engages in no business activities other than the employment of management of the Borrower, except in connection with its ownership of the capital stock of the Borrower and liabilities incident thereto.

            SECTION 8. Affirmative Covenants. Holdings and the Borrower hereby covenant and agree that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

            8.01 Information Covenants. Holdings and/or the Borrower will furnish to the Administrative Agent (with sufficient copies for each of the Banks) and the Administrative Agent will promptly thereafter furnish to each
Bank:

            (a) Monthly Reports. Within 30 days after the end of each fiscal month of Holdings, the consolidated balance sheets of Holdings and its consolidated Subsidiaries (and Unrestricted Subsidiaries to the extent required to be consolidated with Holdings for financial reporting purposes in accordance with GAAP) as at the end of such month and the related consolidated statements of income (including consolidating income statements by each of the Borrower's Logic, Memory and

      Discrete Power and Signal Technologies Business Units, as well as booking, billing and backlog information related to such Business Units) and retained earnings and statement of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior fiscal year.

            (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of Holdings, (i) the consolidated and consolidating balance sheets of Holdings and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income (including consolidating income statements by each of the Borrower's Logic, Memory and Discrete Power and Signal Technologies Business Units, as well as booking, billing and backlog information related to such Business Units) and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, after the delivery of the first budget pursuant to
      Section 8.01(e), and the budgeted figures for such quarterly periods as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by the Chief Financial Officer or Treasurer of Holdings, subject to normal year-end audit adjustments and
      (ii) management's discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods.

            (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of Holdings, (i) the consolidated and consolidating balance sheets of Holdings and its consolidated Subsidiaries (and Unrestricted Subsidiaries to the extent required to be consolidated with Holdings for financial reporting purposes in accordance with GAAP) as at the end of such fiscal year and the related consolidated and consolidating statements of income (including consolidating income statements by each of the Borrower's Logic, Memory and Discrete Power and Signal Technologies Business Units, as well as booking, billing and backlog information related to such Business Units) and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified (x) in the case of such consolidated financial statements, by KPMG Peat Marwick, LLP, or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (y) in the case of such consolidating financial statements, by the Chief Financial Officer or Treasurer of Holdings, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

            (d) Management Letters. Promptly after the receipt thereof by Holdings, the Borrower or any of their respective Subsidiaries, a copy of any "management letter" received by any such Person from its certified public accountants and the management's responses thereto.

            (e) Budgets. No later than 30 days following the commencement of the first day of each fiscal year of Holdings, a budget in form satisfactory to the Agents (including budgeted statements of income by each of the Borrower's Logic, Memory and Discrete Power and Signal Technologies Business Units and sources and uses of cash and balance sheets) prepared by Holdings for (x) each of the twelve months of such fiscal year prepared in detail and (y) each of the five years immediately following such fiscal year prepared in summary form, in each case, of Holdings and its Subsidiaries, accompanied by the statement of the Chief Financial Officer or Treasurer of Holdings to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

            (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(a), (b) and (c), a certificate of the Chairman of the Board, the President, Chief Financial Officer or the Treasurer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of Holdings, (x) set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 4.02(f), (g) and (h) (but with respect to Section 4.02(g) only to the extent delivered with the financial statements required by Sections 8.01(c)), 9.05, 9.07 and 9.08 through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be and (y) if delivered with the financial statements required by Section 8.01(c), set forth the amount of Excess Cash Flow for the respective Excess Cash Payment Period.

            (g) Notice of Default or Litigation. Promptly, and in any event within three Business Days in the case of item (i) below or five Business Days in the case of item (ii) below after an officer of Holdings or the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against Holdings, the Borrower or any of their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any Indebtedness in excess of $2,500,000 of Holdings, the Borrower or any of their respective Subsidiaries or (z) with respect to any Document.

            (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which Holdings, the Borrower or any of their respective Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

            (i) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an officer of Holdings, the Borrower or any of their respective Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters which occurs after the Initial Borrowing Date, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

                  (i) any Environmental Claim pending or threatened in writing against Holdings, the Borrower or any of their respective Subsidiaries or any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries;

                  (ii) any condition or occurrence on or arising from any Real
            Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries that (a) results in noncompliance by Holdings, the Borrower or any of their respective Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings, the Borrower or any of their respective Subsidiaries or any such Real Property;

                  (iii) any condition or occurrence on any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by

            Holdings, the Borrower or any of their respective Subsidiaries of such Real Property under any Environmental Law; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event Holdings and/or the Borrower shall deliver to the Administrative Agent all material notices received by it or any of their respective Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

      All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings', the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Banks with copies of all material communications with any government or governmental agency and all material communications with any Person (other than Holdings', the Borrower's or any Subsidiary's attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.01(i), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Banks.

            (j) Annual Meetings with Banks. At the request of Administrative Agent, Holdings shall within 120 days after the close of each fiscal year of Holdings hold a meeting at a time and place selected by Holdings and acceptable to the Agents with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

            (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings, the Borrower or their respective Subsidiaries as any Agent (whether acting on its own or at the request of any Bank) may reasonably request in writing.

            8.02 Books, Records and Inspections. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, permit officers and designated representatives of any of the Agents or any Bank to visit and inspect, during regular business hours and under guidance of officers of Holdings, the Borrower or such Subsidiary, any of the properties of Holdings and the Borrower or such Subsidiary, and to examine the books of account of Holdings and the Borrower or such Subsidiary and discuss the affairs, finances and accounts of Holdings, the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as such Agent or such Bank may request.

            8.03 Maintenance of Property; Insurance. (a) Schedule VI sets forth a true and complete listing of all insurance maintained by Holdings, the Borrower and their respective Subsidiaries as of the Effective Date. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to,
(i) keep all property necessary in its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, Holdings and the Borrower will at all times cause insurance of the types described in Schedule VI to be maintained (with the same scope of coverage as that described in Schedule VI) at levels which are at least as great as the respective amount described opposite the respective type of insurance on
Schedule VI under the column headed "Minimum Amount Required to be Maintained".

            (b) Holdings and the Borrower will, and will cause their respective Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings, the Borrower or any of their respective Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured), (ii) shall state that such insurance policies shall not be cancelled without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributing mortgage clause endorsement in favor of the Collateral Agent with respect to hazard liability insurance, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of Holdings, the Borrower or any of their respective Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent.

            (c) If Holdings, the Borrower or any of their respective Subsidiaries shall fail to maintain all insurance in accordance with this
Section 8.03, or if Holdings, the Borrower or any of their respective Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon thirty days advance notice to Holdings, the Borrower or any of their respective Subsidiaries, as the case may be, to procure such insurance and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent as the case may be, for all costs and expenses of procuring such insurance.

            8.04 Corporate Franchises. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents used in its business; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets, consolidations or mergers by or involving Holdings, the Borrower or any of their respective Subsidiaries in accordance with Section 9.02, (ii) the withdrawal by Holdings, the Borrower or any of their respective Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect or
(iii) the abandonment by Holdings, the Borrower or any of their respective Subsidiaries of any rights, franchises, licenses and patents that the Borrower reasonably determines are not useful to its business.

            8.05 Compliance with Statutes, etc. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.06 Compliance with Environmental Laws. (a) Holdings and the Borrower will comply, and will cause each of their respective Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, will within a reasonable time-period pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. None of Holdings, the Borrower nor any of their respective Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property or otherwise in connection with their businesses.

            (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided, that such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Administrative Agent or the Required Banks reasonably believe that Holdings, the Borrower or any such Real Property is not in compliance with Environmental Law and such circumstances could reasonably be expected to have a Material Adverse Effect, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against Holdings, the Borrower or any such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

            8.07 ERISA. As soon as reasonably possible and, in any event, within ten (10) days after Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings or the Borrower will deliver to each of the Banks a certificate of the chief financial officer of Holdings or the Borrower setting forth the full details as to such occurrence and the action, if any, that Holdings, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings or the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate will or may reasonably expect to incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings, the Borrower, or any of their respective Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Upon request, the Borrower will deliver to any of the Banks (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by Holdings, the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

            8.08 End of Fiscal Years; Fiscal Quarters. Holdings shall cause (i) each of its, and each of its Subsidiaries', fiscal years to end on the Sunday closest to the last day in May of each year and (ii) its fiscal quarters to end in a manner consistent therewith.

            8.09 Performance of Obligations. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.10 Payment of Taxes. Each of Holdings and the Borrower will pay and discharge, and will cause each of their respective Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i), provided, that none of Holdings, the Borrower nor any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

            8.11 Ownership of Subsidiaries. Holdings shall at all times own 100% of the outstanding capital stock of the Borrower. The Borrower shall directly or indirectly own (except to the extent permitted by Section 9.13(b)(iii)) 100% of the capital stock of each Subsidiary of Holdings other than the Borrower.

            8.12 Additional Security; Further Assurances; Surveys. (a) Holdings and the Borrower will, and will cause each of their respective Domestic Wholly-Owned Subsidiaries to, grant to the Collateral Agent security interests and mortgages (an "Additional Mortgage") in such Real Property (excluding leaseholds of Real Property where the fair market value of the respective leasehold interest is less than $1,000,000) of Holdings, the Borrower or any of their respective Domestic Wholly-Owned Subsidiaries as are not covered by the original Mortgages, to the extent acquired after the Effective Date, and as may be requested from time to time by the Administrative Agent or the Required Banks (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the Mortgages delivered to the Administrative Agent on the Effective Date or in such other form as is reasonably satisfactory to the Administrative Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 9.01 at the time of perfection thereof. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

            (b) Holdings and the Borrower will, and will cause each of their respective Domestic Wholly-Owned Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.12. Additionally, upon the request of the Collateral Agent or the Required Banks, Holdings and the Borrower shall take, or cause to be taken, action as may be requested in order to perfect (or maintain the perfection of) the security interests (or take any analogous actions under the applicable provisions of local law in order to protect such security interests) in any Collateral located outside the U.S., in each case to the extent such actions are permitted to be taken under the laws of the applicable jurisdictions and so long as no Default or Event of Default exists, the requested actions will not result in any material costs (including additional taxes) or material burdens in the conduct of the Borrower's business, in each case in relation to the benefit to be received. Furthermore, Holdings and the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section
8.12 has been complied with.

            (c) Holdings and the Borrower agree to cause each Domestic Wholly-Owned Subsidiary established or created in accordance with Section 9.14 to execute and deliver, (i) in the case of the first such Subsidiary so established or created (unless a Subsidiaries Guaranty has been executed and delivered prior to such date pursuant to Section 5.10), the Subsidiaries Guaranty and (ii) otherwise, a guaranty of all Obligations and all obligations under Interest Rate Protection or Other Hedging Agreements in substantially the form of the Subsidiaries Guaranty.

            (d) The Borrower agrees to pledge and deliver, or cause to be pledged and delivered, all of the capital stock of each new Subsidiary (excluding that portion of the voting stock of any Foreign Subsidiary which would be in excess of 65% of the total outstanding voting stock of such Foreign Subsidiary) established or created after the

Effective Date, to the extent owned by Holdings, the Borrower or any Domestic Wholly-Owned Subsidiary, to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

            (e) Holdings and the Borrower will cause each Domestic Wholly-Owned Subsidiary established or created in accordance with Section 9.14 to grant to the Collateral Agent a first priority (subject to Permitted Liens) Lien on property (tangible and intangible) of such Subsidiary upon terms and with exceptions similar to those set forth in the Security Documents as appropriate, and satisfactory in form and substance to the Borrower, the Administrative Agent and Required Banks. Holdings and the Borrower shall cause each such Domestic Wholly-Owned Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. Holdings and the Borrower will cause each of such Domestic Wholly-Owned Subsidiaries to take all actions reasonably requested by the Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

            (f) The security interests required to be granted pursuant to this
Section 8.12 shall be granted pursuant to security documentation (which shall be substantially similar to the Security Documents already executed and delivered by the Borrower or its Subsidiaries, as applicable) or otherwise satisfactory in form and substance to the Collateral Agent and the Borrower and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 9.01. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the Additional Security Documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, title surveys, real estate appraisals and other related documents as may be reasonably requested by the Agents or the Required Banks to assure themselves that this
Section 8.12 has been complied with.

            (g) Each of Holdings and the Borrower agrees that each action required above by Section 8.12 (a) or (b) shall be completed as soon as possible, but in no event later than 90 days after such action is requested to be taken by the Administrative Agent or the Required Banks. Each of Holdings and the Borrower further agrees that each action required by Section 8.12(c), (d), (e) and (f) with respect to the creation or acquisition of a new Subsidiary shall be completed contemporaneously with (or, in the case of any documents or instruments to be registered, filed or recorded, within 10 days of) the creation of such new Subsidiary.

            8.13 Interest Rate Protection. No later than the 60th day after the Initial Borrowing Date, the Borrower shall enter into, and for a minimum of three years thereafter maintain, Interest Rate Protection Agreements acceptable to the Agents establishing a fixed or maximum interest rate acceptable to the Agents for an aggregate amount with respect to the Term Loans outstanding from time to time as is equal to 30% of the aggregate principal amount of Term Loans then outstanding.

            8.14 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower acceptable to the Administrative Agent and the Required Banks does not within 30 days after a request from the Administrative Agent or the Required Banks deliver to the Administrative Agent evidence, in form and substance satisfactory to the Administrative Agent and the Required Banks, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Pledge Agreement that a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), to the extent that the entering into such Pledge Agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.14 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

            8.15 Maintenance of Corporate Separateness. Holdings will, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither Holdings nor any of its Subsidiaries shall make any payment to a creditor of any Unrestricted Subsidiaries in respect of any liability of any Unrestricted Subsidiaries, and no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of Holdings or any of its Subsidiaries. Any financial statements distributed to any creditors of any Unrestricted Subsidiaries shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from Holdings and its Subsidiaries. Finally, neither Holdings nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Holdings or any of its Subsidiaries or Unrestricted Subsidiaries being ignored, or in the assets and liabilities of Holdings or any of its Subsidiaries being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

            SECTION 9. Negative Covenants. Holdings and the Borrower covenant and agree that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            9.01 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable);

            (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets of Holdings and its Subsidiaries taken as a whole or the Borrower and do not materially impair the use thereof in the operation of the business of Holdings and its Subsidiaries taken as a whole or the Borrower or (y) which are being contested in good faith by appropriate proceed-ings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule IV, but only to the respective date, if any, set forth in such Schedule IV for the removal and termination of any such Liens, plus renewals and extensions of such Liens to the extent set forth on Schedule IV, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

            (iv) Permitted Encumbrances;

            (v) Liens created pursuant to the Security Documents;

            (vi) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole;

            (vii) Liens upon assets of the Borrower and its Subsidiaries subject to Capitalized Lease Obligations to the extent permitted by Section 9.04, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset (other than proceeds thereof) of the Borrower or any Subsidiary of the Borrower;

            (viii) Liens placed upon assets used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $2,500,000 and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset (other than proceeds thereof) of the Borrower or such Subsidiary;

            (ix) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Holdings and its Subsidiaries taken as a whole or the Borrower;

            (x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

            (xi) Liens arising out of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $1,000,000 at any time outstanding;

            (xii) statutory and common law landlords' liens under leases or subleases to which the Borrower or any of its Subsidiaries is a party;

            (xiii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the aggregate amount of deposits at any time pursuant to sub-clause (y) and sub-clause (z) shall not exceed $500,000 in the aggregate;

            (xiv) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

            (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

            (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries;

            (xvii) Liens on assets of Foreign Subsidiaries, provided that (x) such Liens do not extend to, or encumber, assets which constitute Collateral or the capital stock of the Borrower or any of its Subsidiaries and (y) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to
      Section 9.04(xiv); and

            (xviii) Liens not otherwise permitted by the foregoing clauses (i) through (xvii) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $10,000,000 in the aggregate at any time outstanding.

            9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

            (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

            (ii) each of the Borrower and its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and (y) sell, lease or otherwise dispose of any other assets, provided that the aggregate Net Sale Proceeds of all assets subject to sales or other dispositions pursuant to this clause (ii) shall not exceed $5,000,000 in any four fiscal quarters of the Borrower;

            (iii) investments may be made to the extent permitted by Section
      9.05;

            (iv) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04);

            (v) each of the Borrower and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business and consistent with past practices

      (including without limitation sales or transfers of inventory by the Borrower to its Subsidiaries);

            (vi) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

            (vii) licenses or sublicenses by the Borrower and its Subsidiaries of software, trademarks and other intellectual property in the ordinary course of business and which do not materially interfere with the business of Holdings and its Subsidiaries taken as a whole or the Borrower shall be permitted;

            (viii) the Asset Transfer shall be permitted; and

            (ix) the Borrower or any Domestic Wholly-Owned Subsidiary of the Borrower may transfer assets or lease to or acquire or lease assets from the Borrower or any other Domestic Wholly-Owned Subsidiary or any Domestic Wholly-Owned Subsidiary may be merged into the Borrower (as long as the Borrower is the surviving corporation of such merger as a Wholly-Owned Subsidiary of) or any other Domestic Wholly-Owned Subsidiary of the Borrower.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to Holdings or a Subsidiary of Holdings) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            9.03 Dividends. Holdings shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

            (i) any Subsidiary of the Borrower (x) may pay cash Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and (y) if such Subsidiary is not a Wholly-Owned Subsidiary, may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

      (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), Holdings may repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability, retirement or termination of employment of employees, officers or directors of Holdings or any of its Subsidiaries, provided that (x) all amounts used to effect such repurchases are obtained by Holdings from a substantially concurrent issuance of its common stock (or options to purchase such common stock) to other employees, members of management, executive officers or directors of Holdings or any of its Subsidiaries or (y) to the extent the proceeds used to effect any repurchase pursuant to this clause (y) are not obtained as described in preceding clause
(x), the aggregate amount of Dividends paid by Holdings pursuant to this clause
(ii) (exclusive of amounts paid as described pursuant to preceding clause (x)) shall not exceed $1,000,000 in any fiscal year of Holdings, provided that, in the event that the maximum amount which is permitted to be expended in respect of Dividends during any fiscal year pursuant to this clause (ii)(y) is not fully expended during such fiscal year, the maximum amount which may be expended during the immediately succeeding fiscal year pursuant to this clause (ii)(y) shall be increased by such unutilized amount;

      (iii) the Borrower may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, legal and accounting expenses and similar expenses), provided that the aggregate amount of Dividends paid by Holdings pursuant to this clause (iii) shall not exceed $500,000 in any fiscal year of Holdings;

      (iv) the Borrower may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, franchise taxes and federal, state and local income taxes and interest and penalties with respect thereto, if any, payable by Holdings, provided that any refund shall be promptly returned by Holdings to the Borrower;

      (v) the Borrower may pay cash Dividends to Holdings for the purpose of enabling Holdings to pay the Dividends referred to in clause (ii) above, so long as all proceeds thereof are promptly used by Holdings to pay such Dividends; and

      (vi) the exchange of Holdings Junior Subordinated Debentures for Holdings Series A Preferred Stock, to the extent permitted as provided in Section 9.04(xv), shall be permitted.

            9.04 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) Indebtedness of the Borrower pursuant to the Senior Subordinated Notes in an aggregate principal amount not to exceed $300,000,000 less the aggregate amount of all repayments of Senior Subordinated Notes effected after the Initial Borrowing Date;

            (iii) Existing Indebtedness shall be permitted to the extent actually outstanding on the Initial Borrowing Date and as the same is listed on Schedule V, but no refinancings or renewals thereof;

            (iv) accrued expenses and trade accounts payable incurred in the ordinary course;

            (v) Indebtedness under Interest Rate Protection Agreements entered into in compliance with Section 8.13, and such other non-speculative Interest Rate Protection Agreements which may be entered into from time to time by the Borrower and which the Borrower in good faith believes will provide protection against fluctuations in interest rates with respect to outstanding floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 9.04;

            (vi) Indebtedness evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07, provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations permitted by this clause (vi) exceed $5,000,000 at any time outstanding;

            (vii) Indebtedness subject to Liens permitted under Section 9.01(viii), so long as the outstanding amount of such Indebtedness does not exceed the amount provided in said Section 9.01(viii);

            (viii) intercompany Indebtedness of the Borrower and its Subsidiaries outstanding to the extent permitted by Section 9.05(vii) and/or (x);

            (ix) in addition to any Indebtedness permitted by the preceding clause (viii), Indebtedness of any Wholly-Owned Subsidiary to the Borrower or another Wholly-Owned Subsidiary constituting the purchase price in respect of intercompany transfers of goods made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

            (x) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 9.05(vi);

            (xi) Indebtedness of Holdings pursuant to the Seller Note in an aggregate principal amount not to exceed $77,000,000 plus any accrued and unpaid interest thereon, less the aggregate amount of all repayments of principal thereon effected after the Initial Borrowing Date;

            (xii) Indebtedness under performance bonds, letter of credit obligations to provide security for worker's compensation claims and bank overdrafts, in each case incurred in the ordinary course of business, provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five Business Days;

            (xiii) the Assumed Liabilities;

            (xiv) Indebtedness incurred by Foreign Subsidiaries (which shall not be directly or indirectly guaranteed by Holdings, the Borrower or any Domestic Subsidiaries of Holdings or the Borrower) incurred from time to time after the Initial Borrowing Date so long as the aggregate principal amount of all indebtedness incurred pursuant to this clause (xiv) at any time outstanding does not exceed the remainder of (x) $25,000,000 less (y) the aggregate principal amount of all Indebtedness of Foreign Subsidiaries then outstanding pursuant to clause (iii) of this Section 9.04;

            (xv) Indebtedness of Holdings constituting junior subordinated debentures issued in exchange for the Holdings Series A Preferred Stock pursuant to the terms of such Holdings Series A Preferred Stock ("Holdings Junior Subordinated Debentures"), so long as (x) Level 1 pricing shall be in effect both before and after giving effect to the incurrence of such Indebtedness, (y) such Indebtedness shall in no event be incurred to exchange in the aggregate more than 50% of the Holdings Series A Preferred Stock issued on or prior to the Initial Borrowing Date and (z) the Holdings Junior Subordinated Debentures shall be in the form provided in the certificate of incorporation of Holdings as in effect on the Initial Borrowing Date; and

           (xvi) additional Indebtedness of the Borrower and its Subsidiaries to the extent not permitted by the foregoing clauses of this Section 9.04 not to exceed $10,000,000 in aggregate principal amount at any time outstanding.

            9.05 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them;

            (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans of Non-Defaulting Banks or Swingline Loans are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Domestic Subsidiaries shall not exceed $5,000,000 for any period of ten consecutive days;

            (iii) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $3,000,000;

            (iv) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted in Section 9.04(v);

            (v) the Recapitalization Transaction may be effected on the Initial Borrowing Date and, in connection therewith, Holdings may effect the Holdings Contribution;

            (vi) the Borrower may enter into and perform its obligations under Other Hedging Agreements entered into in the ordinary course of business and so long as any such Other Hedging Agreement is not speculative in nature and is (x) related to income derived from foreign operations of the Borrower or any Subsidiary or otherwise related to purchases permitted hereunder from foreign suppliers or (y) entered into to protect the Borrower and/or its Subsidiaries against fluctuations in the prices of raw materials used in their businesses;

            (vii) any Wholly-Owned Subsidiary may make intercompany loans to the Borrower or any Wholly-Owned Subsidiary and the Borrower may make inter-company loans and advances to any Wholly-Owned Subsidiary, provided that any promissory notes evidencing such intercompany loans shall be pledged (and delivered) by the Borrower or the respective Domestic Wholly-Owned Subsidiary that is the lender of such intercompany loan as Collateral pursuant to the applicable Pledge Agreement, further provided, that (x) neither the Borrower nor any Domestic Subsidiaries of the Borrower may make loans to any Foreign Subsidiaries of the Borrower pursuant to this clause (vii) and (y) any loans made by any Foreign Subsidiaries to the Borrower or any of its Domestic Subsidiaries pursuant to this clause (vii) shall be subordinated to the obligations of the Credit Parties pursuant to subordination provisions in substantially the form of Exhibit M hereto;

            (viii) the Borrower and it Subsidiaries may sell or transfer assets to the extent permitted by Section 9.02;

            (ix) the Borrower may establish Subsidiaries to the extent permitted by Section 9.14; and

            (x) the Borrower and its Domestic Wholly-Owned Subsidiaries may make loans and advances to, or other investments in, Foreign Subsidiaries of the Borrower so long as the aggregate amount of any loans, advances or other investments at any time outstanding (determined without regard to any write-downs or write-offs thereof) pursuant to this clause (x) shall not exceed $20,000,000;

            (xi) in addition to investments permitted by clauses (i) through (x) above, the Borrower and its Wholly-Owned Subsidiaries may make investments in Unrestricted Subsidiaries and/or Joint Ventures, so long as the aggregate amount invested pursuant to this clause (x) does not exceed $10,000,000 during any fiscal year of the Borrower and $20,000,000 in the aggregate.

            9.06 Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

            (i) Dividends may be paid to the extent provided in Section 9.03;

            (ii) loans may be made and other transactions may be entered into between the Borrower and its Subsidiaries to the extent permitted by Sections 9.04 and 9.05;

            (iii) customary fees may be paid to non-officer directors of Holdings;

            (iv) Borrower may pay management fees to Holdings from time to time in an amount not in excess of Holdings' compensation expenses for its employees;

            (v) Holdings and its Subsidiaries may enter into the Operating Agreements; and

            (vi) the Recapitalization Transaction shall be effected.

            9.07 Capital Expenditures. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that
(x) during the period (taken as one accounting period) from the Effective Date through and including May 25, 1997, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $10,000,000, (y) during the fiscal year ended May 24, 1998 (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $50,000,000 and (z) during each fiscal year thereafter (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $60,000,000.

            (b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries pursuant to Section 9.07(a) (except as set forth in clause (x) thereof) in any fiscal year of the Borrower (beginning with the fiscal year ended May 24, 1998) are less than (x) $50,000,000 (or $60,000,000 in the case of a fiscal year beginning after May 24, 1998), the amount of such difference, but in no case more than $10,000,000, may be carried forward and used to make Capital Expenditures in the immediately succeeding fiscal year (after the full amount of Capital Expenditures otherwise permitted to be made under Section 9.07(a) in such fiscal year, without regard to the provisions of this clause (b), have been made), provided that amounts once carried forward to such succeeding fiscal year shall lapse and terminate at the end of such fiscal year.

            (c) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) and (b) the Borrower and its Subsidiaries may make additional Capital Expenditures consisting of the reinvestment of proceeds of Recovery Events not required to be applied to prepay the Loans pursuant to
Section 4.02(h).

            9.08 Consolidated Interest Coverage Ratio. Holdings will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on the first day of the fiscal year beginning on, or closest to, May 26, 1997 and ended on the last day of a fiscal quarter ended thereafter), in each case taken as one accounting period, ended on the last day of a fiscal quarter described below to be less than the amount set forth opposite such fiscal quarter below:

      Fiscal Quarter Ended
       In, or Closest to                              Ratio
      --------------------                            -----

          August, 1997                                2.6:1.0
          November, 1997                              2.6:1.0
          February, 1998                              2.6:1.0
          May, 1998                                   3.0:1.0
          August, 1998                                3.0:1.0
          November, 1998                              3.0:1.0
          February, 1999                              3.0:1.0
          May, 1999
            and thereafter                            3.5:1.0

            9.09 Consolidated Fixed Charge Coverage Ratio. Holdings will not permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on the first day of the fiscal year beginning on, or closest to, May 26, 1997 and ending on the last day of a fiscal quarter ended thereafter), in each case taken as one accounting period, ended on the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

      Fiscal Quarter Ended
        In, or Closest to                             Ratio
      --------------------                            -----

          August, 1997                                1.1:1.0
          November, 1997                              1.1:1.0
          February, 1998                              1.1:1.0
          May, 1998
            and thereafter                            1.2:1.0

            9.10 Maximum Leverage Ratio. Holdings will not permit the Leverage Ratio at any time during a fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

         Fiscal Quarter
         Ended In                                     Ratio
         --------------                               -----

          August, 1997                                3.5:1.0
          November, 1997                              3.5:1.0
          February, 1998                              3.5:1.0
          May, 1998                                   3.0:1.0
          August, 1998                                3.0:1.0
          November, 1998                              3.0:1.0
          February, 1999                              3.0:1.0
          May, 1999                                   3.0:1.0
          August, 1999                                3.0:1.0
          November, 1999                              3.0:1.0
          February, 2000                              3.0:1.0
          May, 2000
            and thereafter                            2.5:1.0

            9.11 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Holdings will not, and will not permit any of its Subsidiaries to, (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to the Existing Indebtedness which do not in any way adversely affect the interests of the Banks and are otherwise permitted under Section 9.04(iii), (ii) make (or give any notice in respect of) any payment of any nature whatsoever (whether principal, interest or otherwise) with respect to, or any payment (including without limitation any prepayment) on or redemption or acquisition for value of, the Seller Note (except that a redemption required by the first sentence of Section 4(c) of the Seller Note shall be permitted to the extent required in accordance with the terms of such first sentence as in effect on the Effective Date and so long as all proceeds used to make such payment are received from an initial Public Equity Offering (as such term is defined in the Seller Note) by Holdings) or any Holdings Junior Subordinated Debentures, (iii) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Senior Subordinated Notes, (iv) amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Notes, the

Seller Note or (after the issuance thereof) any Holdings Junior Subordinated Debentures or any agreement (including, without limitation, any Senior Subordinated Note Document) relating thereto other than amendments or modifications which do not in any way adversely affect the interests of the Banks and which are effected to make technical corrections to the respective documentation, (v) amend or modify, or permit the amendment or modification of, the Recapitalization Agreement, the Asset Purchase Agreement, any Operating Agreement or any other Recapitalization Document, except for amendments or modifications which are not in any way adverse in any material respect to the interests of the Banks or (vi) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (vi) or any such new agreements pursuant to this clause (vi) which do not in any way adversely affect in any material respect the interests of the Banks, provided that nothing in this clause (vi) shall prevent Holdings or any of its Subsidiaries from amending its Certificate of Incorporation or By-Laws to provide indemnification to any officer or director of Holdings or any such Subsidiary to the maximum extent permitted by the law of its jurisdiction of incorporation and provided that Holdings may issue such capital stock as is not prohibited by Section 9.13 and may amend its Certificate of Incorporation to authorize any such capital stock. Without limiting the foregoing provisions, it is understood and agreed by all parties hereto that (i) for purposes of Section 1 of the Seller Note, the provisions of clause (ii) of the immediately preceding sentence prohibit the payment of interest on the Seller Note in cash and (ii) for purposes of Section 4(f) of the Seller Note, the provisions of clause (ii) of the immediately preceding sentence prohibit all partial or total redemptions of the Seller Note, except to the extent expressly otherwise provided in said clause (ii).

            9.12 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Senior Subordinated Note Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (v) customary provisions restricting assignment of any agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (vi) any holder of a Permitted Lien may restrict the transfer of the asset or assets subject thereto and (vii) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Effective Date in accordance with the provisions of this Agreement.

            9.13 Limitation on Issuance of Capital Stock. (a) Holdings will not issue any capital stock which is not Qualified Capital Stock.

            (b) Holdings will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law, and (iv) Subsidiaries of the Borrower formed after the Effective Date pursuant to Section 9.14 may issue capital stock to the Borrower or the respective Subsidiary of the Borrower which is to own such stock in accordance with the requirements of Section 8.11. All capital stock issued in accordance with this
Section 9.13(b) shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.

            9.14 Limitation on Creation of Subsidiaries. Neither Holdings nor the Borrower shall establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Banks; provided that the Borrower may establish or create one or more Wholly-Owned Subsidiaries of the Borrower without such consent so long as (i) 100% of the capital stock of any new Domestic Subsidiary (or all capital stock of any new Foreign Subsidiary which is owned by any Credit Party, except that not more than 65% of the voting stock of any such Foreign Subsidiary shall be required to be so pledged) is upon the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Creditors under the Pledge Agreement and (ii) upon the creation or establishment of any such new Domestic Subsidiary such Domestic Subsidiary executes the Additional Security Documents and guaranty required to be executed by it in accordance with Section 8.12.

            9.15 Business. (a) Holdings shall engage in no business activities and shall have no assets or liabilities, other than (x) its ownership of the capital stock of the Borrower and liabilities incident thereto, including its liabilities pursuant to the Pledge Agreement and its guarantee pursuant to
Section 14.01 and its guarantee of the Senior Subordinated Notes, (y) its obligations pursuant to the Seller Note and the Holdings

Series A Preferred Stock and (z) its employment of members of management of the Borrower.

            (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which the Borrower and its Subsidiaries are engaged on the Effective Date and other businesses reasonably related thereto.

            9.16 Designated Senior Indebtedness. In no event shall the Borrower designate any indebtedness as "Designated Senior Indebtedness" for purposes of the Senior Subordinated Note Indenture unless the Required Banks specifically consent thereto in writing.

            SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

            10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 Covenants. Holdings or the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.08, 8.11 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by any Agent or any of the Banks; or

            10.04 Default Under Other Agreements. Holdings, the Borrower or any of their respective Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity (other than, in the case of the Seller Note, as a result of a redemption required by the first sentence of Section 4(c) of the Seller Note and permitted to be paid pursuant to Section 9.11(ii)), or (iii) any Indebtedness (other than the Obligations) of Holdings, the Borrower or any of their respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, (other than, in the case of the Seller Note, as a result of a redemption required by the first sentence of Section 4(c) of the Seller Note and permitted to be paid pursuant to
Section 9.11(ii)), provided that (x) it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $5,000,000; or

            10.05 Bankruptcy, etc. Holdings, the Borrower or any of their respective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings, the Borrower or any of their respective Subsidiaries and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any of their respective Subsidiaries or Holdings, the Borrower or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or any of their respective Subsidiaries or there is commenced against Holdings, the Borrower or any of their respective Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holdings, the Borrower or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings, the Borrower or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Borrower or any of their respective Subsidiaries for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is reasonably likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings, or any of its Subsidiaries has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

            10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (excluding
(i) assets valued at up to $250,000 in the aggregate, (ii) cash proceeds of any such Collateral to the extent same are not required to be paid to, or deposited with, the Collateral Agent pursuant to the respective Security Document and
(iii) inventory (including work-in-process), which, in the ordinary course of business, is located outside of the U.S. or any territories thereof and is temporarily in transit or held pending the completion or sale thereof (except to the extent Holdings and the Borrower have failed to comply, following the request of the Collateral Agent or the Required Banks, with the requirements of the second sentence of Section 8.12(b)); provided that if the Borrower is notified by the Administrative Agent of a lack of perfection with respect to any of the Collateral, the Borrower will take such steps as are necessary or advisable to perfect the Collateral Agent's security interest in such Collateral)), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

           10.08 Guaranty. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor (unless such Guarantor is no longer a Subsidiary by virtue of a liquidation, sale, merger or consolidation permitted by Section 9.02), or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

           10.09 Judgments. One or more judgments or decrees shall be entered against Holdings, the Borrower or any of their respective Subsidiaries involving in the aggregate for Holdings, the Borrower and their respective Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments to the extent not covered by insurance exceeds $1,000,000; or

           10.10 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and
(vi) apply any cash collateral as provided in Section 4.02.

           SECTION 11. Definitions and Accounting Terms.

           11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to
Section 8.12.

           "Additional Mortgage" shall have the meaning provided in Section
             8.12(a).

           "Additional Mortgaged Property" shall have the meaning provided in
             Section 8.12(a).

           "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.12 with respect to Additional Collateral.

           "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

           "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense, but excluding any net non-cash charges reflected in Adjusted Consolidated Working Capital) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash gains (exclusive of items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period.

           "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

           "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause
(A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

           "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

           "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

           "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of Holdings and any officer or director of Holdings or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

           "Agent" shall have the meaning set forth in the first paragraph of this Agreement.

           "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

           "Applicable Margin" shall mean (i) in the case of Tranche B Term Loans maintained as (x) Base Rate Loans, 2.00% and (y) Eurodollar Loans, 3.00% and (ii) in the case of Revolving Loans and Tranche A Term Loans, during each Margin Adjustment Period beginning after the Initial Borrowing Date, the percentage per annum set forth below opposite the respective Level indicated to have been achieved on the applicable Start Date for such Margin Adjustment Period (as shown on the respective officer's certificate delivered pursuant to Section 8.01(f)) in accordance with the Requirements for the various Levels specified in the table below:


                                                       Applicable    Applicable
                                                       Margin for    Margin for
                                                       Base Rate     Eurodollar
 Level                 Requirements                      Loans         Loans
--------------------------------------------------------------------------------

1     For the Margin Adjustment Test Period last          0%          1.00%
      ended, the Leverage Ratio was less than or
      equal to 1.50:1.00 on the last day of such
      Margin Adjustment Test Period and the
      Consolidated Interest Coverage Ratio for such
      Margin Adjustment Test Period was greater than
      or equal to 5.00:1.00.

2     For the Margin Adjustment Test Period last          0.50%       1.50%
      ended, the Requirements for Level 1, as set
      forth above, were not met, and the Leverage
      Ratio was less than or equal to 2.00:1.00 on
      the last day of such Margin Adjustment Test
      Period and the Consolidated Interest Coverage
      Ratio for such Margin Adjustment Test Period
      was greater than or equal to 4.00:1.00





                                                       Applicable    Applicable
                                                       Margin for    Margin for
                                                       Base Rate     Eurodollar
 Level                 Requirements                      Loans         Loans
--------------------------------------------------------------------------------

3     For the Margin Adjustment Test Period last          1.00%       2.00%
      ended, the Requirements for Levels 1 and 2, as
      set forth above, were not met, and the
      Leverage Ratio was less than 2.25:1.00 on the
      last day of such Margin Adjustment Test Period
      and the Consolidated Interest Coverage Ratio
      for such Margin Adjustment Test Period was
      greater than or equal to 3.50:1.00



4     Level 4 pricing shall apply at all times when       1.50%       2.50%
      the Requirements set forth above for Levels 1
      through 3 are not met

; provided, however, that Level 4 pricing shall also apply (x) from the period from the Initial Borrowing Date to but excluding the first day of the first Margin Adjustment Period occurring after the Initial Borrowing Date and (y) at any time when any Default or Event of Default is in existence.

           "Asset Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of March 11, 1997, between the Borrower and NSC.

           "Asset Transfer" shall have the meaning provided in Section 5.06(b).

           "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

           "Assumed Liabilities" shall mean those liabilities in respect of the Business which are being assumed by the Borrower pursuant to Section 2.3 of the Asset Purchase Agreement.

           "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

           "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(c) or Section 2.

           "Bankruptcy Code" shall have the meaning provided in Section 10.05.

           "Base Rate" shall mean for any day, a rate of interest per annum equal to the higher of (i) the Prime Lending Rate for such day and (ii) the sum of the Adjusted Certificate of Deposit Rate for such day plus 1/2 of 1% per annum.

           "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

           "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

           "Borrower Common Stock" shall mean the common stock of the Borrower.

           "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks (other than any Bank which has not funded its share of a Borrowing in accordance with this Agreement) having Commitments of the respective Tranche (or from the Swingline Bank in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans. It is understood that there may be more than one Borrowing outstanding pursuant to a given Tranche.

           "BTCo" shall mean Bankers Trust Company in its individual capacity.

           "Business" shall mean NSC's Logic, Memory and Discrete Power and Signal Technologies Business Units as historically conducted and accounted for (including Flash Memory, but excluding Public Networks, Programmable Products and Mil Logic Products).

           "Business Day" shall mean (i) with respect to any borrowing, payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or

           Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities.

           "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

           "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

           "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business.

           "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

           "Change of Control" shall mean (i) Holdings shall at any time cease to own 100% of the capital stock of the Borrower; (ii) at any time a "Change of Control" under and as defined in the Senior Subordinated Note Indenture, the Seller Note or in any documentation relating to any Indebtedness refinancing all or any part thereof shall have occurred; (iii) at any time prior to the consummation of a Qualified Public Offering, and for any reason whatsoever, (x) the CVC Permitted Holders shall own less than 40% of the then outstanding Voting Stock at such time or (y) the CVC Permitted Holders and the Management Investors, taken together, shall own less than a majority or the outstanding Voting Stock of Holdings; (iv) at any time after the consummation of a Qualified Public Offering, and for any reason whatsoever, (x) the CVC Permitted Holders shall own less than 20% of the outstanding Voting Stock of Holdings or (y) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the CVC Permitted Holders, is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a greater percentage of the Voting Stock of Holdings than is owned by the CVC Permitted Holders at such time; or (v) at any time the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

           "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 10 hereof and all Additional Collateral, if any.

           "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

           "Commitment" shall mean any of the commitments of any Bank, i.e., whether the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment or Revolving Loan Commitment.

           "Commitment Commission" shall have the meaning provided in Section 3.01(a).

           "Common Management Fund" shall mean with respect to any Person, a fund under common control with such Person.

           "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of Holdings and its Consolidated Subsidiaries.

           "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holdings and its Consolidated Subsidiaries at such time, but excluding (i) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein, (ii) accrued but unpaid interest with respect to the Indebtedness described in clause (i), and (iii) the current portion of Indebtedness constituting Capitalized Lease Obligations.

           "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income for such period, before interest expense and provision for taxes based on income and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

           "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation, in each case that were deducted in arriving at Consolidated EBIT for such period.

           "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Fixed Charges for such period.

           "Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (i) Consolidated Interest Expense for such period, (ii) the amount of all Capital Expenditures made by Holdings and its Subsidiaries during such period (other than Capital Expenditures to the extent made pursuant to Section 9.07(c)), (iii) all cash payments in respect of taxes made during such period (net of any cash refunds actually received during such period) and
(iv) the scheduled principal amount of all amortization payments on all Indebtedness (including without limitation the principal component of all Capitalized Lease Obligations) of Holdings and its Subsidiaries for such period (as determined on the first day of the respective period).

           "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (but including in any event the then outstanding principal amount of all Loans, all Senior Subordinated Notes, all Capitalized Lease Obligations and all Letter of Credit Outstandings) of Holdings and its Subsidiaries on a consolidated basis as determined in accordance with GAAP; provided that Indebtedness outstanding pursuant to (x) the Seller Note, (y) the Holdings Junior Subordinated Debentures and (z) trade payables incurred in the ordinary course of business shall be excluded in determining Consolidated Indebtedness.

           "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

           "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Consolidated Subsidiaries representing the interest factor for such period, but excluding (i) the amortization of any deferred financing costs incurred in connection with this Agreement or the issuance of the Senior Subordinated Notes and (ii) any interest expense in respect of (x) the Seller Note and (y) the Holdings Junior Subordinated Debentures.

           "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of Holdings and its Consolidated Subsidiaries determined in accordance with GAAP.

           "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP. Notwithstanding anything to the contrary contained in this Agreement (and except for purposes of the definition of Unrestricted Subsidiary), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement.

           "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof

(assuming such Person is required to perform thereunder) as determined by such Person in good faith.

           "Continuing Directors" shall mean the (i) directors of Holdings on the Initial Borrowing Date and (ii) each other director, if (x) such director's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors or (y) such director became a member of the Board of Directors pursuant to, and in accordance with, Article V of the Securities Purchase and Holders Agreement prior to the termination of the voting agreements pursuant to Section 5.7 of the Securities Purchase and Holders Agreement.

           "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and the Subsidiaries Guaranty and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to Section 8.12.

           "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

           "Credit Party" shall mean Holdings, the Borrower, each Subsidiary Guarantor and any other Subsidiary which at any time executes and delivers any Credit Document as required by this Agreement.

           "CVC" shall mean Citicorp Venture Capital, Ltd.

           "CVC Permitted Holders" shall mean (i) CVC, (ii) any officer, employee or director of CVC or any trust, partnership or other entity established solely for the benefit of such officers, employees or directors and
(iii) Sterling (or any successor) so long as CVC, employees, officers and directors of CVC and corporations, partnerships and other entities at least a majority of the equity in which is held in the aggregate by CVC and its employees, officers and directors, hold no less than a majority of the aggregate economic interests in Sterling or such successor.

           "Debt Agreements" shall have the meaning provided in Section 5.05.

           "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

           "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

           "Disqualified Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Tranche B Term Loan Maturity Date, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any capital stock referred to in (i) above, in each case at any time prior to the first anniversary of the Tranche B Term Loan Maturity Date, or (iii) otherwise contains terms which are materially more restrictive (or provide the holders thereof materially greater rights) than the Holdings Series A Preferred Stock in the form issued on or prior to the Initial Borrowing Date.

           "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

           "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

           "Documents" shall mean the Credit Documents and the Recapitalization Documents.

           "Dollars" and the sign "$" shall each mean lawful money of the United States.

           "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated or organized in the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

           "Domestic Wholly-Owned Subsidiary" shall mean each Domestic Subsidiary which is a Wholly-Owned Subsidiary of the Borrower.

           "Drawing" shall have the meaning provided in Section 2.04(b).

           "Effective Date" shall have the meaning provided in Section 13.10.

           "Eligible Transferee" shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act as in effect on the Effective Date or other "accredited investor" (as defined in Regulation D of the Securities Act).

           "Employee Benefit Plans" shall have the meaning provided in Section 5.05.

           "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

           "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Holdings, the Borrower or any of their respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section
2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the
Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

           "Equity Contribution" shall mean the equity contributions made in Holdings on or prior to the Initial Borrowing Date as contemplated by Sections 5.06(c) and (d).

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

           "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

           "Eurodollar Loan" shall mean each Loan (excluding Swingline Loans) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

           "Eurodollar Rate" shall mean the sum of (i) the quotient of (a) the rate determined by the Administrative Agent to be the rate at which deposits in U.S. dollars are offered by BTCo to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of the Interest Period applicable to such Eurodollar Loan, in the approximate amount of BTCo's relevant Eurodollar Loan and having a maturity approximately equal to the Interest Period applicable to such Eurodollar Loan divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

           "Event of Default" shall have the meaning provided in Section 10.

           "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period, (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, (iii) the Net Sale Proceeds of asset sales to the extent such proceeds are excluded under Section 4.02(f) by the operation of clause (v) thereof and (iv) any amount of permitted

Capital Expenditures carried forward into the respective period pursuant to the provisions of Section 9.07(b), to the extent such amount has lapsed and terminated during (or at the end of) such period pursuant to the proviso to
Section 9.07(b), minus (b) the sum of (i) the amount of Capital Expenditures made by the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to and in accordance with Section 9.07(a) (but without giving effect to any Capital Expenditures made during such period as a result of, or pursuant to, Section 9.07(b) or to Capital Expenditures made pursuant to Section 9.07(c)), in each case except to the extent financed with the proceeds of Indebtedness or pursuant to Capitalized Lease Obligations or to the extent constituting a reinvestment of Net Sale Proceeds of asset sales under Section 4.02(f)(iv), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries (excluding (1) payments with proceeds of asset sales, (2) payments with the proceeds of other Indebtedness or equity and
(3) payments of Loans or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (c) (but not as a reduction to the amount of Scheduled Repayments pursuant to another provision of this Agreement) or (y) made as a voluntary prepayment pursuant to
Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period; (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period and (iv) if any amount representing permitted Capital Expenditures is being carried forward from such period into a subsequent period pursuant to the provisions of Section 9.07(b), the amount being so carried forward to a subsequent period.

           "Excess Cash Flow Conversion Time" shall have the meaning provided in
Section 4.02(g).

           "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of each fiscal year of Holdings (beginning with its fiscal year ending in May 1998).

           "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Holdings.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Existing Indebtedness" shall have the meaning provided in Section 7.22.

           "Facing Fee" shall have the meaning provided in Section 3.01(c).

           "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

           "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

           "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

           "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

           "GAAP" shall have the meaning provided in Section 13.07(a).

           "Guaranteed Creditors" shall mean and include each of the Agents, the Collateral Agent, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

           "Guaranteed Obligations" shall mean all obligations of the Borrower
(i) to each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each
Note issued by the Borrower to such Bank, and Loans made, under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Bank now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) to each Bank and each Affiliate of a Bank which enters into an Interest Rate Protection or Other Hedging Agreement with the Borrower, which by its express terms are entitled to the benefit of the Guaranty pursuant to Section 14 with the written consent of Holdings, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower owing under any such Interest Rate Protection or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

           "Guarantor" shall mean Holdings and each Subsidiary Guarantor.

           "Guaranty" shall mean the guaranty issued by Holdings pursuant to
Section 14 hereof, the Subsidiaries Guaranty and any other guarantee executed and delivered by a Subsidiary of the Borrower pursuant to Section 8.12.

           "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

           "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

           "Holdings Common Stock" shall mean common stock of Holdings.

           "Holdings Contribution" shall have the meaning provided in Section 5.06(e).

           "Holdings Junior Subordinated Debentures" shall have the meaning provided in Section 9.04(xv).

           "Holdings Series A Preferred Stock" shall mean shares of Holding's 12% Series A Cumulative Compounding Preferred Stock.

           "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement.

           "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Term Loans hereunder occurs.

           "Initial Public Offering" shall mean an underwritten initial public offering of common stock of, and by, Holdings pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

           "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

           "Interest Period" shall have the meaning provided in Section 1.09.

           "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

           "Issuing Bank" shall mean the Administrative Agent and any Bank which at the request of the Borrower and with the consent of the Administrative Agent (which shall not be unreasonably withheld) agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.

           "Joint Venture" shall mean any Person in which Holdings, the Borrower and its Subsidiaries own, directly or indirectly, more than 5% but 50% or less of the equity interests.

           "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are permitted to exist pursuant to the terms of this Agreement.

           "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

           "Letter of Credit" shall have the meaning provided in Section
2.01(a).

           "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

           "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

           "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

           "Level 1" shall have the meaning provided in the definition of Applicable Margin.

           "Level 4" shall have the meaning provided in the definition of Applicable Margin.

           "Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period last ended; provided that in the case of a Test Period ended before the last day of the fiscal year ended in 1998, for purposes of the Leverage Ratio only, Consolidated EBITDA for such Test Period shall be multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days actually elapsed during the respective Test Period.

           "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

           "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Revolving Loan and each Swingline Loan.

           "Majority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

           "Management Agreements" shall have the meaning provided in Section 5.05.

           "Management Investors" shall mean Kirk P. Pond, Joseph R. Martin and certain other key employees of the Borrower who purchase Holdings Common Stock and/or Holdings Preferred Stock pursuant to the Securities Purchase and Holders Agreement.

           "Mandatory Borrowing" shall have the meaning provided in Section 1.01(e).

           "Margin Adjustment Period" shall mean each period which shall commence on a date occurring after the first anniversary of the Initial Borrowing Date on which the financial statements are delivered pursuant to
Section 8.01(b) or (c) for a fiscal quarter or year, as the case may be, which ends at least one year after the Initial Borrowing Date and which Margin Adjustment Period shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 8.01(b) or (c) and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(b) or (c).

           "Margin Adjustment Test Period" shall mean, with respect to each Margin Adjustment Period, the Test Period ended on the last day of the fiscal quarter or year, as the case may be, for which financial statements were last delivered or required to be delivered pursuant to Section 8.01(b) or (c).

           "Margin Stock" shall have the meaning provided in Regulation U.

           "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or the Borrower.

           "Maturity Date" shall mean, with respect to any Tranche of Loans, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

           "Maximum Swingline Amount" shall mean $5,000,000.

           "Mortgage" shall have the meaning provided in Section 5.13 and, after the execution and delivery thereof, shall include each Additional Mortgage.

           "Mortgage Policies" shall have the meaning provided in Section 5.13.

           "Mortgaged Property" shall have the meaning provided in Section 5.13 and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

           "NSC" shall mean National Semiconductor Corporation, a Delaware corporation.

           "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith), (ii) payments of unassumed liabilities relating to the assets sold at the time of, or within 90 days after, the date of such sale, (iii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and (iv) the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale.

           "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

           "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Revolving Note and the Swingline Note.

           "Notice of Borrowing" shall have the meaning provided in Section
1.03.

           "Notice of Conversion" shall have the meaning provided in Section
1.06.

           "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, NY 10006, Attention: Anthony Logrippo, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

           "Obligations" shall mean all amounts owing to any of the Agents, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

           "Operating Agreements" shall mean the Technology Licensing and Transfer Agreement, Transition Services Agreement, Fairchild Foundry Services Agreement, Revenue Side Letter, Fairchild Assembly Services Agreement, National Foundry Services Agreement, National Assembly Services Agreement, Mil/Aero Wafer Services Agreement, Shared Facilities Agreement, Shared Services Agreement and Shared Services and Occupancy Agreement, all of which as defined in the Recapitalization Agreement.

           "Offering Circular" shall mean the Offering Circular dated March 6, 1997, and prepared in connection with the Senior Subordinated Notes.

           "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

           "Participant" shall have the meaning provided in Section 2.03(a).

           "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

           "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

           "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, provided that in the case of any Additional Mortgaged Property, all such exceptions shall also be acceptable to the Administrative Agent in its reasonable discretion.

           "Permitted Liens" shall have the meaning provided in Section 9.01.

           "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

           "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

           "Pledge Agreement" shall have the meaning provided in Section 5.11.

           "Pledge Agreement Collateral" shall mean all "Collateral" as defined in each of the Pledge Agreements.

           "Pledged Securities" shall mean "Pledged Securities" as defined in the Pledge Agreement.

           "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

           "Projections" shall mean the projections set forth on Schedule X hereto.

           "Purchase Price Note" shall mean, collectively, demand promissory notes in the aggregate principal amount of approximately $400,960,000] issued by the Borrower and its Subsidiaries to NSC and its Subsidiaries.

           "Purchased Assets" shall mean all of the assets, properties and rights which are primarily used in the conduct of the Business and which are being transferred to the Borrower pursuant to Section 2.1 of the Asset Purchase Agreement.

           "Qualified Capital Stock" of any Person shall mean any capital stock of such Person which is not Disqualified Stock; provided that in any event the Holdings Series A Preferred Stock in the form issued on or prior to the Initial Borrowing Date shall constitute Qualified Capital Stock.

           "Qualified Public Offering" shall mean an underwritten public offering of common stock of, and by, Holdings pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act, which public equity offering results in gross proceeds to Holdings of not less than $50,000,000; provided, however, that Holdings contributes to the common equity of the Company the net cash proceeds from such underwritten public offering.

           "Quarterly Payment Date" shall mean the last Business Day of February, May, August and November occurring after the Initial Borrowing Date.

           "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

           "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recapitalization Agreement" shall mean the Agreement and Plan of Recapitalization, dated as of January 24, 1997, between Sterling and NSC, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

           "Recapitalization Documents" shall mean the Recapitalization Agreement and all other documents entered into or delivered in connection with the Recapitalization Agreement (including, without limitation, the Asset Purchase Agreement and the Operating Agreements.

           "Recapitalization Transaction" shall mean, collectively, the transactions to occur on or prior to the Closing (as defined in the Recapitalization Agreement) pursuant to the Recapitalization Documents, including without limitation (x) the consummation of (i) the Asset Transfer,
(ii) the Equity Contribution, (iii) the Holdings Contribution and (iv) the repayment in full of the Purchase Price Note and (y) the payment of all fees and expenses to be paid on or prior to such Closing or the Initial Borrowing Date and owing in connection with the foregoing.

           "Recovery Event" shall mean the receipt by the Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage, condemnation action or conveyance in lieu thereof or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries, (ii) under any policy of insurance required to be maintained under Section 8.03 or (iii) by any condemning authority (or any authority receiving a conveyance in lieu of condemning the subject property).

           "Register" shall have the meaning provided in Section 13.17.

           "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

           "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Related Business" shall mean the business of designing, developing and manufacturing of logic, discrete and memory semiconductors conducted by the Borrower and its Subsidiaries (or, if the reference is to an Unrestricted Subsidiary, by such Unrestricted Subsidiary) and any and all related businesses in support of and ancillary to or reasonably related to such business of designing, developing and manufacturing of logic, discrete and memory semiconductors.

           "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

           "Replaced Bank" shall have the meaning provided in Section 1.13.

           "Replacement Bank" shall have the meaning provided in Section 1.13.

           "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

           "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitments) of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

           "Returns" shall have the meaning provided in Section 7.09.

           "Revolving Loan" shall have the meaning provided in Section 1.01(c).

           "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

           "Revolving Loan Maturity Date" shall mean March 11, 2002.

           "Revolving Note" shall have the meaning provided in Section 1.05(a).

           "Scheduled Repayments" shall mean Tranche A Scheduled Repayments and Tranche B Scheduled Repayments.

           "SEC" shall have the meaning provided in Section 8.01(h).

           "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

           "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

           "Securities Act" shall mean the Securities Act of 1933, as amended.

           "Securities Purchase and Holders Agreement" shall mean the Securities Purchase and Holders Agreement, dated as of March 11, 1997, among Holdings, Sterling, NSC and the Management Investors.

           "Security Agreement" shall have the meaning provided in Section 5.12.

           "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

           "Security Document" shall mean the Pledge Agreement, the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Mortgage and each Additional Security Document.

           "Seller Note" shall mean the promissory note issued by Holdings to NSC in the principal amount of $77,000,000 pursuant to the Recapitalization Agreement, which promissory note shall be in the form delivered to the Agents on or prior to the Initial Borrowing Date (which promissory note shall be in the form of Exhibit 1-A to the Recapitalization Agreement, with any insertions or modifications thereto to be identified to the Agents and to be satisfactory to them (which, in any event, shall not adversely affect the interests of the Banks)).

           "Senior Subordinated Note Documents" shall mean the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other documents executed and delivered with respect to the Senior Subordinated Notes or Senior Subordinated Note Indenture.

           "Senior Subordinated Note Indenture" shall mean the indenture dated as of March 11, 1997, between the Borrower and the Senior Subordinated Note Indenture Trustee, as in effect on the Effective Date and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement.

           "Senior Subordinated Note Indenture Trustee" shall mean United States Trust Company of New York.

           "Senior Subordinated Notes" shall mean the Borrower's 10-1/8% Senior Subordinated Notes due 2007 issued pursuant to the Senior Subordinated Note Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the Senior Subordinated Notes with substantially identical terms as the Senior Subordinated Notes.

           "Senior Subordinated Notes Term Sheet" shall have the meaning provided in Section 5.07(a).

           "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

           "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

           "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

           "Start Date" shall mean, with respect to any Margin Adjustment Period, the first day of such Margin Adjustment Period.

           "Sterling" shall mean Sterling Holding Company, LLC, a Delaware limited liability company.

           "Subsidiaries Guaranty" shall mean the Subsidiaries Guaranty in the form of Exhibit G (appropriately completed), and, after the execution and delivery thereof, as modified, supplemented or amended from time to time.

           "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement.

           "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower designated as a "Subsidiary Guarantor" on Schedule VIII hereto or which executes a guarantee after the Initial Borrowing Date pursuant to Section 8.12.

           "Supermajority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%".

           "Swingline Bank" shall mean BTCo.

           "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Revolving Loan Maturity Date.

           "Swingline Loan" shall have the meaning provided in Section 1.01(d).

           "Swingline Note" shall have the meaning provided in Section 1.05(a).

           "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

           "Syndication Date" shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 13.04) has been completed.

           "Tax Sharing Agreement" shall have the meaning provided in Section 5.05.

           "Taxes" shall have the meaning provided in Section 4.04(a).

           "Term Loan" shall mean each Tranche A Term Loan and the Tranche B Term Loan.

           "Term Loan Commitment" shall mean each Tranche A Term Loan Commitment and each Tranche B Term Loan Commitment, with the Term Loan Commitment of any Bank at any time to equal the sum of its Tranche A Term Loan Commitment and Tranche B Term Loan Commitment as then in effect.

           "Test Period" shall mean each period of four consecutive fiscal quarters of the Borrower (or, if shorter, the period beginning on the first day of the fiscal year beginning on, or closest to, May 26, 1997 and ending on the last day of a fiscal quarter of the Borrower ended thereafter), in each case taken as one accounting period, ended after the first day of the fiscal year beginning on, or closest to, May 26, 1997.

           "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.

           "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

           "Total Term Loan Commitment" shall mean, at any time, the sum of the Total Tranche A Term Loan Commitment and Total Tranche B Term Loan Commitment.

           "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Banks.

           "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Banks.

           "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

           "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

           "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches, i.e., Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and Swingline Loans.

           "Tranche A Scheduled Repayment" shall have the meaning provided in
Section 4.02(b).

           "Tranche A Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b).

           "Tranche A Term Loan" shall have the meaning provided in Section 1.01(a).

           "Tranche A Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche A Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section
1.13 or 13.04.

           "Tranche A Term Loan Maturity Date" shall mean March 11, 2002.

           "Tranche A Term Note" shall have the meaning provided in Section 1.05(a).

           "Tranche B Scheduled Repayment" shall have the meaning provided in
Section 4.02(c).

           "Tranche B Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c).

           "Tranche B Term Loan" shall have the meaning provided in Section 1.01(b).

           "Tranche B Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche B Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section
1.13 or 13.04(b).

           "Tranche B Term Loan Maturity Date" shall mean March 11, 2003.

           "Tranche B Term Note" shall have the meaning provided in Section 1.05(a).

           "Transaction" shall mean, collectively, (i) the Recapitalization Transaction, (ii) the incurrence of Loans and the issuance of the Senior Subordinated Notes and the Seller Note on the Initial Borrowing Date and (iii) the payment of fees and expenses owing in connection with the foregoing.

           "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

           "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

           "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

           "United States" and "U.S." shall each mean the United States of America.

           "Unpaid Drawing" shall have the meaning provided for in Section 2.04(a).

           "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Borrower, as provided below) provided that such Subsidiary does not and shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Borrower may designate any Person to be an Unrestricted Subsidiary if (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) either (x) such Subsidiary, at the time of designation thereof, has no assets (except assets which could be invested in such Unrestricted Subsidiary at the time of designation as described in the immediately succeeding sentence) or (y) such Subsidiary is designated an "Unrestricted Subsidiary" at the time of the acquisition thereof by the Borrower, in the case of Subsidiaries acquired after the Effective Date and (c) such Subsidiary does not own any equity interests in, or hold any Lien on any property of, the Borrower or any other Subsidiary (excluding other Unrestricted Subsidiaries). Any such designation shall also be deemed to constitute an investment pursuant to Section 9.05(xi) in an amount equal to a percentage equal to the Borrower's and its Subsidiaries' percentage ownership interest of such Subsidiary of the sum of the net assets (with assets other than cash and Cash Equivalents valued at fair market value) of such Subsidiary at the time of the designation (which investment must be permitted to be made in accordance with the requirements of
Section 9.05(xi)), unless the designation is made pursuant to clause (b)(y) of the first sentence of this definition, in which case the amount of consideration paid by the Borrower and its Subsidiaries to effect such acquisition shall be included as such an investment. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default or Event of Default is existing or will occur as a consequence thereof. Each such designation shall be evidenced by filing with the Administrative Agent a certified copy of the resolution giving effect to such designation and an officers' certificate of the Chairman of the Board, the President, any Vice President or the Treasurer of the Borrower certifying that such designation complied with the foregoing conditions.

           "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

           "Voting Stock" shall mean any class or classes of capital stock of Holdings pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of Holdings.

           "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

           SECTION 12. The Agents.

           12.01 Appointment. The Banks hereby designate Bankers Trust Company as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include Bankers Trust Company (and/or any of its affiliates) in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Banks hereby designate Credit Suisse First Boston as

Syndication Agent and Canadian Imperial Bank of Commerce as Documentation Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the respective Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Agents may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

           12.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by such Person's gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

           12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

           12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

           12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

           12.06 Indemnification. To the extent any Agent is not reimbursed and indemnified by the Borrower the Banks will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Banks (without regard to the existence of any Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabili-ties, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

           12.07 Each Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

           12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

           12.09 Resignation by the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. Each other Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents at any time by giving notice to the Borrower, the Administrative Agent and the Banks. Such resignation shall take effect upon delivery of such notice.

           (b) Upon any such notice of resignation by the Administrative Agent, the Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

           (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

           (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Agents (if one or more so agrees), or if there are no Agents or no Agent so agrees, then the Required Banks, shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

           SECTION 13. Miscellaneous.

           13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their syndication efforts with respect to this Agreement and of the Agents and, following and during the continuation of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Agents and, following and during the continuation of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and
(iii) indemnify the Agents and each Bank, and each of their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agents or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction), or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agents or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

           13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of Holdings, the Borrower or any Subsidiary Guarantor but in any event excluding assets held in trust for any such Person against and on account of the Obligations and liabilities of Holdings, the Borrower or such Subsidiary Guarantor, as applicable, to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

           13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier communication) and mailed, telexed, telecopied or delivered: if to Holdings, at Holdings' address specified opposite its signature below; if to the Borrower, at the Borrower's address specified opposite its signature below; if to any Bank, at its address specified opposite its name on
Schedule II below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or any of the Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agents. All such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Agents and the Borrower shall not be effective until received by the Agents or the Borrower, as the case may be.

           13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided fur- ther, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except (x) in connection with a waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

           (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitment) to its (i) parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or (ii) with the consent of the Administrative Agent, a Common Management Fund or (iii) to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments and outstanding principal amount of Term Loans (or, if prior to the Initial Borrowing Date, Term Loan Commitment) hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of the Administrative Agent shall be required in connection with any such assignment (which consent shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments (it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06) shall survive as to such assigning Bank). At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

           (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Borrower and the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to a trustee for the benefit of investors and in support of its obligation to such investors.

           13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and any Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

           13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

           (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

           (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

           13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable) consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Sections 9.08 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks for the first fiscal year of the Borrower ended after the Initial Borrowing Date pursuant to Section 8.01(c) (which annual financial statements shall be generally consistent with the historical financial statements delivered to the Banks pursuant to Section 7.05(a), except as regards to inter-company transactions between the Borrower and NSC) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP"). Notwithstanding anything to the contrary contained herein, all computations determining compliance with Sections
9.08 through 9.10, inclusive, including definitions used therein, shall treat Unrestricted Subsidiaries as if the same did not exist.

           (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

           13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY, WITH OFFICES ON THE DATE HEREOF AT 500 CENTRAL AVENUE, ALBANY, NEW YORK 12206 AS ITS

DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN THE STATE OF NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

           (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

           (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

           13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

           13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which Holdings, the Borrower and each of the Banks who are initially parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

           13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

           13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (u) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (v) without the consent of BTCo or, in the case of Letters of Credit, the respective Issuing Bank, amend, modify or waive any provision of
Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (w) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Majority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Tranche in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Sections 4.02(b) and (c)) (although (x) the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (y) if additional Tranches of Term Loans are extended after the Initial Borrowing Date with the consent of the Required Banks as required above, such Tranches may be included on a pro rata basis (as is originally done with the Tranche A Term Loans and Tranche B Term Loans) in the various prepayments or repayments required pursuant to Sections 4.01 and 4.02 (excluding Sections 4.02(b) and (c) and any section providing Scheduled Repayments for any new Tranche of Term Loans) or (z) without the consent of the Supermajority Banks of the respective Tranche, reduce the amount of, or extend the date of, any Scheduled Repayment applicable to such Tranche or, without the consent of the Supermajority Banks of each Tranche, amend the definition of Supermajority Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date).

           (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Borrower if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Term Loans of such Bank which gave rise to the need to obtain such Bank's consent, in accordance with Sections 3.02(b) and/or 4.01(iv), provided that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

           13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

           13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

           13.15 Limitation on Additional Amounts, Etc. Notwithstanding anything to the contrary contained in Sections 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under any such Section within one year after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11,
2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

          13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Bank agrees that it will use its best efforts not to disclose without the prior consent of Holdings or the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company or board of trustees in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this
Section 13.16 to the same extent as such Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by Holdings to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Bank, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Agents or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

            (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank).

          13.17 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17.

          13.18 Certain Prior Documents. Upon execution of this Agreement, all rights and obligations of the Agents and Citicorp Venture Capital Ltd. under the commitment letter and related documents attached as Exhibit 4.7B to the Recapitalization Agreement are terminated; provided that all obligations set forth in the fee letter related thereto are hereby expressly assumed by the Borrower, and, as so assumed, shall continue in full force and effect.

          SECTION 14.  Holdings Guaranty.

          14.01 The Holdings Guaranty. In order to induce the Agents and the Banks to enter into this Agreement and to extend credit hereunder, to induce Banks or any of their respective Affiliates to enter into the Interest Rate Protection Agreements or other Hedging Agreements, and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit, and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, Holdings hereby agrees with the Guaranteed Creditors as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Holdings Guaranty or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          14.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of an Event of Default under any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          14.03 Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

          14.05 Authorization. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Holdings Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Holdings Guaranty.

          14.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07 Subordination. Any of the indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          14.08 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by any Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that neither the Agents nor any Bank shall have any duty to advise Holdings of information known to them regarding such circumstances or risks.

          14.09 Maximum Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that this Holdings Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                                      * * *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Addresses:

333 Western Avenue                        FSC SEMICONDUCTOR CORPORATION
South Portland, ME  04106
Tel:  (207) 775-8755                      By
Fax:  (207) 761-6020                        ------------------------
Attention:  Dan Boxer                       Name:
                                            Title:




333 Western Avenue                        FAIRCHILD SEMICONDUCTOR
South Portland, ME  04106                  CORPORATION
Tel:  (207) 775-8755
Fax:  (207) 761-6020
Attention:  Dan Boxer                     By
                                            -------------------------
                                            Name:
                                            Title:


                                          BANKERS TRUST COMPANY,
                                           Individually and as Administrative
                                           Agent


                                          By
                                            -------------------------
                                            Name:
                                            Title:


                                          CREDIT SUISSE FIRST BOSTON,
                                           Individually and as Syndication Agent


                                          By
                                            -------------------------

                                           Name:
                                           Title:


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          CANADIAN IMPERIAL BANK OF COMMERCE,
                                           Individually and as Documentation
                                           Agent


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          ABN AMRO BANK, N.V.


                                          By
                                            -------------------------
                                            Name:
                                            Title:


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          THE FIRST NATIONAL BANK OF BOSTON


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          THE BANK OF NOVA SCOTIA


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          BANK OF SCOTLAND


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          BANK OF TOKYO-MITSUBISHI


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          BANQUE FRANCAISE DU COMMERCE
                                           EXTERIEUR


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          CHANCELLOR SENIOR SECURED
                                           MANAGEMENT


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          CORESTATES BANK, N.A.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          DRESDNER BANK AG, New York Branch and
                                           Grand Cayman Branch


                                          By
                                            -------------------------
                                            Name:
                                            Title:


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                            SENIOR DEBT PORTFOLIO
                                            By Boston Management and Research,
                                            as Investment Advisor


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          FIRST SOURCE FINANCIAL LLP
                                          By First Source Financial, Inc.,
                                           its Agent/Manager


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          FLEET NATIONAL BANK


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          THE FUJI BANK, LIMITED
                                           NEW YORK BRANCH



                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          GENERAL ELECTRIC CAPITAL CORPORATION


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          KEYBANK NATIONAL ASSOCIATION


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          MERRILL LYNCH SENIOR FLOATING RATE
                                            FUND, INC.


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          THE MITSUBISHI TRUST & BANKING
                                           CORPORATION, LOS ANGELES AGENCY


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          PILGRIM AMERICA PRIME RATE TRUST


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          PNC BANK, NATIONAL ASSOCIATION


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          PRIME INCOME TRUST


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                          VAN KAMPEN AMERICAN CAPITAL PRIME
                                           RATE INCOME TRUST


                                          By
                                            -------------------------
                                            Name:
                                            Title:

                                                                      SCHEDULE I

                              COMMITMENTS


                                  Tranche A Term       Tranche B Term         Revolving
Bank                              Loan Commitment      Loan Commitment     Loan Commitment
----                              ---------------      ---------------     ---------------

Bankers Trust Company               $5,333,333.34       $15,000,000         $5,333,333.34

Credit Suisse First Boston           5,333,333.33            --              5,333,333.33

Canadian Imperial Bank of            5,333,333.33            --              5,333,333.33
  Commerce

PNC Bank National Association        5,000,000              --               5,000,000

Fleet National Bank                  5,000,000              --               5,000,000

The Fuji Bank, Limited New York      5,000,000              --               5,000,000
  Branch

Bank of Scotland                     4,000,000              --               4,000,000

ABN Amro Bank, N.V.                  4,000,000              --               4,000,000

First Source Financial LLP           4,000,000              --               4,000,000

Corestates Bank, N.A.                4,000,000              --               4,000,000

Bank of Tokyo-Mitsubishi             4,000,000              --               4,000,000

The Bank of Nova Scotia              4,000,000              --               4,000,000

The First National Bank of Boston    4,000,000              --               4,000,000

General Electric Capital             4,000,000              --               4,000,000
  Corporation

Banque Francaise du Commerce         4,000,000              --               4,000,000
  Exterieur

The Mitsubishi Trust & Banking       4,000,000              --               4,000,000
  Corporation, Los Angeles Agency

Dresdner Bank AG, New York           4,000,000              --               4,000,000
  Branch and Grand Cayman Branch

                                                                      SCHEDULE I
                                                                          Page 2

                                  Tranche A Term       Tranche B Term         Revolving
Bank                              Loan Commitment      Loan Commitment     Loan Commitment
----                              ---------------      ---------------     ---------------
Van Kampen American Capital Prime       --                $7,500,000             --
  Rate Income Trust

Pilgrim America Prime Rate Trust        --                 7,500,000             --

Prime Income Trust                      --                 7,500,000             --

Merrill Lynch Senior Floating Rate      --                 7,500,000             --
  Fund, Inc.

Totals                              $75,000,000          $45,000,000        $75,000,000

                                                                     SCHEDULE II

                                 BANK ADDRESSES

Bankers Trust Company         130 Liberty Street
                              New York, New York  10006
                              Telephone No.: (212) 250-4886
                              Telecopier No.: (212) 250-7218
                              Attention:  Anthony Logrippo

Credit Suisse First Boston    11 Madison Avenue
                              New York, New York  10010
                              Telephone No.: (212) 325-9157
                              Telecopier No.: (212) 325-8309
                              Attention: Chris T. Horgan

Canadian Imperial             425 Lexington Avenue, 3rd Floor
  Bank of Commerce            New York, New York  10017
                              Telephone No.: (212) 885-4695
                              Telecopier No.: (212) 885-4933
                              Attention:  Ed Levy

ABN Amro Bank, N.V.           One Post Office Square
                              39th Floor
                              Boston, MA 02109
                              Tel: (617) 988-7935
                              Fax: (617) 988-7910
                              Attention:  Chip Wahle

The First National Bank of Boston   100 Federal Street
                              High Technology Division
                              Mail Stop: 01-08-06
                              Boston, MA 02106
                              Tel: (617) 434-0819
                              Attention:  Daniel Head, Jr.

The Bank of Nova Scotia       101 Federal Street
                              16th Floor
                              Boston, MA 02110
                              Tel: (617) 737-6310
                              Fax: (617) 951-2177

                                                                     SCHEDULE II
                                                                          Page 2

                              Attention:  T.M. Pitcher

Bank of Scotland              New York Branch
                              565 Fifth Avenue
                              New York, NY 10017
                              Tel: (212) 450-0871
                              Fax: (212) 557-9460
                              Attention:  Annie Chin Tat

Bank of Tokyo-Mitsubishi      1251 Avenue of the Americas
                              New York, NY 10020
                              Tel: (212) 782-4268
                              Fax: (212) 782-4981
                              Attention:  Nick Campbell

Banque Francaise du Commerce  645 Fifth Avenue
   Exteriuer                  New York, NY 10022
                              Tel: (212) 872-5180
                              Fax: (212) 872-5045
                              Attention:  Peter Harris

Chancellor Senior Secured     1166 Avenue of the Americas
   Management                 New York, NY 10036
                              Tel: (212) 278-9563
                              Fax: (212) 278-9869
                              Attention:  Stephen Alfieri

Corestates Bank, N.A.         1339 Chestnut Street
                              Philadelphia, PA 19107
                              Tel: (215) 973-2562
                              Fax: (215) 973-6680
                              Attention:  Mark S. Supple

Dresdner Bank AG, New York    333 South Grand Avenue
   Branch and Grand Cayman    Suite 1700
   Branch                     Los Angeles, CA 90071
                              Tel: (213) 473-5420

                                                                     SCHEDULE II
                                                                          Page 3

                              Fax: (213) 473-5450
                              Attention:  Sid Jordan

Senior Debt Portfolio         c/o Eaton Vance
                              24 Federal Street
                              Boston, MA 02110
                              Tel: (617) 654-8484
                              Fax: (617) 695-9594
                              Attention:  Payson Swaffield

First Source Financial LLP    2850 West Golf Road
                              5th Floor
                              Rolling Meadows, IL 60008
                              Tel: (847) 734-2064
                              Fax: (847) 734-7910
                              Attention:  Kelli Marti

Fleet National Bank           One Federal Street
                              Mail Stop: MA PF DO3C
                              Boston, MA 02110
                              Tel: (617) 346-4853
                              Fax: (617) 346-4806
                              Attention:  Eric VanderMel

The Fuji Bank, Limited        Two World Trade Center
  New York Branch             New York, NY 10048
                              Tel: (212) 898-2073
                              Fax: (212) 912-0516
                              Attention:  Mark Hanslin

General Electric              201 High Ridge Road
  Capital Corporation         Stamford, CT 06927
                              Tel: (203) 316-7582
                              Fax: (203) 316-7978
                              Attention:  Mike McGonigle

Keybank National Association  127 Public Square
                              6th Floor

                                                                     SCHEDULE II
                                                                          Page 4


                              Cleveland, OH 44114
                              Tel: (216) 689-5562
                              Fax: (216) 689-4981
                              Attention:  Michael Landimi

Merrill Lynch Senior Floating 800 Scudders Mill Road
  Rate Fund, Inc.             Plainsboro, NJ 08536
                              Tel: (609) 282-2092
                              Fax: (609) 282-2756
                              Attention:  Anthony Clemente

The Mitsubishi Trust & Banking  801 South Figueroa Street
  Corporation, Los Angeles    Suite 2400
  Agency                      Los Angeles, CA 90017
                              Tel: (213) 896-4658
                              Fax: (213) 687-4631
                              Attention:  Rex Olson

Pilgrim America Prime Rate Trust  Two Renaissance Square
                              Phoenix, AZ 85004
                              Tel: (602) 417-8257
                              Fax: (602) 417-8327
                              Attention:  Tim Hunt

PNC Bank National Association 345 Park Avenue
                              New York, NY 10154
                              Tel: (212) 409-3724
                              Fax: (212) 409-3737
                              Attention:  Mark Williams

Prime Income Trust            c/o Dean Witter Intercapital
                              Two World Trade Center
                              New York, NY 10048
                              Tel: (212) 392-9034
                              Fax: (212) 392-5345
                              Attention:  Peter Gewirtz

                                                                     SCHEDULE II
                                                                          Page 5

Van Kampen American Capital   One Parkview Plaza
  Prime Rate Income Trust     Oakbrook Terrace, IL 60181
                              Tel: (630) 684-6438
                              Fax: (603) 684-6740
                              Attention:  Jeffrey Maillet

                                                               SCHEDULE III

                               REAL PROPERTY

 Occupant                     Interest Held           Description
 --------                     -------------           -----------

Borrower                      *Fee Simple         333 Western Avenue
                                                  South Portland, Maine

Borrower                      *Fee Simple         3333 West 9000 South
                                                  West Jordan, Utah

Borrower                      Leasehold           Lease dated November 13, 1995
                                                  between Mill Fabric Center,
                                                  lessor, and Borrower,
                                                  successor to National
                                                  Semiconductor Corporation, as
                                                  lessee, covering a portion of
                                                  a building located at 265
                                                  Western Avenue, South
                                                  Portland, Maine.

Borrower                      Leasehold           Lease dated March __, 1997
                                                  between the Borrower and
                                                  National Semiconductor
                                                  Corporation covering building
                                                  10 at a facility owned by
                                                  National Semiconductor
                                                  Corporation located on Western
                                                  Avenue, South Portland, Maine.

Borrower                     Leasehold            Lease dated March __, 1997
                                                  between the Borrower and
                                                  National Semiconductor
                                                  Corporation covering buildings
                                                  12 and 23 at a facility owned
                                                  by National Semiconductor
                                                  Corporation located on Western
                                                  Avenue, South Portland, Maine.

Borrower                     Leasehold            Lease dated March __, 1997
                                                  between the Borrower and
                                                  National Semiconductor
                                                  Corporation, as owner and
                                                  Lessor, whereby the Borrower
                                                  leases a portion of each of
                                                  the facilities located at 2920
                                                  San Ysidro Way and 3697 Tahoe
                                                  Way in Santa Clara,
                                                  California.

Fairchild Semiconductor     Leasehold             Lease dated March 8, 1976
(Malaysia) Sdn. Bhd.                              under qualified (temporary)
("Fairchild Malaysia")                            title no. HS(D) 44, for
                                                  occupancy by Fairchild
                                                  Malaysia, successor to
                                                  National Semiconductor Penang
                                                  ("NSEP"), covering the
                                                  property known as the EP1
                                                  Building located in the Bayan
                                                  Lepas Free Trade Zone, Penang,
                                                  Malaysia.



Fairchild Malaysia          Leasehold             Lease dated November 18, 1982,
                                                  under qualified (temporary)
                                                  title no. HS(D) 3400-MK12, for
                                                  occupancy by Fairchild
                                                  Malaysia, successor to NSEP,
                                                  covering the property known as
                                                  the EP2 Building located in
                                                  the Bayan Lepas Free Trade
                                                  Zone, Penang, Malaysia.

      * Mortgaged Properties

                                                               SCHEDULE III
                                                                 Page 7

                               REAL PROPERTY

    Occupant               Interest Held           Description
    --------               -------------           -----------


Fairchild Malaysia          Leasehold             Lease dated May 22, 1973,
                                                  under qualified (temporary)
                                                  title no. HS(D) 19, for
                                                  occupancy by Fairchild
                                                  Malaysia, successor to NSEP,
                                                  covering the property known as
                                                  the IP Building located in the
                                                  Bayan Lepas Free Trade Zone,
                                                  Penang, Malaysia.

Fairchild Malaysia          Leasehold             Lease between Sri Penang
                                                  Development Sdn. Bhd., as
                                                  landlord and Fairchild
                                                  Malaysia, successor to NSEP,
                                                  as tenant, known as the "Red
                                                  Lease" covering property
                                                  located in the Bayan Lepas
                                                  Free Trade Zone, Penang,
                                                  Malaysia.

Fairchild Malaysia          Leasehold             Agreement for Lease dated July
                                                  14, 1988, between Sri Pinang
                                                  Development Sdn. Bhd., as
                                                  landlord and Fairchild
                                                  Malaysia, successor to NSEP,
                                                  as tenant, known as the "Blue
                                                  Lease" covering property
                                                  located in the Bayan Lepas
                                                  Free Trade Zone, Penang,
                                                  Malaysia.

Fairchild Malaysia          Leasehold             Agreement for Lease dated July
                                                  14, 1988, between Sri Pinang
                                                  Development Sdn. Bhd., as
                                                  landlord and Fairchild
                                                  Malaysia, successor to
                                                  National Semiconductor
                                                  Technology Sdn. Bhd., as
                                                  tenant, known as the "Yellow
                                                  Lease" covering property
                                                  located in the Bayan Lepas
                                                  Free Trade Zone, Penang,
                                                  Malaysia.

Fairchild Semiconductor     Leasehold             Lease Agreement dated October
Hong Kong (Holdings)                              10, 1979, between Philippine
Limited ("Fairchild Hong                          Economic Zone Authority
Kong")                                            (successor to Export
                                                  Processing Zone Authority),
                                                  ("PEZA") as landlord, and
                                                  Fairchild Hong Kong, successor
                                                  in interest to National
                                                  Semiconductor Hong Kong
                                                  Limited, as tenant, covering
                                                  lands in the Mactan Export
                                                  Processing Zone, Cebu,
                                                  Philippines.

                                                                     SCHEDULE IV
                                 EXISTING LEINS

                                  See Attached

                                   Schedule IV

===================================================================================================================================
     Debtor       Secured Party                               File No/Date         Collateral
-----------------------------------------------------------------------------------------------------------------------------------
1.   Fairchild    General Electric Credit Corporation         729329; 05/11/87     Specified leased Haworth Office System
                                                                                   equipment
-----------------------------------------------------------------------------------------------------------------------------------
2.   Fairchild    General Electric Credit Corporation         742687; 08/03/87     Specified leased Haworth furniture and fixtures
-----------------------------------------------------------------------------------------------------------------------------------
3.   National     GCA Leasing Corp.                           775287; 03/29/88     Specified lease including but not limited to
                                                                                   various computer, manufacturing and test
                                                                                   equipment
-----------------------------------------------------------------------------------------------------------------------------------
4.   National     Xerox Corporation                           983404; 05/08/92     Xerox 5100 copier
-----------------------------------------------------------------------------------------------------------------------------------
5.   National     CLG, Inc.                                   989921; 06/22/92     IBM 3174 - OIR Controller S/N:  F0708 (lease)
-----------------------------------------------------------------------------------------------------------------------------------
6.   National     Xerox Corporation                           990769; 06/25/92     Xerox 5100 copier
-----------------------------------------------------------------------------------------------------------------------------------
7.   National     Hewlett-Packard Company                     1029496; 05/10/93    Specified leased Hewlett-Packard equipment
-----------------------------------------------------------------------------------------------------------------------------------
8.   National     CLG, Inc.                                   1047344; 09/17/93    IBM 6262-D22 Printer S/N:  80304 (lease)
-----------------------------------------------------------------------------------------------------------------------------------
9.   National     Digital Financial Services, a division of   1050643; 01/03/94    Specified leased (2) B2-66AMA - AE
                  General Electric Capital Corporation                             Refurbished 66AMA-AE, Vax 6000 Model 610
                                                                                   system and peripherals
-----------------------------------------------------------------------------------------------------------------------------------
10.  National     Digital Financial Services, a division of   1086326; 07/18/94    8W512-AC Storage Work Array w/peripherals
                  General Electric Capital Corporation                             (lease)
-----------------------------------------------------------------------------------------------------------------------------------
11.  National     Digital Financial Services, a division of   1086327; 07/18/94    (1) 66AMAEB-FAX 6610 with 512MB,
                  General Electric Capital Corporation                             DEMNAM, CIXCD-AB, VMS, UNLIM, DECNET,
                                                                                   EF, VAX Cluster, (2) MS65-DA - Memory
                                                                                   Boards
-----------------------------------------------------------------------------------------------------------------------------------
12.  National     Hewlett-Packard Company                     1094B29; 09/22/94    Specified leased equipment pursuant to
                                                                                   Financing Agreement No. 4144-67173
-----------------------------------------------------------------------------------------------------------------------------------
13.  National     General Electric Capital Corp.              1106784; 12/22/94    Specified leased equipment pursuant to
                                                                                   Equipment Schedule No. 004 to Master Lease
                                                                                   Agreement
-----------------------------------------------------------------------------------------------------------------------------------
14.  National     General Electric Capital Corp.              1106785; 12/22/94    Specified leased equipment pursuant to
                                                                                   Equipment Schedule No. 005 to Master Lease
                                                                                   Agreement
-----------------------------------------------------------------------------------------------------------------------------------
15.  National     General Electric Capital Corp.              1106786; 12/22/94    Specified leased equipment pursuant to
                                                                                   Equipment Schedule No. 006 to Master Lease
                                                                                   Agreement

===============================================
     Debtor             Location
-----------------------------------------------
1.   Fairchild        Me. Sec. of State

-----------------------------------------------
2.   Fairchild        Me. Sec. of State
-----------------------------------------------
3.   National         Me. Sec. of State


-----------------------------------------------
4.   National         Me. Sec. of State
-----------------------------------------------
5.   National         Me. Sec. of State
-----------------------------------------------
6.   National         Me. Sec. of State
-----------------------------------------------
7.   National         Me. Sec. of State
-----------------------------------------------
8.   National         Me. Sec. of State
-----------------------------------------------
9.   National         Me. Sec. of State


-----------------------------------------------
10.  National         Me. Sec. of State

-----------------------------------------------
11.  National         Me. Sec. of State



-----------------------------------------------
12.  National         Me. Sec. of State

-----------------------------------------------
13.  National         Me. Sec. of State


-----------------------------------------------
14.  National         Me. Sec. of State


-----------------------------------------------
15.  National         Me. Sec. of State

===================================================================================================================================
     Debtor             Secured Party                               File No/Date                         Collateral
-----------------------------------------------------------------------------------------------------------------------------------
16.  National      General Electric Capital Corp.                 1106787; 12/22/94   Specified leased equipment pursuant to
                                                                                      Equipment Schedule No. 008 to Master Lease
                                                                                      Agreement
-----------------------------------------------------------------------------------------------------------------------------------
17.  National      General Electric Capital Corp.                 1107014; 12/27/94   Specified leased equipment pursuant to
                                                                                      Equipment Schedule No. 007 to Master Lease
                                                                                      Agreement
-----------------------------------------------------------------------------------------------------------------------------------
18.  National      General Electric Capital Corp.                 1107015; 12/27/94   Specified leased equipment pursuant to
                                                                                      Equipment Schedule No. 001 to Master Lease
                                                                                      Agreement
-----------------------------------------------------------------------------------------------------------------------------------
19.  National      General Electric Capital Corp.                 1107016; 12/27/94   Specified leased equipment pursuant to
                                                                                      Equipment Schedule No. 003 to Master Lease
                                                                                      Agreement
-----------------------------------------------------------------------------------------------------------------------------------
20.  National      General Electric Capital Corp.                 1107099; 12/27/94   Specified leased equipment pursuant to
                                                                                      Equipment Schedule No. 002 to Master Lease
                                                                                      Agreement
-----------------------------------------------------------------------------------------------------------------------------------
21.  National      Telogy, Inc.                                   1112240; 02/08/95   1 TEK TDS620 2Channel DSO (lease)
-----------------------------------------------------------------------------------------------------------------------------------
22.  National      Princeton Credit Corporation (assigned to      1123529; 05/08/95   2 Data Products Model 3C Typhoon Laser
                   NarCrown Bank of Roseland, NJ)                                     Printers (lease)
-----------------------------------------------------------------------------------------------------------------------------------
23.  National      Hewlett-Packard Company                        1127323; 06/01/95   Specified leased equipment pursuant to
                                                                                      Financing Agreement No. 412401804
-----------------------------------------------------------------------------------------------------------------------------------
24.  National      Digital Financial Services, a division of      1129067; 06/14/95   IIS142-AF Storage Works Array with
                   General Electric Capital Corporation                               Peripherals (lease)
-----------------------------------------------------------------------------------------------------------------------------------
25.  National      Copelco Capital, Inc.                          1144477; 10/10/95   One (1) Karl Suss PM & Analytical Probes; (1)
                                                                                      Light Tight Enclosure without Base, (1)
                                                                                      Vibration Isolation Table; (1) Color CCTV
                                                                                      System (lease)
-----------------------------------------------------------------------------------------------------------------------------------
26.  National      Copelco Capital, Inc.                          1145389; 10/16/95   One (1) LTX ___________, Micromaster ____
                                                                                      VLSI Tester (lease)
-----------------------------------------------------------------------------------------------------------------------------------
27.  National      Copelco Capital, Inc.                          1155277; 01/02/95   One Oxford Instruments LINK ISIS Series 300
                                                                                      Microanalysis:  System (lease)
-----------------------------------------------------------------------------------------------------------------------------------
28.  National      IBM Credit Corporation                         1163339; 03/08/96   All computer, information processing, and
                                                                                      other peripheral equipment and goods
                                                                                      referenced on IBM Supplement No. 250927
                                                                                      dated 02/21/96

===================================================
     Debtor                 Location
---------------------------------------------------
16.  National             Me. Sec. of State


---------------------------------------------------
17.  National             Me. Sec. of State


---------------------------------------------------
18.  National             Me. Sec. of State


---------------------------------------------------
19.  National             Me. Sec. of State


---------------------------------------------------
20.  National             Me. Sec. of State


---------------------------------------------------
21.  National             Me. Sec. of State
---------------------------------------------------
22.  National             Me. Sec. of State

---------------------------------------------------
23.  National             Me. Sec. of State

---------------------------------------------------
24.  National             Me. Sec. of State

---------------------------------------------------
25.  National             Me. Sec. of State



---------------------------------------------------
26.  National             Me. Sec. of State

---------------------------------------------------
27.  National             Me. Sec. of State

---------------------------------------------------
28.  National             Me. Sec. of State

===================================================================================================================================
     Debtor             Secured Party                               File No/Date                         Collateral
-----------------------------------------------------------------------------------------------------------------------------------
29.  National      Rave Financial Services, Inc.                  1168807; 04/22/96   1 RPTOSEX1-110-128-P95 Rave Power Tower
                                                                                      with sun Original SPAR________ 5 11OMHzMicro
                                                                                      SPARCD Processor and Motherboard; 1
                                                                                      SSOS-25-CDB-MOD Media Only Desktop (Solaris
                                                                                      2.5)
-----------------------------------------------------------------------------------------------------------------------------------
30.  National      Hewlett-Packard Company                        1170076- 04/30/96   Specified leased equipment pursuant to
                                                                                      Financing Agreement No. 412404996
-----------------------------------------------------------------------------------------------------------------------------------
31.  National      Digital Financial Services, a division of GE   1173167; 05/21/96   Specified leased equipment described in DFS
                   Capital Corp.                                                      Lease Agreement No. 9543834-030 dated
                                                                                      05/13/96
-----------------------------------------------------------------------------------------------------------------------------------
32.  National      IBM Credit Corporation                         1176402; 06/12/96   All computer information processing, and
                                                                                      other peripheral equipment and goods
                                                                                      referenced on IBM Supplement No. 260997
                                                                                      dated 05/14/96 (lease)
-----------------------------------------------------------------------------------------------------------------------------------
33.  National      Avnet Computer, a division of Avnet, Inc.      1178227; 06/25/96   Specified leased equipment pursuant to
                                                                                      Agreement No. 6595504-002
-----------------------------------------------------------------------------------------------------------------------------------
34.  National      Princeton Credit Corporation (assigned to      1183041; 07/31/96   Specified leased equipment pursuant to
                   NorCrown Bank)                                                     Equipment Schedule No. A-2
-----------------------------------------------------------------------------------------------------------------------------------
35.  National      Princeton Credit Corp. (assigned to            1194015; 10/21/96   Specified leased equipment pursuant to
                   NorCrown Bank)                                                     Equipment Schedule A-3
-----------------------------------------------------------------------------------------------------------------------------------
36.  National      Princeton Credit Corp. (assigned to            1194916; 10/21/96   Specified leased equipment pursuant to
                   NorCrown Bank)                                                     Equipment Schedule A-4
-----------------------------------------------------------------------------------------------------------------------------------
37.  National      IBM Credit Corporation                         1195346; 10/28/96   All computer, information processing, and
                                                                                      other peripheral equipment and goods
                                                                                      referenced on IBM Supplement No. 284139
                                                                                      dated 09/20/96 (lease)
-----------------------------------------------------------------------------------------------------------------------------------
38.  National      Hewlett-Packard                                1201479; 12/13/96   Leased computer equipment
-----------------------------------------------------------------------------------------------------------------------------------
39.  National      IBM Credit Corporation                         1208676; 2/13/97    Leased computer equipment
-----------------------------------------------------------------------------------------------------------------------------------
40.  Fairchild     GECC                                           Bk. 7936, Pg. 36    Haworth furniture and fixtures

-----------------------------------------------------------------------------------------------------------------------------------
41.  National      CLG, Inc.                                      Bk. 10962, Pg. 299  Computer equipment

-----------------------------------------------------------------------------------------------------------------------------------
42.  National      Princeton Credit Corp.                         Bk. 11909, Pg. 128  Computer equipment


===================================================
     Debtor                 Location
---------------------------------------------------
29.  National             Me. Sec. of State




---------------------------------------------------
30.  National             Me. Sec. of State

---------------------------------------------------
31.  National             Me. Sec. of State


---------------------------------------------------
32.  National             Me. Sec. of State



---------------------------------------------------
33.  National             Me. Sec. of State

---------------------------------------------------
34.  National             Me. Sec. of State

---------------------------------------------------
35.  National             Me. Sec. of State

---------------------------------------------------
36.  National             Me. Sec. of State

---------------------------------------------------
37.  National             Me. Sec. of State



---------------------------------------------------
38.  National             Me. Sec. of State
---------------------------------------------------
39.  National             Me. Sec. of State
---------------------------------------------------
40.  Fairchild            Cumberland
                          County, ME
---------------------------------------------------
41.  National             Cumberland
                          County, ME
---------------------------------------------------
42.  National             Cumberland
                          County, ME

===================================================================================================================================
     Debtor             Secured Party                               File No/Date                         Collateral
-----------------------------------------------------------------------------------------------------------------------------------

43.  National      Princeton Credit Corp.                         Bk. 12639, Pg. 186  Computer equipment

-----------------------------------------------------------------------------------------------------------------------------------
44.  National      Princeton Credit Corp.                         Bk. 12761, Pg. 32   Computer equipment

-----------------------------------------------------------------------------------------------------------------------------------
45.  National      Princeton Credit Corp.                         Bk. 12761, Pg. 34   Computer equipment

-----------------------------------------------------------------------------------------------------------------------------------
46.  National      Princeton Credit Corp.                         Bk. 12800, Pg. 290  Computer equipment

-----------------------------------------------------------------------------------------------------------------------------------
47.  National      Equitable Lomas Leasing                        2188190, 2/30/88    Various computer, manufacturing and ____
                                                                                      equipment and additional property leased
                                                                                      under Master Equipment Lease Agt. No 1-1-
                                                                                      60-094833-DD dated 3/9/88
-----------------------------------------------------------------------------------------------------------------------------------
48.  National      Equitable Lomas Leasing                        1/18/89             Partial release of statement # 188190.
                                                                                      Release of property listed under Rental
                                                                                      Schedule Nos. 27-31, 57-78, 81-86 and 9-11
                                                                                      under Master Equipment Lease Agt. No. 1-1-
                                                                                      60-094833-00 to AT&T Credit Corporation
-----------------------------------------------------------------------------------------------------------------------------------
49.  National      Equitable Lomas Leasing                        8/16/93             Continuation of 2188190
-----------------------------------------------------------------------------------------------------------------------------------
50.  National*     Deutsch Bank AG Los Angeles Branch             448094; 8/2/95      Electronics equipment, computer equipment,
                                                                                      peripherals, office furniture and
                                                                                      telecommunications equipment described on
                                                                                      Collateral Schedule No. Dl to Master Security
                                                                                      Agt. dated 5/1/95
-----------------------------------------------------------------------------------------------------------------------------------
51.  National*     Deutsch Bank AG Los Angeles Branch             1/27/97             Partial release of Statement #948094.
                                                                                      Equipment Ref. #27 and Ref. #28 from Exhibit
                                                                                      1 to Collateral Schedule D1
-----------------------------------------------------------------------------------------------------------------------------------
52.  National*     Tokyo Leasing (U.S.A.) Inc.                    451628; 8/31/95     Various electronic equipment wherever located
                                                                                      described on Collateral Schedule No. T to
                                                                                      Master Security Agt. dated 5/1/95
-----------------------------------------------------------------------------------------------------------------------------------
53.  National*     Avnet Computer, Division of Avnet, Inc.        504198; 1/8/96      Equipment under Master Agt. Schedule
                                                                                      #6595504-001
-----------------------------------------------------------------------------------------------------------------------------------
54.  National*     Avent Computer, Division of Avnet, Inc.        510983; 3/6/96      Equipment under Master Agt. Schedule
                                                                                      #6595504-02
-----------------------------------------------------------------------------------------------------------------------------------
55.  National*     Avnet Computer, Division of Avnet, Inc.        510984; 3/6/96      Equipment under Master Agt. Schedule
                                                                                      #6595504-203
-----------------------------------------------------------------------------------------------------------------------------------
56.  National*     Avnet Computer, Division of Avnet, Inc.        510985; 3/6/96      Equipment under Master Agt. Schedule
                                                                                      #6595504-201
-----------------------------------------------------------------------------------------------------------------------------------
57.  National*     Avnet Computer, Division of Avnet, Inc.        526535; 7/3/96      Equipment under Master Agt. Schedule
                                                                                      #6595504-204
-----------------------------------------------------------------------------------------------------------------------------------
58.  National*     Avnet Computer, Division of Avnet, Inc.        526536; 7/3/96      Equipment under Master Agt. Schedule
                                                                                      #6595504-205
-----------------------------------------------------------------------------------------------------------------------------------
59.  National*     Avnet Computer, Division of Avnet, Inc.        526537; 7/3/96      Equipment under Master Agt. Schedule
                                                                                      #6595504-205
===================================================================================================================================

===================================================
     Debtor                 Location
---------------------------------------------------
43.  National              Cumberland
                           County, ME
----------------------------------------------------
44.  National              Cumberland
                           County, ME
----------------------------------------------------
45.  National              Cumberland
                           County, ME
----------------------------------------------------
46.  National              Cumberland
                           County, ME
----------------------------------------------------
47.  National              State of Utah



----------------------------------------------------
48.  National              State of Utah




----------------------------------------------------
49.  National              State of Utah
----------------------------------------------------
50.  National*             State of Utah




----------------------------------------------------
51.  National*             State of Utah


----------------------------------------------------
52.  National*             State of Utah


----------------------------------------------------
53.  National*             State of Utah

----------------------------------------------------
54.  National*             State of Utah

----------------------------------------------------
55.  National*             State of Utah

----------------------------------------------------
56.  National*             State of Utah

----------------------------------------------------
57.  National*             State of Utah

----------------------------------------------------
58.  National*             State of Utah

----------------------------------------------------
59.  National*             State of Utah

====================================================


NOTE: UNLESS MARKED WITH AN ASTERISK "*", FILINGS ARE PROTECTIVE LEASE FILINGS
      ONLY. NO ATTEMPT HAS BEEN MADE TO DETERMINE WHETHER PROPERTY SUBJECT TO LEASE FILINGS IS BEING TRANSFERRED TO FAIRCHILD

                                                                      SCHEDULE V

                              EXISTING INDEBTEDNESS

                                      NONE

                                                                     SCHEDULE VI

                                    INSURANCE

BORROWER

                                 MINIMUM AMOUNT
                                 REQUIRED TO BE
      CORE COVERAGE'S              MAINTAINED                  DEDUCTIBLE

   Directors & Officers             $15,000,000                  0 Non-Ind
      Executive Risk                                       $250,000 Corp. Reimb
         Reliance

         Property                  $800,000,000                  $250,000
      Zurich, Royal

          Cargo                     $50,000,000                  $ 15,000
         St. Paul

BORROWER AND SUBSIDIARIES OF BORROWER

                                  MINIMUM AMOUNT
                                  REQUIRED TO BE
     CORE COVERAGE'S                MAINTAINED                  DEDUCTIBLE

Foreign Commercial General          $1,000,000                     | |
Liability/Auto/Excess Liability
           AIU

Foreign Voluntary Worker's          $1,000,000                     | |
          Comp.
           AIU

    General Liability          $2,000,000/aggregate        1) $100,000/specific
         St. Paul             $1,000,000/occurrence       2) $500,000/aggregate

Auto Liability & Physical Damage  $1,000,000 CSL                   Nil
         St. Paul

  Worker's Compensation        Statutory Coverage A        1) $250,000/specific
         Hanover              $1,000,000 coverage B       2) $650,000/aggregate

  Umbrella/Excess Liab.             $1,000,000                     N/A
St. Paul, CHUBB, Reliance

Electronics Manufacturers          $15,000,000             1) $100,000/specific
    Errors & Omissions                                    2) $500,000/aggregate
         St. Paul

  Business Interruption            $800,000,000       $ 50,000 PD/BI Combined at
American guarantee Liab.      (combined amount with              Mfg.
       Ins. Co.                 casualty insurance)   $250,000 PD at Mfg. Sites
Royal/Sun Alliance Insurance                          $250,000 BI at Mfg. Sites
          Co.                                         $250,000 PD/BI on Boiler &
                                                               Machinery
                                                         5% of 100% PD value.

* As of the Effective Date, there are no policies in existence for Holdings, except for the Executive Risk Reliance Directors and Officers' policy.

                                                                    SCHEDULE VII

                                   ERISA PLANS

1.    The Fairchild Personal Savings and Retirement Plan

                                                                   SCHEDULE VIII

                                  SUBSIDIARIES

1.    Fairchild Semiconductor (Malaysia) Sdn Bhd

2.    Fairchild Semiconductor Hong Kong Limited

3.    Fairchild Semiconductor Hong Kong (Holdings) Limited

4.    Fairchild Semiconductor Japan K.K.

5.    Fairchild Semiconductor Asia Pacific Pte Ltd.

6.    Fairchild Semiconductor GmbH

7.    Fairchild Semiconductor Limited

*     There are no Subsidiary Guarantors

                                                                     SCHEDULE IX

                                 LABOR RELATIONS

                                      None

                                                                      SCHEDULE X

                                   PROJECTIONS

                                                                     SCHEDULE XI

                                   SECURITIES

1.    FSC Semiconductor Corporation Stock Option Plan

2. Agreement and Plan of Recapitalization dated January 24, 1997 between Sterling Holding Company, LLC and National Semiconductor Corporation.

3. Securities Purchase and Holders Agreement by and among Holdings, Sterling Holding Company, LLC, National Semiconductor Corporation, and the individuals listed as "Management Investors" on Schedule I therein.

                                                                    SCHEDULE XII

                              [ORGANIZATION CHART]

                                                                       EXHIBIT A

                               NOTICE OF BORROWING

 __________, 19__

Bankers Trust Company, as
  Administrative Agent for the Banks
  party to the Credit Agreement
  referred to below
130 Liberty Street
New York, New York 10006

Attention:  Anthony Logrippo

Ladies and Gentlemen:

The undersigned, Fairchild Semiconductor Corporation (the "Borrower"), refers to the Credit Agreement, dated as of March 11, 1997 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among FSC Semiconductor Corporation, the Borrower, various Banks from time to time party thereto, you, as Administrative Agent for such Banks, Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Borrowing is _______________.*

            (ii) The aggregate principal amount of the Proposed Borrowing is $______________.

            (iii) The Proposed Borrowing is to consist of [Tranche A Term Loans] [Tranche B Term Loans] [Revolving Loans] [Swingline Loans].

            (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

            (v) The initial Interest Period for the Proposed Borrowing is ________ month(s).**

----------
* Shall be a Business Day at least one Business Day in the case of Base Rate Loans and three Business Days in the case of Eurodollar Loans, in each case, after the date hereof.

** To be included for a Proposed Borrowing of Eurodollar Loans.

                                                                       EXHIBIT A
                                                                          Page 2


            The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Borrowing:

            (A) the representations and warranties contained in the Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                              Very truly yours,

                              FAIRCHILD SEMICONDUCTOR CORPORATION


                              By
                                 -----------------------------------
                                 Name:
                                 Title:

                                                                     EXHIBIT B-1

                               TRANCHE A TERM NOTE

$_____________                                                New York, New York
                                                                  March 11, 1997

            FOR VALUE RECEIVED, FAIRCHILD SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to _____________________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at 130 Liberty Street, New York, N.Y. 10006 on the Tranche A Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of _________________________________ DOLLARS
($_____________) or, if less, the then unpaid principal amount of all Tranche A Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

            This Note is one of the Tranche A Term Notes referred to in the Credit Agreement, dated as of March 11, 1997, among FSC Semiconductor Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this
Note is subject to voluntary prepayment and mandatory repayment prior to the Tranche A Term Loan Maturity Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     EXHIBIT B-1
                                                                          Page 2

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                          FAIRCHILD SEMICONDUCTOR
                                           CORPORATION


                                          By
                                             -----------------------------------
                                             Title:

                                                                     EXHIBIT B-2

                               TRANCHE B TERM NOTE

$_____________                                                New York, New York
                                                                  March 11, 1997

            FOR VALUE RECEIVED, FAIRCHILD SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to _____________________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at 130 Liberty Street, New York, N.Y. 10006 on the Tranche B Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of ____________________________________ DOLLARS
($_____________) or, if less, the then unpaid principal amount of all Tranche B Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

            This Note is one of the Tranche B Term Notes referred to in the Credit Agreement, dated as of March 11, 1997, among FSC Semiconductor Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this
Note is subject to voluntary prepayment and mandatory repayment prior to the Tranche B Term Loan Maturity Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-2
                                                                          Page 2


            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                          FAIRCHILD SEMICONDUCTOR
                                           CORPORATION


                                          By
                                             -----------------------------------
                                             Title:

                                                                     EXHIBIT B-3

                                 REVOLVING NOTE

$__________                                                   New York, New York
                                                                  March 11, 1997

            FOR VALUE RECEIVED, FAIRCHILD SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to _____________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at 130 Liberty Street, New York, N.Y. 10006 on the Revolving Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of ___________ DOLLARS ($__________) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

            This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of March 11, 1997, among FSC Semiconductor Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Loan Maturity Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-3
                                                                          Page 2


            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                          FAIRCHILD SEMICONDUCTOR
                                            CORPORATION


                                          By
                                             -----------------------------------
                                             Title:

                                                                     EXHIBIT B-4

                                 SWINGLINE NOTE

$5,000,000.00                                                 New York, New York
                                                                  March 11, 1997

            FOR VALUE RECEIVED, FAIRCHILD SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to BANKERS TRUST COMPANY or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at 130 Liberty Street, New York, N.Y. 10006 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of FIVE MILLION DOLLARS ($5,000,000.00) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

            This Note is the Swingline Note referred to in the Credit Agreement, dated as of March 11, 1997 among FSC Semiconductor Corporation, the Borrower, the lenders from time to time party thereto (including the Bank), Bankers Trust Company, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This
Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     EXHIBIT B-4
                                                                          Page 2


            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                          FAIRCHILD SEMICONDUCTOR
                                           CORPORATION


                                          By
                                             -----------------------------------
                                             Title:

                                                                       EXHIBIT C

                            LETTER OF CREDIT REQUEST

No. (1)     Dated  (2)

Bankers Trust Company, as Administrative Agent under the Credit Agreement (as amended, modified or supplemented from time to time, the "Credit Agreement"), dated as of March __, 1997, among FSC Semiconductor Corporation, Fairchild Semiconductor Corporation, the Banks from time to time party thereto, Bankers Trust Company, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent,
130 Liberty Street
New York, New York 10006
Attention:  Anthony Logrippo

[Name and Address of applicable Issuing Bank

Attention:  ______________________]

Dear Sirs:

            We hereby request that [name of proposed Issuing Bank], in its individual capacity, issue a [Standby] [Trade] Letter of Credit for the account of the undersigned on (3) (the "Date of Issuance") in the aggregate stated amount of (4). The requested Letter of Credit shall be denominated in Dollars.

            For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

--------
(1)   Letter of Credit Request Number.

(2)   Date of Letter of Credit Request.

(3) Date of Issuance which shall be at least five Business Days after the date of this Letter of Credit Request (or such shorter period as is acceptable to the respective Issuing Bank).

(4)   Aggregate initial stated amount of Letter of Credit.

                                                                       EXHIBIT C
                                                                          Page 6


            The beneficiary of the requested Letter of Credit will be (5), and such Letter of Credit will be in support of (6) and will have a stated expiration date of (7).

            We hereby certify that:

            (1) the representations and warranties contained in the Credit Documents will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

            (2) no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.

            Copies of all relevant documentation with respect to the supported transaction are attached hereto.

                                          FAIRCHILD SEMICONDUCTOR
                                            CORPORATION


                                          By
                                             -----------------------------------
                                             Title:

--------
(5)   Insert name and address of beneficiary.

(6) Insert description of L/C Supportable Indebtedness and describe obligation to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Trade Letters of Credit.

(7) Insert last date upon which drafts may be presented which may not be later than (i) in the case of Trade Letters of Credit, the earlier of (x) the date which occurs 180 days after the Date of Issuance or (y) the date which is 30 days prior to the Revolving Loan Maturity Date or (ii) in the case of Standby Letters of Credit, the earlier of (x) the date which occurs 12 months after the Date of Issuance, or, if any such Standby Letter of Credit is automatically extendable for successive periods of up to 12 months, a date not beyond the tenth Business Day prior to the Revolving Loan Maturity Date or (y) the tenth Business Day prior to the Revolving Loan Maturity Date.

                                                                       EXHIBIT D

                        Section 4.04(b)(ii) Certificate

            Reference is hereby made to the Credit Agreement, dated as of March 11, 1997, among FSC Semiconductor Corporation, Fairchild Semiconductor Corporation, the Banks party thereto from time to time, Bankers Trust Company, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent (the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                          [NAME OF BANK]


                                          By
                                             -----------------------------------
                                             Title:

                                          March 11, 1997

To each of the Agents and each
of the Banks party to the Credit
Agreement referred to below

Ladies and Gentlemen:

            We have acted as special counsel to FSC Semiconductor Corporation, a Delaware corporation ("Holdings"), and Fairchild Semiconductor Corporation, a Delaware corporation (the "Borrower"), in connection with the execution and delivery of the Credit Agreement, dated as of March 11, 1997 (the "Credit Agreement"), among Holdings, the Borrower, the financial institutions party thereto (the "Banks"), Bankers Trust Company, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent, and the transactions contemplated thereby. This opinion is being delivered pursuant to Section 5.03(i) of the Credit Agreement. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (a) the documents listed on Schedule I hereto (the "Credit Documents"), (b) the documents listed on Schedule II hereto (the "Recapitalization Documents"), (c) the documents listed on Schedule III hereto (the "Senior Subordinated Note Documents" and together with the Credit Documents and Recapitalization Documents, the "Documents") and (d) such other public and corporate documents and records as we deem necessary or appropriate in connection with this opinion.

            In our examination we have assumed the genuineness of all signatures (other than as to Holdings and the Borrower), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have assumed that each party to the Documents (other than the Borrower and Holdings) has the legal power and authority to enter into and perform its obligations under such Documents, and that such Documents have been duly authorized, executed and delivered by such persons, and

To each of the Agents and each
of the Banks party to the Credit
Agreement referred to below
March 11, 1997
Page 2


that such Documents are the legal, valid and binding obligations of such persons, enforceable against such persons in accordance with their terms.

            Our opinions set forth herein are based on our consideration of only those statutes, rules, regulations and judicial decisions which, in our experience, are normally applicable to or normally relevant in connection with transactions of the type contemplated by the Documents.

            As to questions of fact not independently verified by us we have relied, to the extent we deemed appropriate, upon representations and certificates of officers of Holdings, the Borrower, the Borrower's Subsidiaries, public officials and other appropriate persons. Whenever our opinion with respect to the existence or absence of facts is indicated based on our knowledge or awareness we are referring to the actual knowledge of the Dechert Price & Rhoads attorneys who have given substantive attention to matters concerning the Borrower and Holdings in connection with the transactions contemplated by the Documents.

            Based upon the foregoing, we are of the opinion that:

            4. Each of the Borrower and Holdings (i) is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and corporate authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction set forth on Schedule IV hereto.

            5. Each of the Borrower and Holdings has the corporate power and corporate authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each of the Borrower and Holdings has duly executed and delivered each of the Documents to which it is a party and each of such Documents (except the Documents referred to in Section 5.13 of the Credit Agreement with respect to which no opinion is expressed) constitutes the legal, valid and binding obligation of each of the Borrower and Holdings enforceable against the Borrower or Holdings as the case may be in accordance with its terms.

            6. Neither the execution, delivery or performance by the Borrower or Holdings of the Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the documents listed on Schedule V hereto (the "Security Documents")), nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any New York or federal law, statute, rule or regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or any applicable order, writ, injunction or decree of any court or governmental instrumentality,
(b) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of the Borrower and Holdings pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument known to us, to which either or both of the Borrower and Holdings is a party or by which it or any of its property or assets is bound or to which it may be subject (excluding, in the case of the Recapitalization Documents, from the foregoing clauses (a) and (b) such immaterial violations as shall not violate the provisions of the Credit Agreement or otherwise be

To each of the Agents and each
of the Banks party to the Credit
Agreement referred to below
March 11, 1997
Page 3


reasonably expected to have (x) a material adverse effect on (I) the Transaction or (II) the rights or remedies of the Agents or the Banks, or on the ability of any Credit Party to perform its respective obligations to the Agents and the Banks or (y) a Material Adverse Effect) or (c) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or Holdings.

            7. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with (except as have been obtained or made and except for UCC filings and recordations which will be made after the date hereof), or exemption by, any New York or federal governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (a) the execution, delivery and performance of (x) any Recapitalization Document by the Borrower or Holdings or (y) any Credit Document or (b) the legality, validity, binding effect or enforceability of any Credit Document.

            8. To our knowledge, there are no actions, suits or proceedings pending or threatened against the Borrower or Holdings (i) with respect to any Credit Document or (ii) that could reasonably be expected to have a Material Adverse Effect, and to our knowledge there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, the occurence of any Credit Event or the performance of Holdings or the Borrower of their respective obligations under the Credit Documents.

            9. None of Holdings, the Borrower or any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            10. None of Holdings, the Borrower or any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            11. (a) After giving effect to the Transaction, the authorized capital stock of Holdings consists of 30,000,000 shares of Class A Holdings Common Stock, 7,191,120 of which are issued and outstanding, 30,000,000 shares of Class B Holdings Common Stock, 8,408,880 of are issued and outstanding, and 70,000 shares of Holdings Series A Preferred Stock, all of which are issued and outstanding. Based on our review of the Certificate of Incorporation and Bylaws of Holdings, all such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights, except for the preemptive rights set forth in the Securities Purchase and Holders Agreement. Except as set forth on Schedule XI to the Credit Agreement, to our knowledge Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                (b) After giving effect to the Transaction, the authorized capital stock of the Borrower consists of 1,000 shares of Borrower Common Stock, 100 of which are issued and outstanding and delivered for pledge pursuant to the Pledge Agreement. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. To our knowledge the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or out-

To each of the Agents and each
of the Banks party to the Credit
Agreement referred to below
March 11, 1997
Page 4


standing any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            12. To our knowledge, after giving effect to the Transaction, Holdings will have no Subsidiaries other than the Borrower and its Subsidiaries. To our knowledge as of the date hereof, after giving effect to the Transaction, the Borrower will have no Subsidiaries other than those Subsidiaries listed on
Schedule VIII to the Credit Agreement. To our knowledge, Schedule XII to the Credit Agreement correctly sets forth, as of the date hereof and after giving effect to the Transaction, the ownership structure of Holdings and each of its Subsidiaries.

            13. Each of Holdings and the Borrower is the record owner of all of the Stock and Notes (as such terms are defined in the Pledge Agreement) as listed on Annex A and Annex B to the Pledge Agreement under its respective name. After giving effect to the delivery to the Collateral Agent of the Pledged Stock and Pledged Notes listed on Annex A and Annex B to the Pledge Agreement (and in respect of the Stock of Fairchild Semiconductor GmbH, after notarization in accordance with German law) and assuming the continued possession at all times hereafter by the Collateral Agent of (x) such Pledged Stock and Pledged Notes in the State of New York and (y) duly executed stock powers and endorsements related thereto), the security interest created in favor of the Collateral Agent under the Pledge Agreement constitutes a valid and enforceable first priority perfected security interest in all of the right, title and interest of Holdings or the Borrower, as the case may be, in and to such Pledged Securities and proceeds thereof in favor of the Pledgee for the benefit of the Secured Creditors, subject to no Liens other than Permitted Liens. No filings or recordings are required in order to perfect the security interest created under the Pledge Agreement so long as the Collateral Agent, as Pledgee, is in possession of such Pledged Securities.

            14. Assuming that the representation made by each of Holdings and the Borrower in Section 2.4 of the Security Agreement with respect to the location of its chief executive office is and remains true and correct, under the law of the State of New York, the perfection and priority of the security interests granted by each of Holdings and Borrower in its Receivables, Contracts, Contract Rights and General Intangibles (as defined in the Security Agreement) are governed by the laws of the State in which each of Holdings' and Borrower's chief executive office is located to the extent that said Receivables, Contracts, Contract Rights and General Intangibles consist of "accounts" and "general intangibles" as described in the UCC as in effect in the State of New York.

            15. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreements in the United States Patent and Trademark Office together with filings on form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement except that we express no opinion with respect to the perfection of any security interest in mask works of the Borrower that have been deposited in the United States Copyright Office absent an appropriate filing by the Banks with the United States Copyright Office.

To each of the Agents and each
of the Banks party to the Credit
Agreement referred to below
March 11, 1997
Page 5


            16. The subordination provisions of the Senior Subordinated Notes are enforceable against the Borrower and the holders of the Senior Subordinated Notes, and the Loans and all other Obligations under the Credit Agreement and the other Credit Documents (including, without limitation, under the Guaranties) and any Interest Rate Protection Agreement or Other Hedging Agreement (except as related to commodities hedges) with any Other Creditor (as such term is defined in the Security Agreement) are within the definition of "Senior Indebtedness" included in such subordination provisions.

            We are members of the Bar of the State of New York and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than federal laws of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware. Our opinions expressed above are subject to the qualifications and limitations that (i) the availability of certain rights and remedies may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws and decisions relating to or affecting debtor's obligations and creditor's rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) certain provisions of the Documents that permit the Banks or others to take action or make determinations, or to benefit from indemnities and similar undertakings, may be subject to the requirement that such action be taken or such determination be made, and that any action or inaction by the Banks and others that may give rise to a request for payment under such undertakings be taken or not taken, on a reasonable basis and in good faith; and (iii) certain remedial provisions of the Documents may be limited by, or unenforceable under, the statutes and judicial decisions of the courts of the United States of America and other applicable jurisdictions, but, in our opinion, such statutes and judicial decisions do not make the remedies set forth in the Documents as to which we have opined in Paragraph 2 inadequate for the realization of the practical benefits of the security intended to be provided thereby, except (A) for the economic consequence of any delay which may be imposed thereby or result therefrom and (B) that we express no opinion as to the rights of any of the parties to the Documents to accelerate the due dates of any payment due thereunder or to exercise other remedies available to them on the happening of a non-material breach of any such document or agreement.

      We have made no examination of and express no opinion with respect to: (i) the title to, ownership of or rights in personal property or fixtures; (ii) the accuracy or sufficiency of any descriptions of Collateral, or of any financing statements intended to perfect any security interest in Collateral; (iii) the validity or ownership of any trademarks, patents or licenses; (iv) the existence or absence of any liens, charges or encumbrances on any Collateral; and (v) except as expressly set forth in paragraphs 10 and 12, the perfection or the priority of any lien or security interest.

      In giving the opinion set forth in paragraph 10 above, we have assumed that (i) the Collateral Agent has possession of certificates representing the Pledged Stock accompanied by appropriate stock powers and possession of the Pledged Notes duly endorsed by the payee thereof; (ii) the Collateral Agent has no notice of any adverse claim with respect to the Pledged Stock or the Pledged Notes as such term is used in Section 8-302 of the UCC; (iii) no part of the Pledged Stock or the Pledged Notes is subject to a security interest that could be perfected without possession pursuant to Sections 8-313 or 8-321 of the UCC or that is perfected under the laws of another jurisdiction by means other than possession, or constitutes the proceeds of any property subject to a third party security interest; (iv) no Pledged Stock or Pledged Note is subject to a valid claim of any person based upon wrongful transfer pursuant to Section 8-315 of the UCC; and (v) the Pledged Stock and the Pledged Notes or the proceeds thereof are not subject to (A) any lien of any government or any

To each of the Agents and each
of the Banks party to the Credit
Agreement referred to below
March 11, 1997
Page 6


agency or instrumentality thereof, including without limitation, any federal, state or local tax lien, (B) any claims or any federal priority statute (31 U.S.C. ss. 3713), (C) any lien arising under the Employee Retirement Income Security Act of 1974, as amended, or (D) any lien arising by operation of law other than under the UCC (including without limitation any attachment or execution lien) or other lien which does not require possession to take priority over the security interests.

      Without limiting the generality of the foregoing, no opinion is expressed as to the legality, validity, binding nature or enforceability, of (i) the availability of specific performance or the equitable remedies for noncompliance with any of the provisions of the Documents; (ii) any self-help provisions;
(iii) provisions in the Documents purporting to waive the effect of applicable laws; (iv) provisions that purport to establish evidentiary standards; (v) provisions that provide for the enforceability of the remaining terms and provisions of the applicable Document in circumstances in which certain other terms and provisions of such Documents are illegal or unenforceable; (vi) provisions that provide that certain rights or obligations are absolute or unconditional; (vii) provisions related to waivers of remedies (or the delay or omission of enforcement of remedies), disclaimers, liability limitations or limitations on the obligations of the Banks in circumstances in which a failure of condition or default by the Borrower is not material; (viii) provisions related to releases or waivers of legal or equitable rights, discharges of defenses, or reimbursement or indemnification in circumstances in which the person seeking reimbursement or indemnification had breached its duties under the applicable Document, or otherwise, or itself has been negligent; or (ix) provisions which purport to authorize any person to sign or file financing statements without the signature of the debtor (except to the extent that a secured party may execute and file financing statements without the signature of the debtor under Section 9-402(2) of the UCC).

            This opinion speaks only as of the date hereof. We have no obligation to advise the addressees (or any third party) of any changes in the law or facts that may occur after the date of this opinion.

            This opinion is being furnished only to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                         Very truly yours,

                                   SCHEDULE I

                                CREDIT DOCUMENTS

1. Credit Agreement, dated as of March 11, 1997, among FSC Semiconductor Corporation, a Delaware corporation ("Holdings"), Fairchild Semiconductor Corporation, a Delaware corporation (the "Borrower"), the Banks party thereto from time to time, Bankers Trust Company, as Administrative Agent (in such capacity, the "Administrative Agent"), Credit Suisse First Boston, as Syndication Agent (in such capacity, the "Syndication Agent"), and Canadian Imperial Bank of Commerce, as Documentation Agent (in such capacity, the "Documentation Agent" and, together with the Syndication Agent and the Administrative Agent, each an "Agent" and collectively the "Agents").

2. Tranche A Term Loan Notes dated March 11, 1997 issued by the Borrower pursuant to the Credit Agreement to the banks originally party thereto making Tranch A Term Loans in the aggregate principal amount of Seventy-Five Million Dollars ($75,000,000).

3. Tranche B Term Loan Notes dated March 11, 1997 issued by the Borrower pursuant to the Credit Agreement to the banks originally party thereto making Tranch B Term Loans in the aggregate principal amount of Forty-Five Million Dollars ($45,000,000).

4. Revolving Notes dated March 11, 1997 issued by the Borrower pursuant to the Credit Agreement to the banks originally party thereto making Revolving Loans in the aggregate principal amount of up to Seventy-Five Million Dollars ($75,000,000).

5. Swingline Note dated March 11, 1997 issued by the Borrower in the original principal amount of up to Five Million Dollars ($5,000,000) to Bankers Trust Company ("Bankers Trust").

6. Pledge Agreement dated March 11, 1997 by and between the Borrower, as Pledgor, Holdings, as an additional Pledgor, and Bankers Trust, as Collateral Agent.

7. Security Agreement dated March 11, 1997 by and between the Borrower, Holdings and Bankers Trust, as Collateral Agent.

8. Assignment of Security Interest in United States Trademarks and Patents dated March 11, 1997 from the Borrower in favor of Bankers Trust, in connection with the Security Agreement.

9. Assignment of Security Interest in United States Copyrights dated March 11, 1997 from the Borrower in favor of Bankers Trust, in connection with the Security Agreement.

                                   SCHEDULE II

                           RECAPITALIZATION DOCUMENTS

1. Agreement and Plan of Recapitalization made the 24th day of January, 1997, between Sterling Holding Company, LLC, a Delaware limited liability company ("Sterling"), and National Semiconductor Corporation, a Delaware corporation ("NSC").

2.    Asset Purchase Agreement by and between the Borrower and NSC.

3. Securities Purchase and Holders Agreement by and among Holdings, Sterling, NSC and the individuals and trust(s) listed as "Management Investors" on
      Schedule I thereto (collectively, the "Management Investors").

4. Demand Note dated March 11, 1997 issued by the Borrower to NSC in the principal amount of $304,312,297.

5. 11.74% Subordinated Note due 2008 dated March 11, 1997 issued by Holdings to NSC in the principal amount of Seventy-Seven Million Dollars ($77,000,000).

6. Technology Licensing and Transfer Agreement dated March 11, 1997 by and between NSC and the Borrower.

7. Transition Services Agreement dated March 11, 1997 by and between NSC and the Borrower.

8. Fairchild Foundry Services Agreement dated March 11, 1997 by and between NSC and the Borrower.

9.    Revenue Side Letter dated March 11, 1997 by and between NSC and the
      Borrower.

10. National Foundry Services Agreement dated March 11, 1997 by and between NSC and the Borrower.

11. National Assembly Services Agreement dated March 11, 1997 by and between NSC and the Borrower.

12. Fairchild Assembly Services Agreement dated March 11, 1997 by and between NSC and the Borrower.

13. Mil/Aero Wafer and Services Agreement dated March 11, 1997 by and between NSC and the Borrower.

14. Shared Services and Occupancy Agreement dated March 11, 1997 by and between NSC and the Borrower covering the use by NSC and the Borrower of the facility in Santa Clara, California owned by NSC.

15. Shared Services Agreement dated March 11, 1997 by and between NSC and the Borrower for the facility located at South Portland Maine.

16. Shared Facilities Agreement dated March 11, 1997 by and between NSC and the Borrower covering the shared use of certain physical assets located at the facility in South Portland, Maine.

17.   Assumption Agreement dated March 11, 1997 by and between the Borrower and
      NSC.

18.   Bill of Sale dated March 11, 1997 by and between NSC and the Borrower.

19. Real Estate Lease dated March 11, 1997 between the Borrower, as lessor, and NSC, as lessee, for premises located in West Jordan, Utah.

                                  SCHEDULE III

                       SENIOR SUBORDINATED NOTE DOCUMENTS

1. Indenture (the "Indenture") between the Borrower and United States Trust Company of New York, as trustee, dated March 11, 1997 relating to the issuance of the Borrower's $300,000,000 aggregate principal amount of 10-1/8% Senior Subordinated Notes Due 2007.

2. Purchase Agreement dated March 6, 1997 by and among the Borrower, Holdings, Credit Suisse First Boston Corporation ("Credit Suisse"), BT Securities Corporation ("BT Securities") and CIBC Wood Gundy Securities Corp. (together with Credit Suisse and BT Securities, the "Purchasers").

3. Registration Rights Agreement dated March 6, 1997 by and among the Borrower and the Purchasers.

                                   SCHEDULE IV

                             FOREIGN QUALIFICATIONS

Fairchild Semiconductor Corporation                         Maine
                                                            Alabama
                                                            California
                                                            Massachusetts
                                                            Texas
                                                            Utah

FSC Semiconductor Corporation                               none

                                   SCHEDULE V

                               SECURITY DOCUMENTS

1. Security Agreement dated March 11, 1997 by and between the Borrower, Holdings and Bankers Trust, as Collateral Agent providing for, among other things, the grant by the Borrower to Bankers Trust, for the benefit of the Secured Creditors, a security interest in certain Collateral.

2. Assignment of Security Interest in United States Trademarks and Patents dated March 11, 1997 from the Borrower in favor of Bankers Trust.

3. Assignment of Security Interest in United States Copyrights dated March 11, 1997 from the Borrower in favor of Bankers Trust.

4. Pledge Agreement dated March 11, 1997 by and between the Borrower, as Pledgor, Holdings, as an additional Pledgor and Bankers Trust as Collateral Agent.

                                                                       EXHIBIT F

                          FORM OF OFFICER'S CERTIFICATE

                             [NAME OF CREDIT PARTY]
                              Officers' Certificate

            I, the undersigned, [Chairman of the Board/President/Vice President/Treasurer] of [NAME OF CREDIT PARTY], a corporation organized and existing under the laws of the State of Delaware (the "Company"), do hereby certify, as such officer and not individually, that:

            1. This Certificate is furnished pursuant to Section 5.04 of the Credit Agreement, dated as of March 11, 1997, among [FSC Semiconductor Corporation,] [Fairchild Semiconductor Corporation,] [the Company,] the Banks from time to time party thereto, Bankers Trust Company, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since __________, 19__.(1) The signature written opposite the name and title of each such officer is his correct signature.

            Name (2)        Office        Signature

      ---------------   -------------   -------------

      ---------------   -------------   -------------

      ---------------   -------------   -------------

      ---------------   -------------   -------------

            3. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Company as filed in the Office of the Secretary of State of the State of Delaware on ___________, 19__, together with all amendments thereto adopted through the date hereof.

----------
(1) Insert a date prior to the time of any corporate action relating to the Credit Agreement or any other Credit Document.

(2) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate.

                                                                       EXHIBIT F
                                                                          Page 2


            4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.

            5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Company], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Credit Documents or any other Documents to which the Company is party.

            [6. On the date hereof, all of the conditions in Sections 5.05, 5.06, 5.07, 5.08, 5.09, 5.15, 5.16, and 6.01 of the Credit Agreement have been satisfied (except to the extent that any such condition is required to be satisfactory to or determined by any Bank, the Required Banks and/or the Agent).](3)

            [6.][7.] On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents to which the Company is a party are true and correct in all material respects, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            [7.][8.] On the date hereof, no Default or Event of Default has occurred and is continuing under any Credit Document to which the Company is a party or would result from the Credit Events to occur on the date hereof or from the application of the proceeds thereof.

            [8.][9.] There is no proceeding for the dissolution or liquidation of the Company or, to the knowledge of the Company, threatening its existence.

            IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of __________, 1997.

                                   [NAME OF CREDIT PARTY]


                                   ------------------------------------
                                   Name:
                                   Title:

----------
(3) Insert bracketed item 6 in the Certificate delivered by the Borrower only.

                                                                       EXHIBIT F
                                                                          Page 3


                             [NAME OF CREDIT PARTY]

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify, as such officer and not individually, that:

            1. [Name of Person making above certifications] is the duly elected and qualified [Chairman of the Board/President/Vice President/Treasurer] of the Company and the signature above is his genuine signature.

            2. The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5 and [8] [9] above are true and correct.

            IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _________, 1997.


                                   ------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT G

                              SUBSIDIARIES GUARANTY

            GUARANTY, dated as of ___________, ____ (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned (each, a "Guarantor" and, together with any other entity that becomes a party hereto pursuant to Section 25 hereof, the "Guarantors"), to BANKERS TRUST COMPANY, as Collateral Agent, for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H :

            WHEREAS, FSC Semiconductor Corporation ("Holdings"), Fairchild Semiconductor Corporation (the "Borrower"), various lenders party thereto from time to time (the "Banks"), Bankers Trust Company, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent, have entered into a Credit Agreement, dated as of March 11, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Banks, the Administrative Agent, the Syndication Agent and the Documentation Agent are herein called the "Bank Creditors");

            WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

            WHEREAS, each Guarantor is a Subsidiary of the Borrower;

            WHEREAS, it is a condition to the making of Loans and issuing of Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

            WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit pursuant to the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to (i) satisfy the conditions described in the preceding paragraph and
(ii) induce (x) the Banks to make Loans and issue Letters of Credit to the

                                                                       EXHIBIT G
                                                                          Page 2


Borrower and (y) the Other Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements with the Borrower;

            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

            6. Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees: (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Bank Creditors under the Credit Agreement (including, without limitation, indemnities, Fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding)) and the other Credit Documents to which the Borrower is a party, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, liabilities and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to one or more Other Creditors under any Interest Rate Protection Agreements or Other Hedging Agreements, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the "Other Obligations", and together with the Credit Document Obligations are herein collectively called the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that this Guaranty is a guarantee of payment and not of collection, and that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

            7. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations of the Borrower to the Secured Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 10.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States.

                                                                       EXHIBIT G
                                                                          Page 3


            8. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof, or (g) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

            9. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

            10. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor or the Borrower).

            11. Any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

            A. change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                                                                       EXHIBIT G
                                                                          Page 4


            B. sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            C. exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

            D. settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;

            E. apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liabilities of the Borrower remain unpaid;

            F. consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

            G. act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

            H. release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

            12. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

            13. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are

                                                                       EXHIBIT G
                                                                          Page 5


cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            14. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the Guaranteed Obligations; and such indebtedness of the Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Administrative Agent for the benefit of the Secured Creditors on account of the Guaranteed Obligations, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

            15. A. Each Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Each Guarantor waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any

                                                                       EXHIBIT G
                                                                          Page 6


right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

            B. Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

            16. The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, or stockholder of any Guarantor (except to the extent such stockholder is also a Guarantor hereunder).

            17. In order to induce the Banks to make Loans and issue Letters of Credit pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements or Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

            A. Such Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            B. Such Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and each such Credit Document constitutes the legal, valid and binding

                                                                       EXHIBIT G
                                                                          Page 7


      obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            C. Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement or other instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

            D. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

            E. There are no actions, suits or proceedings (private or governmental) pending or, to the best knowledge of such Guarantor, threatened (i) with respect to any Credit Documents to which such Guarantor is a party or (ii) with respect to such Guarantor that could reasonably be expected to (a) have a Material Adverse Effect or (b) materially and adversely affect the rights or remedies of the Secured Creditors or the ability of such Guarantor to perform its respective obligations to the Secured Creditors hereunder and under the other Credit Documents to which it is a party.

            18. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements and when no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

                                                                       EXHIBIT G
                                                                          Page 8


            19. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by any of the Secured Creditors).

            20. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and either (x) the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Bank) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or
(y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean each of
(x) with respect to the Credit Document Obligations, the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, each Bank) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

            21. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

            22. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor but in any event excluding assets held in trust for any such Person, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Secured Creditor acknowledges and agrees

                                                                       EXHIBIT G
                                                                          Page 9


that the provisions set forth in this Section 17 are subject to the sharing provisions set forth in Section 13.06 of the Credit Agreement.

            23. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at
(i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantor; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

            24. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected in good faith by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            25. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably designates, appoints and empowers Corporation Service Company with offices on the date hereof at 500 Central Avenue, Albany, New York 12206 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Guarantor agrees to designate a new designee, appointee and agent in the State of New York on the terms and for the purposes of this provision satisfactory to the Administrative Agent. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by

                                                                       EXHIBIT G
                                                                         Page 10


law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

            (B) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (A) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (C) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            26. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of (except to Holdings or any of its Subsidiaries) or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Banks) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section
21).

            27. Each Guarantor hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law. To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

            28. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                                                                       EXHIBIT G
                                                                         Page 11


            29. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

            30. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

                                    *   *   *

                                                                       EXHIBIT G
                                                                         Page 12


            IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address:                                     [SUBSIDIARY GUARANTOR],
                                                as a Guarantor

Attention:
Telephone No.:                               By
Facsimile No.:                                  --------------------------------
                                                Title:

Accepted and Agreed to:

BANKERS TRUST COMPANY,
  as Administrative
  Agent and Collateral Agent


By
   -----------------------------------------------------------------------------
   Title:

                                                                       EXHIBIT H

                                PLEDGE AGREEMENT

            PLEDGE AGREEMENT, dated as of March 11, 1997 (as amended, modified or supplemented from time to time, this "Agreement") made by each of the undersigned (each a "Pledgor" and, together with any other entity that becomes a party hereto pursuant to Section 23 hereof, the "Pledgors"), to BANKERS TRUST COMPANY, as Collateral Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H :

            WHEREAS, FSC Semiconductor Corporation ("Holdings"), Fairchild Semiconductor Corporation (the "Borrower"), various lenders from time to time party thereto (the "Banks"), Bankers Trust Company, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), Credit Suisse First Boston, as Syndication Agent (the "Syndication Agent"), and Canadian Imperial Bank of Commerce, as Documentation Agent (the "Documentation Agent"), have entered into a Credit Agreement, dated as of March 11, 1997 (the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring the Indebtedness under such agreement or any successor agreements) (the Banks, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Pledgee are herein called the "Bank Creditors");

            WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

            WHEREAS, pursuant to Section 14 of the Credit Agreement, Holdings has guaranteed to the Secured Creditors the payment when due of all the Guaranteed Obligations as described therein;

            WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

                                                                       EXHIBIT H
                                                                          Page 2


            WHEREAS, it is a condition to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered this Agreement; and

            WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, each Pledgor desires to enter into this Agreement in order to satisfy the conditions described in the preceding paragraph;

            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

            1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of such Pledgor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including without limitation
      (x) in the case of the Borrower, all such obligations and indebtedness of the Borrower under the Credit Agreement and (y) in the case of each other Pledgor, all such obligations and indebtedness under the Guaranty to which such Pledgor is a party) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

            (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) owing by such Pledgor to the Other Creditors under, or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

            (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral (to the extent provided for in the Credit Documents);

                                                                       EXHIBIT H
                                                                          Page 3


            (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i), (ii) and (iii) above, after an Event of Default (as such term is defined in the Security Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

            (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement.

All such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

            2. DEFINITION OF STOCK, NOTES, SECURITIES, ETC. As used herein: (i) the term "Stock" shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a "Domestic Corporation"), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by each Pledgor and (y) with respect to corporations not Domestic Corporations (each a "Foreign Corporation"), all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of any Foreign Corporation, provided that, subject to
Section 8.15 of the Credit Agreement, such Pledgor shall not be required to pledge hereunder, and nothing herein shall be deemed to constitute a pledge hereunder of, more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote; (ii) the term "Notes" shall mean all promissory notes from time to time issued to, or held by, each Pledgor; and (iii) the term "Securities" shall mean all of the Stock and Notes. Each Pledgor represents and warrants that on the date hereof (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex A hereto;
(ii) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto; (iii) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto; (iv) the Notes held by such Pledgor consist of the promissory notes described in Annex B hereto where such Pledgor is listed as the Lender; (v) such Pledgor is the holder of record and sole beneficial owner of the Stock and the Notes held by such Pledgor and there exist no options or preemption rights in respect of any of such Stock; and
(vi) on the date hereof, such Pledgor owns no other Securities.

            3. PLEDGE OF SECURITIES, ETC.

            3.1. Pledge. To secure the Obligations of such Pledgor and for the purposes set forth in Section 1 hereof, each Pledgor hereby (i) grants to the Pledgee a security interest in all of the Collateral (as defined herein) owned by such Pledgor, (ii) pledges and deposits as security with the Pledgee the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor, duly endorsed in blank by such Pledgor in the case of Notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by

                                                                       EXHIBIT H
                                                                          Page 4


any transfer tax stamps required in connection with the pledge of such Securities) in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee and (iii) hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

            3.2. Subsequently Acquired Securities. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of such Notes, and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of such Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder. Subject to Section
8.15 of the Credit Agreement, no Pledgor shall be required at any time to pledge hereunder any Stock which is more than 65% of the total combined voting power of all Classes of Capital Stock of any Foreign Subsidiary entitled to vote.

            3.3. Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the relevant Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code, if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder.

            3.4. Definitions of Pledged Stock; Pledged Notes; Pledged Securities and Collateral. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Pledged Stock and Pledged Notes together are called the "Pledged Securities;" and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

            4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

            5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, provided, that no vote shall be cast or

                                                                       EXHIBIT H
                                                                          Page 5


any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"). All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

            6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the
Collateral:

            (i) all other or additional stock or other securities (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Pledged Stock;

            (ii) all other or additional stock or other securities paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

            (iii) all other or additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be promptly paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

            7. REMEDIES IN CASE OF EVENTS OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to (i) exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, (ii) exercise all the rights and remedies of a secured party under the Uniform Commercial Code and (iii) without limitation, exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

            (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

            (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

                                                                       EXHIBIT H
                                                                          Page 6


            (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

            (d) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do
      so); and

            (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' prior notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

            8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other

                                                                       EXHIBIT H
                                                                          Page 7


Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

            9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of the Obligations in the manner provided in Section 7.4 of the Security Agreement.

            (b) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

            10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

             11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this
Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            12. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary and wherever required by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted

                                                                       EXHIBIT H
                                                                          Page 8


by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

            (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

            13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

            14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

            15.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
PLEDGORS. Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of, and has good and marketable title to, all Pledged Securities pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement and other Permitted Liens); (ii) it has full corporate power, authority and legal right to pledge all the Pledged Securities pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with (except as have been obtained or made), any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, the validity or enforceability of this Agreement, the perfection or enforceability of the Pledgee's security interest in the Collateral or except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Pledgor or

                                                                       EXHIBIT H
                                                                          Page 9


of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other material agreement, contract, or instrument to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever in accordance with the Credit Documents; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

            16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement;
(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

            17. REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, such Pledgor as soon as practicable and at its expense will cause such registration

                                                                       EXHIBIT H
                                                                         Page 10


to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

            (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7 hereof, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

            18. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or

                                                                       EXHIBIT H
                                                                         Page 11


otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

            (b) In the event that any part of the Collateral is sold (except to Holdings or any of its Subsidiaries) in connection with a sale permitted by
Section 9.02 of the Credit Agreement or otherwise released pursuant to the Credit Agreement or at the direction of the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of
Section 4.02 of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of any Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

            (c) At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 18(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by an executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 18(a) or (b).

            (d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

            19. NOTICES, ETC. All notices and communications hereunder shall be sent or delivered by mail, telex, telecopy or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

            (a) if to any Pledgor, at the address set forth opposite its signature below;

            (b)   if to the Pledgee, at:

                  Bankers Trust Company
                  130 Liberty Street
                  New York, New York  10006
                  Telephone No.: (212) 250-4886
                  Telecopier No.: (212) 250-7218
                  Attention:  Anthony Logrippo

                                                                       EXHIBIT H
                                                                         Page 12


            (c) if to any Bank Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

            (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of either (x) the Required Banks (or all of the Banks, to the extent required by Section 13.12 of the Credit Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Banks and (ii) with respect to the Other Obligations, the holders of 51% of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

            21. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

            22. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

            23. ADDITIONAL PLEDGORS. It is understood and agreed that no Domestic Subsidiaries of the Borrower exist on the date hereof. Any such Subsidiary established

                                                                       EXHIBIT H
                                                                         Page 13


or created after the date hereof and that is required to execute a counterpart of this Agreement pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

                                *    *    *

                                                                       EXHIBIT H
                                                                         Page 14


            IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Addresses:


333 Western Avenue                         FSC SEMICONDUCTOR CORPORATION,
South Portland, ME  04106                     as a Pledgor
Telephone No.: (207) 775-8755
Telecopier No.: (207) 761-6020
Attention:  Dan Boxer                      By
                                              ---------------------------------
                                              Title:



333 Western Avenue                         FAIRCHILD SEMICONDUCTOR
South Portland, ME  04106                      CORPORATION,
Telephone No.: (207) 775-8755                  as a Pledgor
Telecopier No.: (207) 761-6020
Attention: Dan Boxer
                                          By
                                              ---------------------------------
                                              Title:


130 Liberty Street                         BANKERS TRUST COMPANY,
New York, New York  10006                     as Pledgee
Telephone No.:  (212) 250-4886
Facsimile No.: (212) 250-7218
Attention:  Anthony Logrippo              By
                                              ---------------------------------
                                              Title:

                                                                  ANNEX A
                                                                     to
                                                              Pledge Agreement

                                  LIST OF STOCK

I.    FSC Semiconductor Corporation

                                                               Percentage of
                                                             Outstanding Shares
Name of Issuing                                  Number of          of
Corporation                Type of Shares         Shares       Capital Stock
-----------                --------------         ------       -------------

Fairchild Semiconductor   Common par value         100              100%
   Corporation            $.01 per share


II.   Fairchild Semiconductor Corporation

                                                               Percentage of
                                                             Outstanding Shares
Name of Issuing                                  Number of          of
Corporation                Type of Shares         Shares       Capital Stock
-----------                --------------         ------       -------------

                                                               ANNEX B
                                                                  to
                                                           Pledge Agreement

                                  LIST OF NOTES

I.  FSC Semiconductor Corporation

                                Principal Amount        Maturity Date
Obligor                             (if any)               (if any)
-------                             --------               --------



II.  Fairchild Semiconductor Corporation

                                Principal Amount        Maturity Date
Obligor                             (if any)               (if any)
-------                             --------               --------

                                                              EXHIBIT I

================================================================================


                               SECURITY AGREEMENT

                                      among

                         FSC SEMICONDUCTOR CORPORATION,

                      FAIRCHILD SEMICONDUCTOR CORPORATION,

                             CERTAIN SUBSIDIARIES OF
                      FAIRCHILD SEMICONDUCTOR CORPORATION,

                                       and


                             BANKERS TRUST COMPANY,
                               as Collateral Agent


================================================================================

                           Dated as of March 11, 1997

================================================================================

                                TABLE OF CONTENTS

ARTICLE I       SECURITY INTERESTS......................................  2
      1.1.  Grant of Security Interests.................................  2
      1.2.  Power of Attorney...........................................  3

ARTICLE II      GENERAL REPRESENTATIONS, WARRANTIES AND
                  COVENANTS.............................................  3
      2.1.  Necessary Filings...........................................  3
      2.2.  No Liens....................................................  4
      2.3.  Other Financing Statements..................................  4
      2.4.  Chief Executive Office; Records.............................  4
      2.5.  Location of Inventory and Equipment.........................  5
      2.6.  Recourse....................................................  5
      2.7.  Trade Names; Change of Name.................................  6

ARTICLE III     SPECIAL PROVISIONS CONCERNING RECEIVABLES;
                  CONTRACT RIGHTS; INSTRUMENTS..........................  6
      3.1.  Additional Representations and Warranties...................  6
      3.2.  Maintenance of Records......................................  7
      3.3.  Direction to Account Debtors; Contracting Parties; etc......  7
      3.4.  Modification of Terms; etc..................................  8
      3.5.  Collection..................................................  8
      3.6.  Instruments.................................................  8
      3.7.  Assignors Remain Liable Under Receivables...................  9
      3.8.  Assignors Remain Liable Under Contracts.....................  9
      3.9.  Further Actions.............................................  9

ARTICLE IV      SPECIAL PROVISIONS CONCERNING TRADEMARKS................ 10
      4.1.  Additional Representations and Warranties................... 10
      4.2.  Licenses and Assignments.................................... 10
      4.3.  Infringements............................................... 10
      4.4.  Preservation of Marks....................................... 11
      4.5.  Maintenance of Registration................................. 11
      4.6.  Future Registered Marks..................................... 11
      4.7.  Remedies.................................................... 11

ARTICLE V       SPECIAL PROVISIONS CONCERNING PATENTS,
                  COPYRIGHTS AND TRADE SECRETS.......................... 12
      5.1.  Additional Representations and Warranties................... 12
      5.2.  Licenses and Assignments.................................... 12
      5.3.  Infringements............................................... 12
      5.4.  Maintenance of Patents or Copyrights........................ 13
      5.5.  Prosecution of Patent or Copyright Application.............. 13


                                       (i)

      5.6.  Other Patents or Copyrights................................. 13
      5.7.  Remedies.................................................... 13

ARTICLE VI      PROVISIONS CONCERNING ALL COLLATERAL.................... 14
      6.1.  Protection of Collateral Agent's Security................... 14
      6.2.  Warehouse Receipts Non-negotiable........................... 14
      6.3.  Further Actions............................................. 14
      6.4.  Financing Statements........................................ 15

ARTICLE VII     REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT............ 15
      7.1.  Remedies; Obtaining the Collateral Upon Default............. 15
      7.2.  Remedies; Disposition of the Collateral..................... 17
      7.3.  Waiver of Claims............................................ 17
      7.4.  Application of Proceeds..................................... 18
      7.5.  Remedies Cumulative......................................... 21
      7.6.  Discontinuance of Proceedings............................... 21

ARTICLE VIII    INDEMNITY............................................... 22
      8.1.  Indemnity................................................... 22
      8.2.  Indemnity Obligations Secured by Collateral; Survival....... 23

ARTICLE IX      DEFINITIONS............................................. 23

ARTICLE X       MISCELLANEOUS........................................... 28
      10.1.  Notices.................................................... 28
      10.2.  Waiver; Amendment.......................................... 29
      10.3.  Obligations Absolute....................................... 29
      10.4.  Successors and Assigns..................................... 30
      10.5.  Headings Descriptive....................................... 30
      10.6.  Governing Law.............................................. 30
      10.7.  Assignor's Duties.......................................... 30
      10.8.  Termination; Release....................................... 31
      10.9.  Counterparts............................................... 32
      10.10.  Severability.............................................. 32
      10.11.  The Collateral Agent...................................... 32
      10.12.  Benefit of Agreement...................................... 32
      10.13.  Additional Assignors...................................... 32


ANNEX A      Schedule of Chief Executive Offices and
                Other Record Locations
ANNEX B      Schedule of Inventory and Equipment Locations
ANNEX C      Schedule of Trade and Fictitious Names
ANNEX D      Schedule of Marks
ANNEX E      Schedule of Patents and Applications
ANNEX F      Schedule of Copyrights and Applications


                                      (ii)

ANNEX G      Assignment of Security Interest in United
                States Trademarks and Patents
ANNEX H      Assignment of Security Interest in
                United States Copyrights


                                      (iii)

                                                                       EXHIBIT I

                               SECURITY AGREEMENT

            SECURITY AGREEMENT, dated as of March 11, 1997, among each of the undersigned (each an "Assignor" and, together with any other entity that becomes a party hereto pursuant to Section 10.13 hereof, the "Assignors") and Bankers Trust Company, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H :

            WHEREAS, FSC Semiconductor Corporation ("Holdings"), Fairchild Semiconductor Corporation (the "Borrower"), various lenders from time to time party thereto (the "Banks"), Bankers Trust Company, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), Credit Suisse First Boston, as Syndication Agent (the "Syndication Agent") and Canadian Imperial Bank of Commerce, as Documentation Agent (the "Documentation Agent") have entered into a Credit Agreement, dated as of the date hereof (the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit, as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring the Indebtedness under such agreement or any successor agreement) (the Banks, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent are herein called the "Bank Creditors");

            WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

            WHEREAS, pursuant to Section 14 of the Credit Agreement, Holdings has guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

            WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

                                                                       EXHIBIT I
                                                                          Page 3


            WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Assignor shall have executed and delivered this Agreement; and

            WHEREAS, each Assignor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, each Assignor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

                                   ARTICLE 31.

                               SECURITY INTERESTS

            A. Grant of Security Interests. 1. As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest of first priority (subject only to Permitted Liens existing on the date hereof or otherwise having priority under applicable law) in all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment,
(v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, (vi) all Patents and Copyrights, and all reissues, renewals or extensions thereof, (vii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, trade secrets, (viii) all other Goods, General Intangibles, Chattel Paper, Documents, Instruments and other assets of such Assignor, (ix) the Cash Collateral Account and all moneys, securities and Instruments deposited or required to be deposited in such Cash Collateral Account and (x) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral").

            2. The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

                                                                       EXHIBIT I
                                                                          Page 4


            B. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

                                   ARTICLE 32.

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

            A. Necessary Filings. All filings, registrations and recordings in any jurisdiction in the U.S. (other than filings or recordings in respect of vehicles for which a filing under the UCC will fail to perfect a security interest) necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished or will be accomplished within 10 Business Days from the date hereof and upon such filings, registrations or recordations, the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a perfected security interest therein prior to the rights of all other Persons therein (subject only to Permitted Liens existing on the date hereof or otherwise having priority under applicable law) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction in the United States to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction in the United States or in the United States Patent and Trademark Office or the United States Copyright Office.

            B. No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of, or has rights in, all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any other Person (other than Permitted Liens), and such Assignor shall defend the Collateral to the extent of its rights therein against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

            C. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than in respect of Permitted Liens), and so long as the Total Commitment has not been terminated or any Letter of

                                                                       EXHIBIT I
                                                                          Page 5


Credit or Note remains outstanding or any of the Obligations remain unpaid or any Interest Rate Protection Agreement or Other Hedging Agreement remains in effect or any Obligations are owed with respect thereto, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Credit Agreement.

            D. Chief Executive Office; Records. The chief executive office of such Assignor is located, as of the date hereof, at the address or addresses indicated on Annex A hereto for such Assignor. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights and Trade Secret Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office, at one or more of the other record locations set forth on Annex A hereto or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 2.4. No Assignor shall establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and
(iii) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

            E. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor. Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Annex B hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5. Any Assignor may establish a new location for Inventory and Equipment if (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request, (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect (provided that to the extent that inventory (including work-in-process) is temporarily in transit or held pending the completion or sale thereof at any new location, such Assignor shall not be required to take any action otherwise required by this clause (ii)) and (iii) the Collateral Agent shall have received evidence that all other actions

                                                                       EXHIBIT I
                                                                          Page 6


(including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

            F. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Credit Documents, in the Interest Rate Protection Agreements or Other Hedging Agreements and otherwise in writing in connection herewith or therewith.

            G. Trade Names; Change of Name. No Assignor has or operates in any jurisdiction under, or in the preceding 12 months has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto for such Assignor. No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto for such Assignor and new names established in accordance with the last sentence of this Section 2.7. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may request, (ii) with respect to such new name, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

                                   ARTICLE 33.

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

            A. Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that each such Receivable, and all records, papers and documents delivered to the Collateral Agent relating thereto (if any) are what they purport to be, and that all papers and documents (if any) relating thereto
(i) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, and, to such Assignor's knowledge, enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy,

                                                                       EXHIBIT I
                                                                          Page 7


insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

            B. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate and complete records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available to the Collateral Agent for inspection, on such Assignor's premises and at such Assignor's own cost and expense, from time to time as the Collateral Agent may reasonably request. Upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, its Receivables and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

            C. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

            D. Modification of Terms; etc. Except in the ordinary course of business and except as may be permitted by and in accordance with the provisions of the Credit Agreement, no Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

                                                                       EXHIBIT I
                                                                          Page 8


            E. Collection. Each Assignor shall cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

            F. Instruments. If any Assignor owns or acquires any Instrument, such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument (other than checks payable to any Assignor and processed in the ordinary course of business) to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

            G. Assignors Remain Liable Under Receivables. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of any agreement giving rise to such Receivables. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

            H. Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such contract pursuant hereto, nor shall the

                                                                       EXHIBIT I
                                                                          Page 9


Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

            I. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

                                   ARTICLE 34.

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

            A. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the Marks listed in Annex D hereto for such Assignor and that said listed Marks include all United States marks and applications for registrations of United States marks in the United States Patent and Trademark Office that such Assignor owns or uses in connection with its business as of the date hereof and that said registrations are valid, subsisting and have not been cancelled. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use all material Marks that it uses. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications listed in Annex D hereto and that said registrations are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said applications will not pass to registration. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest of such Assignor in each Mark, and record the same.

            B. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement or this Agreement, each Assignor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Collateral Agent.

            C. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent

                                                                       EXHIBIT I
                                                                         Page 10


information that may be available with respect to, any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor's rights in and to any significant Mark, or with respect to any party claiming that such Assignor's use of any significant Mark violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, to prosecute any Person infringing any significant Mark owned by such Assignor in accordance with reasonable business practices.

            D. Preservation of Marks. Each Assignor agrees to use its significant Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks under the laws of the United States.

            E. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its significant registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent.

            F. Future Registered Marks. If any Mark registration issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and an assignment for security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially the same as the form hereof.

            G. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency;
(ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; (iii) in connection with the exercise of any of the other remedies provided for in this Agreement or any other Security Document, direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark; and (iv) direct such Assignor to execute such other and further documents that the Collateral Agent may reasonably request to further confirm the foregoing and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.

                                                                       EXHIBIT I
                                                                         Page 11


                                   ARTICLE 35.

                          SPECIAL PROVISIONS CONCERNING
                      PATENTS, COPYRIGHTS AND TRADE SECRETS

            A. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner or licensee of all rights in (i) all United States trade secrets and proprietary information necessary to operate the business of such Assignor (the "Trade Secret Rights"),
(ii) the Patents listed in Annex E hereto for such Assignor and that said Patents include all United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the Copyrights listed in Annex F hereto for such Assignor and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor now owns. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright or such Assignor has misappropriated any trade secret or proprietary information. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or United States Copyright Office, as the case may be, in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

            B. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent.

            C. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe in any significant Patent or Copyright or to any claim that the practice of any significant Patent or the use of any significant Copyright violates any property right of a third party, or with respect to any misappropriation of any significant Trade Secret Right or any claim that practice of any significant Trade Secret Right violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any significant Patent or Copyright or any Person misappropriating any significant Trade Secret Right to the extent that such Assignor reasonably believes that such infringement is material to its business.

            D. Maintenance of Patents or Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force rights under each significant Patent or Copyright, absent prior written consent of the Collateral Agent.

            E. Prosecution of Patent or Copyright Application. At its own expense, each Assignor shall diligently prosecute all applications for (i) significant Patents listed in Annex E hereto and (ii) significant Copyrights listed in Annex F hereto, in each case for such Assignor.

                                                                       EXHIBIT I
                                                                         Page 12


            F. Other Patents or Copyrights. Within 30 days of the acquisition or issuance of a Patent or Copyright or of filing of an application for a Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said certificate or registration of, or application for, said Patent or Copyright, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form attached hereto.

            G. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) in connection with the exercise of any of the other remedies provided for in this Agreement or any other Security Document, take and practice or sell the Patents and Copyrights; (iii) in connection with the exercise of any of the other remedies provided for in this Agreement or any other Security Document, direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and Copyrights directly or indirectly; and (iv) direct such Assignor to execute such other and further documents as the Collateral Agent may request further to confirm the foregoing and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

                                   ARTICLE 36.

                      PROVISIONS CONCERNING ALL COLLATERAL

            A. Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral (other than (i) as a result of Equipment which is temporarily in transit or held pending repair thereof or (ii) as otherwise permitted under the Credit Documents). Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor's own expense to the extent and in the manner provided in the Credit Agreement; all policies or certificates with respect to such insurance (and any other insurance maintained by such Assignor) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as additional insured or loss payee), (ii) shall state that such insurance policies shall not be cancelled or revised without at least 30 days' prior written notice thereof by the insurer to the Collateral Agent and (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors. The Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof (it being understood that the receipt and distribution of such proceeds shall be subject to the provisions of Section 4.02 of the Credit Agreement). Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way

                                                                       EXHIBIT I
                                                                         Page 13


be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

            B. Warehouse Receipts Non-negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

            C. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent reasonably deems appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

            D. Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable and first priority perfected security interest, subject only to Permitted Liens, in the Collateral as provided herein and in the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.

                                   ARTICLE 37.

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

            A. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

            (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

                                                                       EXHIBIT I
                                                                         Page 14


            (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

            (iii) withdraw all moneys, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with
      Section 7.4 hereof;

            (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

            (v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent in which event such Assignor shall at its own expense:

                  (x) forthwith cause the same to be moved to the place or
            places so designated by the Collateral Agent and there delivered to the Collateral Agent;

                  (y) store and keep any Collateral so delivered to the
            Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof;

                  (z) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

            (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents and Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case maybe, for the benefit of the Secured Creditors upon the terms of this Agreement.

                                                                       EXHIBIT I
                                                                         Page 15


            B. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent and the other Secured Creditors may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

            C. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, and each Assignor hereby further waives, to the extent permitted by law:

            (i) all damages occasioned by the Collateral Agent's taking of possession of any of the Collateral except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

            (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                                                                       EXHIBIT I
                                                                         Page 16


            (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

            D. Application of Proceeds. 1. All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement, the Mortgages or Additional Security Documents require proceeds of collateral under such Security Documents to be applied in accordance with the provisions of this Agreement, the Pledgee or Mortgagee under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

            a. first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (iii) and (iv) of the definition of Obligations;

            b. second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in
      Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed;

            c. third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

            d. fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i), (ii) and (iii) and following the termination of this Agreement pursuant to Section 10.8 hereof, to the relevant Assignor or, to the extent directed by such Assignor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

            2. For purposes of this Agreement, (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the

                                                                       EXHIBIT I
                                                                         Page 17


case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), and the aggregate Stated Amounts of all Letters of Credit issued under the Credit Agreement, and all Fees and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection Agreements or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

            3. When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations (with the amount to be applied by any Secured Creditor to its Primary Obligations to be applied (x) first, to interest and (y) second, to any other Primary Obligations) and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

            4. Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with
Section 7.4(a) hereof.

            5. Except as set forth in Section 7.4(c) hereof, all payments required to be made to the Bank Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors and all payments required to be made to the Other Creditors hereunder shall be made directly to the respective Other Creditor.

            6. For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Other Creditors for a determination (which the Administrative Agent, each Other Creditor and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Bank Creditors or the Other Creditors,

                                                                       EXHIBIT I
                                                                         Page 18


as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Secondary Obligations are owing to any Bank Creditor or Other Creditor and (y) no Interest Rate Protection Agreement or Other Hedging Agreement, or Other Obligations in respect thereof, are in existence.

            7. It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clause (a) of this Section 7.4 with respect to the relevant Assignor.

            E. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection Agreements or Other Hedging Agreements, the other Credit Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

            F. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                   ARTICLE 38.

                                    INDEMNITY

            A. Indemnity. 1. Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective succes-

                                                                       EXHIBIT I
                                                                         Page 19


sors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement, any other Credit Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

            2. Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            3. Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement, or any other Credit Document.

            4. If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                                                                       EXHIBIT I
                                                                         Page 20


            B. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.

                                   ARTICLE 39.

                                   DEFINITIONS

            The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

            "Administrative Agent" shall have the meaning provided in the recitals to this Agreement.

            "Agreement" shall mean this Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

            "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

            "Bank Creditors" shall have the meaning provided in the recitals to this Agreement.

            "Banks" shall have the meaning provided in the recitals to this Agreement.

            "Borrower" shall have the meaning provided in the recitals to this Agreement.

            "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

            "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Class" shall have the meaning provided in Section 10.2 of this Agreement.

            "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

            "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Contract Rights" shall mean all rights of any Assignor (including, without limitation, all rights to payment) under each Contract.

                                                                       EXHIBIT I
                                                                         Page 21


            "Contracts" shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreement or Other Hedging Agreement), but excluding any contract to the extent that the terms thereof prohibit (after giving effect to any approvals or waivers) the assignment of, or granting a security interest in, such contract (it being understood and agreed, however, that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded contract shall be subject to the security interests created by this Agreement).

            "Copyrights" shall mean any United States or foreign copyright owned by any Assignor, including any registrations of any Copyrights, in the United States Copyright Office or the equivalent thereof in any foreign country, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by any Assignor.

            "Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

            "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

            "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

            "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

            "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

            "Instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                                                                       EXHIBIT I
                                                                         Page 22


            "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

            "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

            "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration of any trademarks and service marks, or the equivalent thereof in any foreign country, in the United States Patent and Trademark Office and any trade dress including logos and/or designs used by any Assignor in the United States or any foreign country.

            "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which it is a party and the due performance and compliance by each Assignor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement with the Secured Creditors including, in the case of Assignors other than the Borrower, all obligations of such Assignor under the Guaranty to which such Assignor is a party in respect of Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations and liabilities under this clause
(ii) being herein collectively called the "Other Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of any Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.

            "Other Creditors" shall have the meaning provided in the recitals to this Agreement.

                                                                       EXHIBIT I
                                                                         Page 23


            "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Patents" shall mean any United States or foreign patent to which any Assignor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States or foreign patent now or hereafter made by any Assignor.

            "Primary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

            "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

            "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of any Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

            "Requisite Creditors" shall have the meaning provided in Section
10.2 of this Agreement.

            "Secondary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

                                                                       EXHIBIT I
                                                                         Page 24


            "Secured Creditors" shall have the meaning provided in the recitals to this Agreement.

            "Termination Date" shall have the meaning provided in Section 10.8 of this Agreement.

            "Trade Secret Rights" shall have the meaning provided in Section 5.1 of this Agreement.

                                   ARTICLE 40.

                                  MISCELLANEOUS

            A. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

            1. if to any Assignor, at its address set forth opposite its signature below;

            2.    if to the Collateral Agent:

                  Bankers Trust Company
                  130 Liberty Street
                  New York, NY 10006
                  Telephone No.: (212) 250-4886
                  Telecopier No.: (212) 250-7218
                  Attention:  Anthony Logrippo

            3. if to any Bank Creditor (other than the Collateral Agent), at such address as such Bank Creditor shall have specified in the Credit Agreement;

            4. if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            B. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby and the Collateral Agent (with the consent of either (x) the Required Banks or, to the extent required by Section 13.12 of the Credit Agreement, all of the Banks, at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured

                                                                       EXHIBIT I
                                                                         Page 25


Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

            C. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement; (c) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement or any security for any of the Obligations; (d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (e) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; or (f) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; whether or not any Assignor shall have notice or knowledge of any of the foregoing.

            D. Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each other Secured Creditor and their respective successors and assigns; provided, that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

            E. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            F. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            G. Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations,

                                                                       EXHIBIT I
                                                                         Page 26


if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

            H. Termination; Release. 1. After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), and all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

            2. In the event that any part of the Collateral is sold (except to Holdings or any of its Subsidiaries) in connection with a sale permitted by
Section 9.02 of the Credit Agreement or otherwise released at the direction of the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of Section 4.02 of the Credit Agreement, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the relevant Assignor, will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement and will promptly execute and deliver to such Assignor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the release of such Collateral pursuant to this Agreement.

            3. At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), as the case may be, it shall deliver to the Collateral Agent a certificate signed by an executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b), as the case may be.

            4. The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 10.8.

            I. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                                                                       EXHIBIT I
                                                                         Page 27


            J. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            K. The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and Section 12 of the Credit Agreement. The Collateral Agent shall act hereunder and thereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

            L. Benefit of Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.

            M. Additional Assignors. It is understood and agreed that no Domestic Subsidiaries of the Borrower exist on the date hereof. Any such Subsidiary established or created after the date hereof and that is required to execute a counterpart of this Agreement pursuant to the Credit Agreement shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.


                                   *     *    *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


Addresses:


333 Western Avenue                         FSC SEMICONDUCTOR CORPORATION,
South Portland, ME  04106                     as an Assignor
Telephone No.: (207) 775-8755
Telecopier No.: (207) 761-6020
Attention: Dan Boxer                       By
                                              ----------------------------
                                                 Title:



333 Western Avenue                         FAIRCHILD SEMICONDUCTOR
South Portland, ME  04106                       CORPORATION, as an Assignor
Telephone No.: (207) 775-8755
Telecopier No.: (207) 761-6020
Attention: Dan Boxer                       By
                                              ----------------------------
                                                 Title:



                                           BANKERS TRUST COMPANY,
                                             as Collateral Agent

130 Liberty Street
New York, New York 10006                   By
Telephone No.: (212) 250-4886                 ----------------------------
Telecopier No.: (212) 250-7218                   Title:
Attention: Anthony Logrippo

                                                           ANNEX A
                                                             to
                                                     SECURITY AGREEMENT


                       SCHEDULE OF CHIEF EXECUTIVE OFFICES
                           AND OTHER RECORD LOCATIONS

                                                           ANNEX B
                                                             to
                                                     SECURITY AGREEMENT


                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

                                                           ANNEX C
                                                             to
                                                     SECURITY AGREEMENT


                     SCHEDULE OF TRADE AND FICTITIOUS NAMES

                                                           ANNEX D
                                                             to
                                                     SECURITY AGREEMENT


                                SCHEDULE OF MARKS

                                                           ANNEX E
                                                             to
                                                     SECURITY AGREEMENT


                      SCHEDULE OF PATENTS AND APPLICATIONS

                                                           ANNEX F
                                                             to
                                                     SECURITY AGREEMENT


                     SCHEDULE OF COPYRIGHTS AND APPLICATIONS

                                                           ANNEX G
                                                             to
                                                     SECURITY AGREEMENT


                    ASSIGNMENT OF SECURITY INTEREST
                IN UNITED STATES TRADEMARKS AND PATENTS

            FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Assignor], a __________ corporation (the "Assignor") with principal offices at ____________________________, hereby assigns and grants to Bankers Trust Company, as Collateral Agent, with principal offices at 130 Liberty Street, New York, New York 10006 (the "Assignee"), a security interest in (i) all of the Assignor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto, (ii) all of the Assignor's right, title and interest in and to the United States patents and pending patent applications (the "Patents") set forth on Schedule B attached hereto, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses with which the Marks are associated and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

            THIS ASSIGNMENT OF SECURITY INTEREST is made to secure the satisfactory performance and payment of all the Obligations of the Assignor, as such term is defined in the Security Agreement among the Assignor, the other assignors from time to time party thereto and the Assignee, dated as of March 11, 1997 (as amended from time to time, the "Security Agreement"). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interest in the Marks and Patents acquired under this Assignment of Security Interest.

            This Assignment of Security Interest has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies

                                                                         ANNEX G
                                                                          Page 2

of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

            IN WITNESS WHEREOF, the undersigned have executed this Assignment of Security Interest as of the ____ day of _________, 199__.


                                    [NAME OF ASSIGNOR], Assignor


                                    By_____________________________
                                      Name:
                                      Title:


                                    BANKERS TRUST COMPANY,
                                      as Collateral Agent, Assignee


                                    By_____________________________
                                      Name:
                                      Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On this ____ day of _________, 199_, before me personally came _________________________ who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                     -------------------------
                                           Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On this ____ day of _________, 199_, before me personally came _____________________________ who, being by me duly sworn, did state as follows: that [s]he is __________________ of Bankers Trust Company, that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                     -------------------------
                                           Notary Public

                                                                      SCHEDULE A

MARK                       REG. NO.                      REG. DATE

                                                                      SCHEDULE B

PATENT                        PATENT NO.                   ISSUE DATE

                                                                         ANNEX H

                         ASSIGNMENT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS

            WHEREAS, [Name of Assignor], a _______________ corporation (the "Assignor"), having its chief executive office at , ________________________ , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

            WHEREAS, BANKERS TRUST COMPANY, as Collateral Agent, having its principal offices at 130 Liberty Street, New York, New York 10006 (the "Assignee"), desires to acquire a security interest in, and lien upon, all of Assignor's right, title and interest in and to Assignor's copyrights and copyright registrations and applications therefor; and

            WHEREAS, the Assignor is willing to assign and grant to the Assignee a security interest in, and lien upon, the copyrights and copyright registrations and applications therefor described above.

            NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of March 11, 1997, made by the Assignor, the other assignors from time to time party thereto and the Assignee (as amended from time to time, the "Security Agreement"), the Assignor hereby assigns and grants to the Assignee a security interest in, and lien upon, all of Assignor's right, title and interest in and to Assignor's copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto (the "Copyrights"), together with (i) all Proceeds (as such term is defined in the Security Agreement referred to below) of the

                                                                         ANNEX H
                                                                          Page 2

Copyrights, and (ii) all causes of action arising prior to or after the date hereof for infringement of any Copyright.

            This Assignment of Security Interest is made to secure the satisfactory performance and payment of all Obligations (as such term is defined in the Security Agreement) of the Assignor and shall be effective as of the date of the Security Agreement. Upon the occurrence of the Termination Date (as such term is defined in the Security Agreement), the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to Assignor an instrument in writing releasing the security interest in the Copyrights acquired under this Assignment of Security Interest.

            This Assignment of Security Interest has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

                                                                         ANNEX H
                                                                          Page 3

            IN WITNESS WHEREOF, the undersigned have executed this Assignment of Security Interest at New York, New York as of the __ day of ____________, 199_.

                                    [NAME OF ASSIGNOR], Assignor


                                    By_______________________________
                                      Name:
                                      Title:


                                    BANKERS TURST COMPANY,
                                      as Collateral Agent, Assignee


                                    By_______________________________
                                      Name:
                                      Title:

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            On this __ day of ________, 199_ before me personally came _______________, who being duly sworn, did depose and say that [s]he is
___________________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                    ----------------------------------
                                             Notary Public

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            On this __ day of ________, 199_ before me personally came _______________, who being duly sworn, did depose and say that [s]he is
_______________ of Bankers Trust Company, that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                    ---------------------------------
                                             Notary Public

                                                                      SCHEDULE A


                                   COPYRIGHTS

REGISTRATION            PUBLICATION
  NUMBERS                  DATE                      COPYRIGHT TITLE

                                                                       EXHIBIT J

                             FORM OF CONSENT LETTER


                  [Letterhead of Agent for Service of Process]


                                                                          [Date]


To the Agent and the
Banks party to the
Credit Agreement referred
to below:

Ladies and Gentlemen:

            Reference is made to the Credit Agreement, dated as of March 11, 1997, among FSC Semiconductor Corporation ("Holdings"), Fairchild Semiconductor Corporation (the "Borrower"), the various Banks from time to time party thereto, Bankers Trust Company, as Administrative Agent (the "Administrative Agent"), Credit Suisse First Boston, as Syndication Agent and Canadian Imperial Bank of Commerce, as Documentation Agent (as such Credit Agreement may be modified, supplemented or amended from time to time, the "Credit Agreement").

            Each of Holdings and the Borrower, pursuant to Section 13.08 of the Credit Agreement, and each Subsidiary Guarantor pursuant to Section 20 of the Subsidiaries Guaranty has irrevocably designated, appointed and empowered the undersigned, Corporation Service Company, with offices currently located at 500 Central Avenue, Albany, New York 12206, as its authorized designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such legal action or proceeding with respect to the Credit Agreement or any other Credit Document (as defined in the Credit Agreement) in the courts of the State of New York or of the United States of America for the Southern District of New York.

            The undersigned hereby informs you that it irrevocably accepts such appointment as agent as set forth in the above-referenced Sections of the respective Credit Documents and agrees with you that the undersigned (i) shall inform the Administrative Agent promptly in writing of any change of its address in the State of New York, (ii) shall perform its obligations as such process agent in accordance with the provisions of such Sections and (iii) shall forward promptly to Holdings or the Borrower, as the case may be, any legal process received by the undersigned in its capacity as process agent.

                                                                       EXHIBIT J
                                                                          Page 2

            As process agent, the undersigned, and its successor or successors, agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under the above-referenced Sections of the respective Credit Documents.


                                        Very truly yours,

                                        CORPORATION SERVICE COMPANY


                                        By_______________________________
                                          Title:

                                                                       EXHIBIT K


                         OFFICER'S SOLVENCY CERTIFICATE


            I, the undersigned, Chief Financial Officer of [FSC Semiconductor Corporation] [and] [Fairchild Semiconductor Corporation], do hereby certify on behalf of [FSC Semiconductor Corporation] [and] [Fairchild Semiconductor Corporation] that:

            1. This Certificate is furnished to the Agents and the Banks pursuant to Section 5.17 of the Credit Agreement, dated as of March 11, 1997 among FSC Semiconductor Corporation ("Holdings"), Fairchild Semiconductor Corporation (the "Borrower"), various lenders from time to time party thereto (the "Banks"), Bankers Trust Company, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), Credit Suisse First Boston, as Syndication Agent (the "Syndication Agent") and Canadian Imperial Bank of Commerce, as Documentation Agent (the "Documentation Agent" and, together with the Administrative Agent and the Syndication Agent, collectively, the "Agents") (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            2. For purposes of this Certificate, the terms below shall have the following definitions:

      (a)   "Fair Value"

            The amount at which the assets, in their entirety, of Holdings and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis), as applicable, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

      (b)   "Present Fair Saleable Value"

            The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of Holdings and its Subsidiaries (on a consolidated basis) and the Borrower (on

                                                                       EXHIBIT K
                                                                          Page 2

            a stand-alone basis), as applicable, are sold with reasonable promptness under normal selling conditions in a current market.

      (c)   "New Financing"

            The Indebtedness incurred or to be incurred by Holdings and its Subsidiaries under the Credit Documents (assuming the full utilization by the Borrower of the Total Commitments under the Credit Agreement) and the other Documents and all other financings contemplated by the Documents, in each case after giving effect to the Transaction and the incurrence of all financings contemplated therewith.

      (d)   "Stated Liabilities"

            The recorded liabilities (including contingent liabilities) that would be recorded in accordance with generally accepted accounting principles ("GAAP") of Holdings and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis), in each case at March 11, 1997 after giving effect to the Transaction, determined in accordance with GAAP consistently applied, together with, (x) the net change in long-term debt (including current maturities) between May 26, 1996 and the date hereof and (y) without duplication, the amount of all New Financing.

      (e)   "Identified Contingent Liabilities"

            The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks (after taking into account the effect of any indemnity therefor and the likelihood of payment thereunder) and other contingent liabilities of each of Holdings and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis), as applicable, after giving effect to the Transaction (exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as set forth on Annex A hereto.

                                                                       EXHIBIT K
                                                                          Page 3

      (f) "Will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature"

            For the period from the date hereof through March 11, 2003, each of Holdings and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis), as applicable, will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

      (g)   "Does not have Unreasonably Small Capital"

            For the period from the date hereof through March 11, 2003, each of Holdings and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis), as applicable after consummation of the Transaction and all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Borrower and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern.

            3. For purposes of this Certificate, I, or officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

      (a) I have reviewed the financial statements (including the pro forma financial statements) and Projections referred to in Sections 7.05(a) and (d) of the Credit Agreement.

      (b) I have made inquiries of certain officials of Holdings and its Subsidiaries, who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Contingent Liabilities associated with the business of Holdings and its Subsidiaries and (ii) whether the unaudited combined balance sheets and related combined statements of operations referred to in
            Section 7.05(a) of the Credit Agreement are in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements as at May 26, 1996.

                                                                       EXHIBIT K
                                                                          Page 4

      (c) I have knowledge of and have reviewed to my satisfaction the Credit Documents and the other Documents, and the respective Schedules and Exhibits thereto.

      (d)   With respect to Identified Contingent Liabilities, I:

            1. inquired of certain officials of Holdings and its Subsidiaries, who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities known to them;

            2. confirmed with officers of Holdings and its Subsidiaries that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or the listing of Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof; and

            3. I hereby certify that, to the best of my knowledge, Annex A hereto constitutes a true and complete list of all material liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks (after taking into account the effect of any indemnity therefor and the likelihood of payment thereunder) and other contingent liabilities of Holdings and its Subsidiaries (exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), and with respect to each such item sets forth the estimable maximum liability with respect thereto.

      (e) I have examined the Projections relating to Holdings and its Subsidiaries which have been previously delivered to the Banks and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are reasonable and attainable, and that the Projections support the conclusions contained in paragraph 4 below.

                                                                       EXHIBIT K
                                                                          Page 5

      (f) I have made inquiries of certain officers of Holdings and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause either of Holdings and its Subsidiaries (on a consolidated basis) or the Borrower (on a stand-alone basis), after giving effect to the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Saleable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

            4. Based on and subject to the foregoing, I hereby certify on behalf of each of Holdings and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) that, after giving effect to the Transaction and the related financing transactions (including the incurrence of the New Financing), it is my informed opinion that (a) the Fair Value and Present Fair Saleable Value of the assets of each of Holdings and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) exceed its Stated Liabilities and Identified Contingent Liabilities; (b) each of Holdings and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) does not have Unreasonably Small Capital; and (c) each of Holdings and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature or otherwise become payable.

                                                                       EXHIBIT K
                                                                          Page 6


            IN WITNESS WHEREOF, I have hereto set my hand this ___ day of March, 1997.


                                    [FSC SEMICONDUCTOR
CORPORATION]
                                    [FAIRCHILD SEMICONDUCTOR
                                         CORPORATION]


                                    By__________________________
                                      Title:

                                                                         ANNEX A


                        IDENTIFIED CONTINGENT LIABILITIES

Pursuant to the Asset Purchase Agreement dated March 11, 1997 between the Borrower and National Semiconductor Corporation, the Borrower assumed the following contingent liabilities:

1. Heather Baker v. National Semiconductor Corporation, Cumberland County, Maine Superior Court, Case No. CV-95-1171. Claim for approximately $300,000 resulting from termination of independent contractor in South Portland.

2. Mark Fortin v. National Semiconductor Corporation, Maine Human Rights Commission, Charge No. E96-0210. Claim for approximately $300,000 regarding termination of employment; alleging discrimination.

3. Paul Filarowski v. National Semiconductor Corporation, Boston Area Office of EEOC, Charge No. 161970014. Claim for approximately $300,000 in connection with termination of employment; alleging age discrimination.

4. Empire Computer & Components, Inc. v. Pioneer Technology Group, Santa Clara, California Superior Court, Case No. CV-75-5410. Claim for approximately $2.1 million against National Semiconductor Corporation ("National") distributor ("Distributor") for breach of contract. National has agreed to indemnify Distributor. On October 8, 1996, the plaintiff served a verified notice on the defendant that plaintiff was striking from its complaint for $10 million for loss of business reputation.

                                                                       EXHIBIT L


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                          Date: _______ __, 19__

            Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. _____________________ (the "Assignor") and _________________
(the "Assignee") hereby agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I hereto, including, without limitation, [(v) in the case of any assignment of all or any portion of the Total Tranche A Term Loan Commitment, all rights and obligations with respect to the Assigned Share of such Total Tranche A Term Loan Commitment,](1) [(w) in the case of any assignment of all or any portion of the Tranche B Term Loan Commitment, all rights and obligations with respect to the Assigned Share of such Total Tranche B Term Loan Commitment,](2) (x) in the case of any assignment of outstanding Tranche A Term Loans, all rights and obligations with respect to the Assigned Share of such Tranche A Term Loans, (y) in the case of any assignment of outstanding Tranche B Term Loans, all rights and obligations with respect to the Assigned Share of such outstanding Tranche B Term Loans, and (z) in the case of any assignment of all or any portion of the Total Revolving Loan Commitment, all rights and obligations with respect to the Assigned Share of such Total Revolving Loan Commitment and of any outstanding Revolving


----------
(1) Delete bracketed language in Assignment and Assumption Agreements executed after the termination of the Total Tranche A Term Loan Commitment.

(2) Delete bracketed language in Assignment and Assumption Agreements executed after the termination of the Total Tranche B Term Loan Commitment.

                                                                       EXHIBIT L
                                                                          Page 2

Loans and Letters of Credit. After giving effect to such sale and assignment, the Assignee's Revolving Loan Commitment[, Tranche A Term Loan Commitment](3) [, Tranche B Term Loan Commitment](4) and the amount of the outstanding Term Loans owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Holdings, the Borrower or any of its Subsidiaries or the performance or observance by Holdings, the Borrower or any of its Subsidiaries of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement


----------
(3) Delete bracketed language in Assignment and Assumption Agreements executed after the termination of the Total Tranche A Term Loan Commitment.

(4) Delete bracketed language in Assignment and Assumption Agreements executed after the termination of the Total Tranche B Term Loan Commitment. 5 Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

                                                                       EXHIBIT L
                                                                          Page 3

are required to be performed by it as a Bank[; and (vii) to the extent legally entitled to do so, attaches the forms described in Section 13.04(b) of the Credit Agreement](5).

            4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. This Assignment and Assumption Agreement shall be effective, unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date"), upon the receipt of the consent of the Administrative Agent to the extent required by Section 13.04(b) of the Credit Agreement, receipt by the Administrative Agent of the administrative fee referred to in such Section 13.04(b), and the registration of the transfer as provided by Section 13.17 of the Credit Agreement.

            5. Upon the Settlement Date of this Assignment and Assumption Agreement, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents except with respect to indemnification provisions under the Credit Agreement (including without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06).

            6. It is agreed that the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I; (y) all Commitment Commission (if applicable) on the Assigned Share of the Total Revolving Loan Commitment and/or Total Term Loan Commitment (if not theretofore terminated) at the rate specified in Item 7 of Annex I hereto; and
(z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Commission and Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the

----------
(5) Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

                                                                       EXHIBIT L
                                                                          Page 4

Credit Agreement which are outstanding on the Settlement Date, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

            7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                                       EXHIBIT L
                                                                          Page 5

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this ____ day              [NAME OF ASSIGNOR]
of _______, 19__                    as Assignor


                                    By
                                      -----------------------------
                                      Title:


                                    [NAME OF ASSIGNEE]
                                    as Assignee


                                    By
                                      -----------------------------
                                      Title:

Acknowledged:

BANKERS TRUST COMPANY
    as Administrative Agent


By
  --------------------------------
  Title:

                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT


                                     ANNEX I


      1.    Borrower: Fairchild Semiconductor Corporation.


      2.    Name and Date of Credit Agreement:

            Credit Agreement, dated as of March 11, 1997 among FSC Semiconductor Corporation, Fairchild Semiconductor Corporation, the Banks party thereto from time to time, Bankers Trust Company, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of Commerce, as Documentation Agent .


      3.    Date of Assignment Agreement:

      4.    Amounts (as of date of item #3 above):

                             [Total        [Total       Outstanding   Outstanding
                             Tranche A     Tranche B    Principal of  Principal of  Revolving
                             Term Loan     Term Loan    Tranche A     Tranche B     Loan
                             Commitment    Commitment    Term         Term          Commitment
                             ----------    ----------   -----         ----          ----------
                                                        Loans         Loans
                                                        -----         -----
a. Aggregate Amount for all
Banks                        $----------   $----------  $----------   $----------   $---------

b. Assigned Share            _________%    _________%   _________%    _________%    _________%

c. Amount of Assigned Share  $________]    $________]   $__________   $__________   $_________
                             (6)           (7)          -

--------
      (6) This column should be deleted in the case of Assignment and Assumption Agreements executed after the termination of the Total Tranche A Term Loan Commitment.

      (7) This column should be deleted in the case of Assignment and Assumption Agreements executed after the termination of the Total Tranche B Term Loan Commitment.

                                                                         Annex I
                                                                          Page 2

      5.    Settlement Date:

      6.    Rate of Interest      As set forth in Section 1.08
            to the Assignee:      of the Credit Agreement (unless
                                  otherwise agreed to by the Assignor
                                  and the Assignee)(8)

      7.    Commitment            As set forth in Section 3.01(a) of the Credit
            Commission to         Agreement (unless otherwise agreed to by the
            the Assignee:         Assignor and the Assignee)(9)

      8.    Letter of Credit      As set forth in Section 3.01(b)
            Fees to the           of the Credit Agreement (unless
            Assignee:             otherwise agreed to by the Assignor
                                  and the Assignee)(10)

----------
(8) The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

(9) Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. The Borrower and the Administrative Agent shall direct the entire amount ofthe Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreemenmt, with the Assignor and the Assignee effecting the agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor.

(10) Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. Otherwise, the Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.10(b) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.

                                                                         Annex I
                                                                          Page 3
      9.    Notice:

              ASSIGNOR:


               ---------------------
               ---------------------
               ---------------------
               Attention:
               Telephone:
               Telecopier:
               Reference:


              ASSIGNEE:


               Senior Debt Portfolio

               ---------------------
               ---------------------
               ---------------------
               Attention:
               Telephone:
               Telecopier:
               Reference:


            Payment Instructions:


              ASSIGNOR:


               ---------------------
               ---------------------
               ---------------------
               Attention:
               Reference:

                                                                         Annex I
                                                                          Page 4


              ASSIGNEE:


               ---------------------
               ---------------------
               ---------------------
               Attention:
               Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]                             [NAME OF ASSIGNOR]



By                                             By
  -----------------------                        ----------------------
  -----------------------                        ----------------------
  (Print Name and Title)                         (Print Name and Title)

                                                                       EXHIBIT M


                            SUBORDINATION PROVISIONS


            Each promissory note evidencing Indebtedness (as defined in the Credit Agreement to which this Exhibit M is attached) incurred by Fairchild Semiconductor Corporation, a Delaware corporation, (the "Borrower") or any of its Domestic Subsidiaries, owing to any of the Borrower's Foreign Subsidiaries shall have the following subordination provisions attached as Annex A thereto, and shall include in the text of such promissory note the language: "THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN ANNEX A HERETO) TO THE EXTENT PROVIDED IN ANNEX A."


                                                                         ANNEX A
                                                              TO PROMISSORY NOTE
--------------------------------------------------------------------------------


            Section 1.01. Subordination of Liabilities. [Name of Company] (the "Company"), for itself, its successors and assigns, covenants and agrees and each holder of the promissory note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of Senior Indebtedness (as defined in Section 1.07) in cash. The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

            Section 1.02. Company Not to Make Payments with Respect to Notes in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all principal thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing at such time, shall first be paid in full in cash, or such payment duly provided for in cash or in a manner satisfactory

                                                                       EXHIBIT M
                                                                          Page 2

to the holder or holders of such Senior Indebtedness, before any payment is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, the Note. Each holder of the Note hereby agrees that, so long as an Event of Default (as defined below), or event which with notice or lapse of time or both would constitute an Event of Default, in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note. As used herein, the term "Event of Default" shall mean any Event of Default, under and as defined in, the relevant documentation governing any Senior Indebtedness which has arisen as a result of the failure to make any payments with respect to Senior Indebtedness or as a result of any bankruptcy, insolvency or similar proceeding with respect to the Company, and in any event shall include any payment default with respect to any Senior Indebtedness.

            (b) In the event that notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, the Company shall make any payment on account of the principal of, or interest on, or amounts otherwise owing in respect of, the Note at a time when payment is not permitted by said subsection (a), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, if such notice is not given, the Company shall give the holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

            Section 1.03. Note Subordinated to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                                                                       EXHIBIT M
                                                                          Page 3

                  (a) the holders of all Senior Indebtedness shall first be
            entitled to receive payment in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness of the principal thereof, premium, if any, and interest (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) and all other amounts due thereon before the holder of the Note is entitled to receive any payment on account of the principal of or interest on or any other amount owing in respect of the Note;

                  (b) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing
            provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of principal of, or interest or other amounts due on, the Note before all Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, or effective provisions made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                                                                       EXHIBIT M
                                                                          Page 4

            Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, if such notice is not given, the Company shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

            Section 1.04. Subrogation. Subject to the prior payment in full of all Senior Indebtedness in cash, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note, shall be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            Section 1.05. Obligation of the Company Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Company and the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other

                                                                       EXHIBIT M
                                                                          Page 5

indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

            Section 1.06. Subordination Rights not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by an act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of a default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

            Section 1.07. Senior Indebtedness. (a) The term "Senior Indebtedness" shall mean all Obligations (as defined below) (i) of the Borrower and/or its Subsidiaries (as defined below) under, or with respect to, the Credit Agreement (as defined below) and any renewal, extension, restatement or refunding thereof and (ii) of the Borrower and/or its Subsidiaries in respect of all Interest Rate Protection or Other Hedging Agreements (as defined below) with Other Creditors (as defined below).

            (b) As used in this Agreement, the terms set forth below shall have the respective meanings provided below:

            "Credit Agreement" shall mean the Credit Agreement, dated as of March 11, 1997, among [the Company] [Fairchild Semiconductor Corporation], FSC Semiconductor Corporation, various financial institutions from time to time party thereto (the "Banks"), Bankers Trust Company, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Canadian Imperial Bank of

                                                                       EXHIBIT M
                                                                          Page 6

Commerce, as Documentation Agent, together with the related documents thereto (including, without limitation, the term loans and revolving loans thereunder, any guarantees and security documents), as same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring all or any portion of, the indebtedness under such agreement or of any successor agreements.

            "Interest Rate Protection Agreement" shall have the meaning provided in the Credit Agreement.

            "Obligations" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

            "Other Creditors" shall mean any Bank or Affiliate thereof which enters into, or which participates in, the extension of Interest Rate Protection Agreements or Other Hedging Agreements (even if the respective Bank ceases to be a Bank under the Credit Agreement for any reason) and their subsequent assigns, if any, in all such cases in their capacity as creditors with respect to Interest Rate Protection or Other Hedging Agreements.

            "Other Hedging Agreement" shall have the meaning provided in the Credit Agreement.

            "Subsidiary" shall have the meaning provided in the Credit
Agreement.